     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000

                                                      REGISTRATION NO. 333-02491
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1


                               AMENDMENT NO. 5 TO

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Illinois                                          36-3050975
           -------------------------                               ---------------
        (State or other jurisdiction of                           (I.R.S. Employer
        incorporation or organization)                           Identification No.)
                1 Kemper Drive
          Long Grove, Illinois 60049
                (847) 550-5500                                          6312
-----------------------------------------------    -----------------------------------------------
  (Address, including zip code, and telephone               (Primary Standard Industrial
                    number,                                  Classification Code Number)
including area code, of registrant's principal
              executive offices)
                                      Debra P. Rezabek, Esq.
                             Kemper Investors Life Insurance Company
                                          1 Kemper Drive
                                    Long Grove, Illinois 60049
                                          (847) 969-3506
--------------------------------------------------------------------------------------------------
                    (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)
                                            COPIES TO:
             Frank J. Julian, Esq.                               Joan E. Boros, Esq.
    Kemper Investors Life Insurance Company                       Jorden Burt Boros
                1 Kemper Drive                              Cicchetti Berenson & Johnson
          Long Grove, Illinois 60049                     1025 Thomas Jefferson Street, N.W.
                                                                     Suite 400E
                                                               Washington, D.C. 20007

                               ------------------

Approximate date of commencement of proposed sale to the public: as soon as practicable, after this Amendment becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                               ------------------

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statements No. 33-33547, No. 33-43462 and No. 33-46881.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(b)


FORM S-1
ITEM NO.                 FORM S-1 CAPTION                             CAPTION IN PROSPECTUS
--------                 ----------------                             ---------------------
   1.       Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus.....    Facing Page and Outside Front Cover Page of
                                                           Prospectus.
   2.       Inside Front and Outside Back Cover Pages
            of Prospectus..............................    Table of Contents.
   3.       Summary Information, Risk Factors and Ratio
            of Earnings to Fixed Charges...............    Summary; Not Applicable as to Ratio of
                                                           Earnings to Fixed Charges.
   4.       Use of Proceeds............................    KILICO, The MVA Option, The Separate
                                                           Account and The Fund--The MVA Option;
                                                           Business--Investments.
   5.       Determination of Offering Price............    Not Applicable.
   6.       Dilution...................................    Not Applicable.
   7.       Selling of Security Holders................    Not Applicable.
   8.       Plan of Distribution.......................    Distribution of Contracts
   9.       Description of Securities to be
            Registered.................................    Summary; The Contracts; The Accumulation
                                                           Period; Contract Charges and Expenses.
  10.       Interests of Named Experts and Counsel.....    Experts; Legal Matters.
  11.       Information with Respect to the
            Registrant.................................    Federal Tax Matters; Business; Management's
                                                           Discussion and Analysis of Financial
                                                           Condition and Results of Operations; Legal
                                                           Proceedings; Financial Statements of Kemper
                                                           Investors Life Insurance Company and
                                                           Subsidiaries.
  12.       Disclosure of Commission Position of
            Indemnification For Securities Act
            Liabilities................................    Part II, Item 17.

                                 PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

             INDIVIDUAL AND GROUP VARIABLE, FIXED AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS
--------------------------------------------------------------------------------
                                KEMPER PASSPORT
                                   ISSUED BY
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND
                    KEMPER INVESTORS LIFE INSURANCE COMPANY


This Prospectus describes Variable and Market Value Adjusted Deferred Annuity Contracts (the "Contract") offered by Kemper Investors Life Insurance Company ("we" or "KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages. Depending on particular state requirements, the Contract may be issued on a group or individual basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.



You may allocate purchase payments to one or more of the variable options, the fixed option or the fixed option subject to a market value adjustment. The Contract currently offers sixteen investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following Portfolios of the Kemper Variable Series:



- Kemper Money Market


- Kemper Total Return


- Kemper High Yield


- Kemper Growth


- Kemper Government Securities


- Kemper International


- Kemper Small Cap Growth


- Kemper Investment Grade Bond


- Kemper Contrarian Value


- Kemper Small Cap Value


- Kemper Value+Growth


- Kemper Horizon 20+


- Kemper Horizon 10+


- Kemper Horizon 5


- Kemper Blue Chip


- Kemper Strategic Income
  (formerly Kemper Global Income)



The Contracts are not insured by the FDIC. They are obligations of the issuing insurance company and not a deposit of, or guaranteed by, any bank or savings institution and are subject to risks, including possible loss of principal.



This Prospectus contains important information about the Contracts that you should know before investing. You should read it before investing and keep it for future reference. We have filed a Statement of Additional Information ("SAI") with the Securities and Exchange Commission. The current SAI has the same date as this Prospectus and is incorporated by reference in this Prospectus. You may obtain a free copy by writing us or calling (847) 550-5500. A table of contents for the SAI appears on page 52. You may also find this Prospectus and other information about the separate account required to be filed with the Securities and Exchange Commission ("SEC") at the SEC's web site at http://www.sec.gov.



The date of this Prospectus is May 1, 2000.


The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                              PAGE
                                                              ----
DEFINITIONS.................................................    1
SUMMARY.....................................................    3
SUMMARY OF EXPENSES.........................................    5
CONDENSED FINANCIAL INFORMATION.............................    7
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUND...    8
THE CONTRACTS...............................................   11
THE ACCUMULATION PERIOD.....................................   12
CONTRACT CHARGES AND EXPENSES...............................   17
THE ANNUITY PERIOD..........................................   19
FEDERAL INCOME TAXES........................................   22
DISTRIBUTION OF CONTRACTS...................................   27
VOTING RIGHTS...............................................   27
REPORTS TO CONTRACT OWNERS AND INQUIRIES....................   28
DOLLAR COST AVERAGING.......................................   28
SYSTEMATIC WITHDRAWAL PLAN..................................   29
EXPERTS.....................................................   29
LEGAL MATTERS...............................................   29
SPECIAL CONSIDERATIONS......................................   29
AVAILABLE INFORMATION.......................................   29
BUSINESS....................................................   30
PROPERTIES..................................................   35
LEGAL PROCEEDINGS...........................................   35
SELECTED FINANCIAL DATA.....................................   36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   37
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS...................   49
EXECUTIVE COMPENSATION......................................   51
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION......   52
FINANCIAL STATEMENTS........................................   52
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS....................   53
FINANCIAL STATEMENTS OF KEMPER INVESTORS LIFE INSURANCE
  COMPANY AND SUBSIDIARIES..................................   54
APPENDIX A ILLUSTRATION OF A MARKET VALUE ADJUSTMENT........   78
APPENDIX B KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED
  FIXED AND VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA
  DISCLOSURE STATEMENT......................................   80

DEFINITIONS

The following terms as used in this Prospectus have the indicated meanings:


     ACCUMULATED GUARANTEE PERIOD VALUE--The sum of your Guarantee Period
     Values.



     ACCUMULATION PERIOD--The period between the Date of Issue of a Contract and the Annuity Date.


     ACCUMULATION UNIT--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.


     ALLOCATION OPTION--The seventeen Subaccounts and the MVA Option available under the Contract for allocation of Purchase Payments, or transfers of Contract Value during the Accumulation Period.


     ANNUITANT--The person designated to receive or who is actually receiving annuity payments and upon the continuation of whose life annuity payments involving life contingencies depend.

     ANNUITY DATE--The date on which annuity payments are to commence.

     ANNUITY OPTION--One of several forms in which annuity payments can be made.

     ANNUITY PERIOD--The period starting on the Annuity Date.

     ANNUITY UNIT--A unit of measurement used to determine the amount of Variable Annuity payments.


     BENEFICIARY--The person designated to receive any benefits under a Contract upon your death or upon the Annuitant's death prior to the Annuity Period.



     COMPANY ("WE", "US", "OUR", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.



     CONTRACT--A Variable, Fixed and Market Value Adjusted Deferred Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.



     CONTRACT VALUE--The sum of the values of your Accumulated Guarantee Period Value and Separate Account Value during the Accumulation Period.



     CONTRACT YEAR--Period between anniversaries of the Date of Issue of a Contract.



     DATE OF ISSUE--The date on which the first Contract Year commences.



     FIXED ANNUITY--An annuity under which we guarantee the amount of each annuity payment; it does not vary with the investment experience of a Subaccount.



     FUND--Kemper Variable Series, an open-end management investment company. The Separate Account invests in sixteen portfolios of the Fund.



     GENERAL ACCOUNT--All our assets other than those allocated to any legally segregated separate account.



     GUARANTEED INTEREST RATE--The rate of interest established by us for a given Guarantee Period.



     GUARANTEE PERIOD--A period of time during which an amount is to be credited with a Guaranteed Interest Rate. You may elect Guarantee Period options having durations of from one (1) to ten (10) years.



     GUARANTEE PERIOD VALUE--The Guarantee Period Value is the sum of your: (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed Withdrawal Charges and transfers; and (4) as adjusted for any applicable Market Value Adjustment previously made.


     MARKET ADJUSTED VALUE--A Guarantee Period Value adjusted by the market value adjustment formula on any date prior to the end of a Guarantee Period.

     MARKET VALUE ADJUSTMENT--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula prior to the end of that Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

     NON-QUALIFIED CONTRACT--A Contract issued in connection with a retirement plan which does not receive favorable tax treatment under Section 401, 403, 408, 408A or 457 of the Internal Revenue Code.


     OWNER ("YOU, YOUR, YOURS")--The person designated in the Contract as having the privileges of ownership defined in the Contract.



     PURCHASE PAYMENTS--Amounts paid to us by you or on your behalf.

     QUALIFIED CONTRACT--A Contract issued in connection with a retirement plan which receives favorable tax treatment under Section 401, 403, 408, 408A or 457 of the Internal Revenue Code.


     SEPARATE ACCOUNT--The KILICO Variable Annuity Separate Account.


     SEPARATE ACCOUNT VALUE--The sum of your Subaccount Values.


     SKI--Scudder Kemper Investments, Inc., whose Corporate Headquarters is at 345 Park Avenue, New York, New York 10154-0010.

     SUBACCOUNTS--The seventeen subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding portfolio of the Fund.


     SUBACCOUNT VALUE--The value of your interest in each Subaccount.


     VALUATION DATE--Each day when the New York Stock Exchange is open for trading, as well as each day otherwise required.

     VALUATION PERIOD--The interval of time between two consecutive Valuation Dates.


     VARIABLE ANNUITY--An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) in which you have an interest.



     WITHDRAWAL CHARGE--The "contingent deferred sales charge" assessed against certain withdrawals of Contract Value in the first six Contract Years after a Purchase Payment is made or against certain annuitizations of Contract Value in the first six Contract Years after a Purchase Payment is made.

                                    SUMMARY


Because this is a summary; it does not contain all of the information that may be important. Read the entire Prospectus and Statement of Additional Information before deciding to invest.


The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified and Qualified Contracts are described in this Prospectus.


The minimum initial Purchase Payment is $2,000. Subject to certain exceptions, the minimum subsequent payment is $500. An allocation to a Subaccount, Fixed Account or Guarantee Period must be at least $500.



Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in one of the following corresponding Portfolios:


- Kemper Money Market

- Kemper Total Return

- Kemper High Yield

- Kemper Growth

- Kemper Government Securities

- Kemper International

- Kemper Small Cap Growth

- Kemper Investment Grade Bond

- Kemper Contrarian Value

- Kemper Small Cap Value

- Kemper Value+Growth

- Kemper Horizon 20+

- Kemper Horizon 10+

- Kemper Horizon 5

- Kemper Blue Chip


- Kemper Strategic Income (formerly Kemper Global Income)


Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccounts.


The MVA Option also provides fixed accumulations. The MVA Option is only available during the Accumulation Period. You may allocate amounts to one or more Guarantee Periods. We may offer additional Guarantee Periods at our discretion. For new Contracts, we may limit the number of Guarantee Period options available to 3. We credit interest daily to amounts allocated to the MVA Option. We declare the rate at our sole discretion. We guarantee amounts allocated to the MVA Option at Guaranteed Interest Rates for the Guarantee Periods you select. These guaranteed amounts are subject to any applicable Withdrawal Charge, Market Value Adjustment or Records Maintenance Charge. We will not change a Guaranteed Interest Rate for the duration of the Guarantee Period. However, Guaranteed Interest Rates for subsequent Guarantee Periods are set at our discretion. At the end of a Guarantee Period, a new Guarantee Period for the same duration starts, unless you timely elect another Guarantee Period. The interests under the Contract relating to the MVA Option are registered under the Securities Act of 1933 but are not registered under the Investment Company Act of 1940. (See "The MVA Option," page 8.)



Transfers between Subaccounts are permitted before and after annuitization, subject to limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment unless effected within 15 days after the existing Guarantee Period ends. Restrictions apply to transfers out of the Fixed Account. (See "Transfer During Accumulation Period" and "Transfer During Annuity Period," pages 14 and 21, respectively.)



You may withdraw up to 15% of the Contract Value in any Contract Year without a Withdrawal Charge. If you withdraw more than 15% of the Contract Value in any Contract Year, the amount in excess of 15% is subject to a Withdrawal Charge.


The Withdrawal Charge is:


     - 6% in the first and second Contract Years,



     - 5% in the third and fourth Contract Years, and



     - 4% in the fifth and sixth Contract Years.



However, in no event shall the aggregate Withdrawal Charges assessed against a Contract exceed 9% of the aggregate Purchase Payments made under the Contract. Withdrawals will have tax consequences, including income tax and in some circumstances an additional 10% penalty tax. Withdrawals are permitted from Contracts issued with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes," page 22.)


A Market Value Adjustment also applies to any withdrawal (except during the "free look" period), transfer, purchase of an annuity option and to death benefit payments made more than 15 days before or 15 days after the end of a Guarantee Period in the MVA Option. The Market Value Adjustment is applied to the amount being withdrawn before deduction of any applicable Withdrawal Charges. (See "The Contracts," page 11.)


Contract charges include:


     - mortality and expense risk charges,



     - administrative expenses,



     - records maintenance, and



     - applicable premium taxes.



(See "Charges Against the Separate Account," page 17.) In addition, the investment adviser to the Fund deducts varying charges against the assets of the Fund for which it provides investment advisory services. (See the Fund's prospectus for such information.)



The Contract may be purchased as an Individual Retirement Annuity, Simplified Employee Pension--IRA, Roth Individual Retirement Annuity, tax sheltered annuity, deferred compensation plan, and as a nonqualified annuity. (See "Taxation of Annuities in General," page 22 and "Qualified Plans," page 25.)



You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 11.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

                              SUMMARY OF EXPENSES

CONTRACT OWNER TRANSACTION EXPENSES



Sales Load Imposed on Purchases (as a percentage of purchase payments).....................................  None
Contingent Deferred Sales Load (as a percentage of amount surrendered)(1)
                                                          Contract Year of Withdrawal
                                                          First year.......................................    6%
                                                          Second year......................................    6%
                                                          Third year.......................................    5%
                                                          Fourth year......................................    5%
                                                          Fifth year.......................................    4%
                                                          Sixth year.......................................    4%
                                                          Seventh year and following.......................    0%
Surrender Fees (in addition to Withdrawal Charge)(2).......................................................  None
Exchange Fee...............................................................................................  None
ANNUAL CONTRACT FEE (Records Maintenance Charge)(3)........................................................   $30


SEPARATE ACCOUNT ANNUAL EXPENSES
(as a percentage of average daily
account value)
Mortality and Expense Risk....  1.10%
Administration................   .15%
Account Fees and Expenses.....     0%
Total Separate Account
  Annual Expenses.............  1.25%


FUND ANNUAL EXPENSES
(as percentage of each Portfolio's average net assets for the period ended December 31, 1999)               KEMPER
                       KEMPER     KEMPER                           KEMPER                      KEMPER     INVESTMENT
                        MONEY     TOTAL      KEMPER     KEMPER   GOVERNMENT      KEMPER       SMALL CAP     GRADE
                      MARKET(4)   RETURN   HIGH YIELD   GROWTH   SECURITIES   INTERNATIONAL    GROWTH      BOND(5)
                      ---------   ------   ----------   ------   ----------   -------------   ---------   ----------
          Management
             Fees...     .50%      .55%       .60%       .60%       .55%           .75%          .65%        .60%
               Other
         Expenses...     .04       .06        .07        .06        .08            .19           .06         .05
                         ---       ---        ---        ---        ---            ---           ---         ---
               Total
           Portfolio
              Annual
         Expenses...     .54%      .61%       .67%       .66%       .63%           .94%          .71%        .65%
                         ===       ===        ===        ===        ===            ===           ===         ===



                        KEMPER      KEMPER      KEMPER                                                      KEMPER     KEMPER
                      CONTRARIAN   SMALL CAP    VALUE+         KEMPER           KEMPER          KEMPER       BLUE     STRATEGIC
                       VALUE(5)    VALUE(5)    GROWTH(5)   HORIZON 20+(5)   HORIZON 10+(5)   HORIZON 5(5)   CHIP(5)   INCOME(6)
                      ----------   ---------   ---------   --------------   --------------   ------------   -------   ---------
          Management
              Fees..     .75%         .75%        .75%          .60%             .60%            .60%         .65%       .65%
               Other
         Expenses...     .05          .09         .08           .18              .12             .16          .06        .28
                         ---          ---         ---           ---              ---             ---          ---       ----
               Total
           Portfolio
              Annual
          Expenses..     .80%         .84%        .83%          .78%             .72%            .76%         .71%       .93%
                         ===          ===         ===           ===              ===             ===          ===       ====


                                    EXAMPLE


                                                    SUBACCOUNT               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                    ----------               ------    -------    -------    --------

If you surrender your Contract at the
end of the applicable time period, you
would pay the following expenses on a
$1,000 investment, assuming 5% annual
return on assets:
                                          Kemper Money Market #1(4)           $81       $112       $146        $215
                                          Kemper Total Return                  81        115        149         222
                                          Kemper High Yield                    82        116        152         229
                                          Kemper Growth                        82        116        152         228
                                          Kemper Government Securities         81        115        150         225
                                          Kemper International                 84        124        166         257
                                          Kemper Small Cap Growth              82        117        154         233
                                          Kemper Investment Grade Bond         82        116        151         227
                                          Kemper Contrarian Value              83        120        159         243
                                          Kemper Small Cap Value               83        121        161         247
                                          Kemper Value+Growth                  83        121        160         246
                                          Kemper Horizon 20+                   83        120        158         240
                                          Kemper Horizon 10+                   82        118        155         234
                                          Kemper Horizon 5                     83        119        157         238
                                          Kemper Blue Chip                     82        117        154         233
                                          Kemper Strategic Income              84        124        165         256

If you do not surrender your Contract,
you would pay the following expenses on
a $1,000 investment, assuming 5% annual
return on assets:
                                          Kemper Money Market #1(4)           $19       $ 58       $ 99        $215
                                          Kemper Total Return                  19         60        103         222
                                          Kemper High Yield                    20         62        106         229
                                          Kemper Growth                        20         61        105         228
                                          Kemper Government Securities         20         60        104         225
                                          Kemper International                 23         70        120         257
                                          Kemper Small Cap Growth              20         63        108         233
                                          Kemper Investment Grade Bond         20         61        105         227
                                          Kemper Contrarian Value              21         66        113         243
                                          Kemper Small Cap Value               22         67        115         247
                                          Kemper Value+Growth                  22         67        114         246
                                          Kemper Horizon 20+                   21         65        112         240
                                          Kemper Horizon 10+                   20         63        109         234
                                          Kemper Horizon 5                     21         64        111         238
                                          Kemper Blue Chip                     20         63        108         233
                                          Kemper Strategic Income              23         70        119         256

The purpose of the preceding table is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The table reflects expenses of both the Separate Account and the Fund but not the MVA Option. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. THE EXAMPLE SHOULD NOT BE CONSIDERED TO BE A REPRESENTATION OF PAST OR FUTURE EXPENSES AND DOES NOT INCLUDE THE DEDUCTION OF STATE PREMIUM TAXES, WHICH MAY BE ASSESSED BEFORE OR UPON ANNUITIZATION. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The example assumes a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge, it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account.



(1) You may withdraw up to 15% of the Separate Account Value plus Market Adjusted Value in any Contract Year without assessment of any charge. Under certain circumstances the contingent deferred sales load may be reduced or waived, including when certain annuity options are selected.



(2) Surrenders and other withdrawals from the MVA Option are subject to a Market Value Adjustment unless made within 15 days before or 15 days after the end of a Guarantee Period. The Market Value Adjustment may increase or reduce the Guarantee Period Value.



(3) Under certain circumstances the annual Records Maintenance Charge may be reduced or waived. The annual Records Maintenance Charge will be waived for Contracts with a Contract Value exceeding $50,000 on the date of assessment.



(4) Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the third Contract Year.



(5) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the following described Portfolios to the amounts set forth after the Portfolio names: Kemper Value+Growth Portfolio (.84%), Kemper Contrarian Value Portfolio (.80%), Kemper Small Cap Value Portfolio (.84%), Kemper Horizon 5 Portfolio (.97%), Kemper Horizon 10+ Portfolio (.83%), Kemper Horizon 20+ Portfolio (.93%), Kemper Investment Grade Bond Portfolio (.80%), and Kemper Blue Chip Portfolio (.95%). The amounts set forth in the table above reflect actual expenses for the past fiscal year, which were at or lower than these expense limits, except for Kemper Contrarian Value Portfolio, which reflects the benefit of custodial credits. Without these credits, Management Fees, Other Expenses and Total Portfolio Annual Expenses for Kemper Contrarian Value Portfolio would have been .75%, .06% and .81%, respectively.



(6) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the Kemper Strategic Income Portfolio to 1.05%. The "Management Fee", reflected in the above table, has been restated to reflect a fee reduction effective May 1, 2000 and the "Other Expenses" reflect actual expenses for the past fiscal year.

--------------------------------------------------------------------------------
                        CONDENSED FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 The following condensed financial information is derived from the financial statements of the Separate Account. The data should be read in conjunction with the financial statements, related notes and other financial information included in the Statement of Additional Information.

 Selected data for accumulation units outstanding as of the year ended December 31st for each period:


                                                   1999     1998     1997     1996     1995     1994     1993     1992
ACCUMULATION UNIT VALUE AT BEGINNING OF PERIOD*    ----     ----     ----     ----     ----     ----     ----     ----
Kemper Money Market Subaccount #1                 $1.245   $1.199   $1.153   $1.112   $1.065   $1.037   $1.021   $1.000
Kemper Money Market Subaccount #2                  1.358    1.292    1.227    1.168    1.105    1.063    1.034    1.000
Kemper Total Return Subaccount                     1.917    1.685    1.423    1.234     .991    1.109    1.002    1.000
Kemper High Yield Subaccount                       1.887    1.883    1.708    1.515    1.308    1.354    1.143    1.000
Kemper Growth Subaccount                           2.349    2.066    1.724    1.436    1.093    1.153    1.018    1.000
Kemper Government Securities Subaccount            1.437    1.359    1.263    1.247    1.061    1.104    1.050    1.000
Kemper International Subaccount                    1.845    1.698    1.571    1.365    1.225    1.287     .981    1.000
Kemper Small Cap Growth Subaccount**               2.595    2.220    1.675    1.324    1.031
Kemper Investment Grade Bond Subaccount***         1.179    1.106    1.027
Kemper Contrarian Value Subaccount***              1.765    1.499    1.164
Kemper Small Cap Value Subaccount***               1.065    1.215    1.010
Kemper Value+Growth Subaccount***                  1.672    1.408    1.137
Kemper Horizon 20+ Subaccount***                   1.520    1.361    1.144
Kemper Horizon 10+ Subaccount***                   1.401    1.274    1.105
Kemper Horizon 5 Subaccount***                     1.311    1.210    1.087
Kemper Blue Chip Subaccount****                    1.244    1.106
Kemper Strategic Income Subaccount****             1.118    1.020



                                                   1999     1998     1997     1996     1995     1994     1993     1992
    ACCUMULATION UNIT VALUE AT END OF PERIOD       ----     ----     ----     ----     ----     ----     ----     ----
Kemper Money Market Subaccount #1                 $1.290   $1.245   $1.199   $1.153   $1.112   $1.065   $1.037   $1.021
Kemper Money Market Subaccount #2                  1.424    1.358    1.292    1.227    1.168    1.105    1.063    1.034
Kemper Total Return Subaccount                     2.173    1.917    1.685    1.423    1.234     .991    1.109    1.002
Kemper High Yield Subaccount                       1.903    1.887    1.883    1.708    1.515    1.308    1.354    1.143
Kemper Growth Subaccount                           3.181    2.349    2.066    1.724    1.436    1.093    1.153    1.018
Kemper Government Securities Subaccount            1.429    1.437    1.359    1.263    1.247    1.061    1.104    1.050
Kemper International Subaccount                    2.655    1.845    1.698    1.571    1.365    1.225    1.287     .981
Kemper Small Cap Growth Subaccount**               3.449    2.595    2.220    1.675    1.324    1.031
Kemper Investment Grade Bond Subaccount***         1.141    1.179    1.106    1.027
Kemper Contrarian Value Subaccount***              1.566    1.765    1.499    1.164
Kemper Small Cap Value Subaccount***               1.081    1.065    1.215    1.010
Kemper Value+Growth Subaccount***                  1.924    1.672    1.408    1.137
Kemper Horizon 20+ Subaccount***                   1.640    1.520    1.361    1.144
Kemper Horizon 10+ Subaccount***                   1.499    1.401    1.274    1.105
Kemper Horizon 5 Subaccount***                     1.358    1.311    1.210    1.087
Kemper Blue Chip Subaccount****                    1.539    1.244    1.106
Kemper Strategic Income Subaccount****             1.040    1.118    1.020



NUMBER OF ACCUMULATION UNITS OUTSTANDING AT END OF   1999     1998     1997     1996     1995     1994     1993     1992
              PERIOD (000'S OMITTED)                 ----     ----     ----     ----     ----     ----     ----     ----
Kemper Money Market Subaccount #1                   22,203   28,318   20,687   12,271    8,710   14,423    5,757    3,037
Kemper Money Market Subaccount #2                      994    3,312    4,951    6,923    1,981    3,333    3,033    6,561
Kemper Total Return Subaccount                      47,741   61,104   72,701   73,747   65,648   68,207   51,444   27,355
Kemper High Yield Subaccount                        35,919   47,782   53,550   49,626   37,502   28,545   22,109    6,519
Kemper Growth Subaccount                            36,866   47,066   53,984   59,737   55,059   55,308   37,678   19,693
Kemper Government Securities Subaccount             14,590   18,658   19,445   21,355   21,288   24,760   28,414   16,647
Kemper International Subaccount                     20,094   25,265   28,090   27,660   20,930   21,035   12,503    4,699
Kemper Small Cap Growth Subaccount**                 9,080   11,182   11,754   10,280    5,316    2,637
Kemper Investment Grade Bond Subaccount***           4,655    4,945    3,586    1,381
Kemper Contrarian Value Subaccount***               22,790   26,480   23,349   11,193
Kemper Small Cap Value Subaccount***                11,299   15,683   15,213    8,113
Kemper Value+Growth Subaccount***                   13,294   17,452   13,973    7,220
Kemper Horizon 20+ Subaccount***                     3,708    3,772    3,498    2,586
Kemper Horizon 10+ Subaccount***                     5,266    6,742    5,297    4,162
Kemper Horizon 5 Subaccount***                       3,321    3,386    2,899    1,818
Kemper Blue Chip Subaccount****                      9,100    6,025    1,879
Kemper Strategic Income Subaccount****                 264    1,206      319


--------------------------------------------------------------------------------
   * Commencement of Offering on January 6, 1992.

  ** Commencement of Offering on May 2, 1994 at initial accumulation unit value of $1.000.


 *** Commencement of Offering on May 1, 1996 at initial accumulation unit value of $1.000.


**** Commencement of Offering on May 1, 1997 at initial accumulation unit value of $1.000.

           KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUND

KEMPER INVESTORS LIFE INSURANCE COMPANY


We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. KILICO and Kemper Corporation are wholly-owned subsidiaries of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied A.G. and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively.


THE MVA OPTION


You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. At our discretion, we may offer additional Guarantee Periods or limit, for new Contracts, the number of Guarantee Periods available to three.



The amounts allocated to the MVA Option under the Contracts are invested under the laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.



State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Scudder Kemper Investments, Inc. ("SKI"), manages our General Account.


We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period-- Establishment of Guaranteed Interest Rates.")

Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

     - securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     - debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;


     - other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and


     - options and futures transactions on fixed income securities.


Our invested assets portfolio at December 31, 1999 included approximately 83.8 percent in U.S. Treasuries, investment grade corporate, foreign and municipal bonds, and commercial paper, 3.1 percent in below investment grade (high risk) bonds, 3.9 percent in mortgage loans and other real estate-related investments and 9.1 percent in all other investments. (See "Management's Discussion and Analysis--INVESTMENTS.")


We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

THE SEPARATE ACCOUNT

We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. KILICO Money Market Separate Account was initially registered with the Securities and Exchange Commission ("SEC") as an open-end, diversified management investment company. On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a unit investment trust. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.


Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.


Sixteen Subaccounts of the Separate Account are currently available. Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future.


The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Fund as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Portfolio are reinvested in that Portfolio at net asset value and retained as assets of the corresponding Subaccount.


The Separate Account's financial statements appear in the Statement of Additional Information.

THE FUND


The Separate Account invests in shares of the Kemper Variable Series.



The Fund provides investment vehicles for variable life insurance and variable annuity contracts. Shares of the Fund are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Fund may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Fund. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Fund monitors events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that the Fund's response to any of those events or conflicts insufficiently protects Owners, we will take appropriate action.


The Fund consists of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

The sixteen Portfolios of the Fund are summarized below:

KEMPER MONEY MARKET PORTFOLIO seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments. The Portfolio seeks to maintain a net asset value of $1.00 per share but there is no assurance that the Portfolio will be able to do so.

KEMPER TOTAL RETURN PORTFOLIO seeks a high total return, a combination of income and capital appreciation, consistent with reasonable risk.

KEMPER HIGH YIELD PORTFOLIO seeks to provide a high level of current income.

KEMPER GROWTH PORTFOLIO seeks maximum appreciation of capital through diversification of investment securities having potential for capital appreciation.

KEMPER GOVERNMENT SECURITIES PORTFOLIO seeks high current return consistent with preservation of capital.

KEMPER INTERNATIONAL PORTFOLIO seeks total return, a combination of capital growth and income, principally through an internationally diversified portfolio of equity securities.

KEMPER SMALL CAP GROWTH PORTFOLIO seeks maximum appreciation of investors' capital.

KEMPER INVESTMENT GRADE BOND PORTFOLIO seeks high current income.

KEMPER CONTRARIAN VALUE PORTFOLIO seeks to achieve a high rate of total return.

KEMPER SMALL CAP VALUE PORTFOLIO seeks long-term capital appreciation.

KEMPER VALUE+GROWTH PORTFOLIO seeks growth of capital. A secondary objective of the Portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.

KEMPER HORIZON 20+ PORTFOLIO, designed for investors with approximately a 20+ year investment horizon, seeks growth of capital, with income as a secondary objective.

KEMPER HORIZON 10+ PORTFOLIO, designed for investors with approximately a 10+ year investment horizon, seeks a balance between growth of capital and income, consistent with moderate risk.

KEMPER HORIZON 5 PORTFOLIO, designed for investors with approximately a 5 year investment horizon, seeks income consistent with preservation of capital, with growth of capital as a secondary objective.

KEMPER BLUE CHIP PORTFOLIO seeks growth of capital and of income.


KEMPER STRATEGIC INCOME (FORMERLY KEMPER GLOBAL INCOME) PORTFOLIO seeks high current return.



The Portfolios of the Fund may not achieve their stated objective. More detailed information, including a description of risks involved in investing in the Portfolios, is found in the Fund's prospectus accompanying this Prospectus, and Statement of Additional Information available from us upon request.



Responsibility for overall management of the Fund rests with the Board of Trustees and officers of the Fund. Scudder Kemper Investments, Inc. ("SKI"), our affiliate, is the investment manager for each of the Portfolios. Scudder Investments (U.K.) Limited ("Scudder U.K."), an affiliate of SKI, is the sub-adviser for the Kemper International Portfolio.


CHANGE OF INVESTMENTS


We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Portfolios and to substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to your interest in a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or may permit a conversion between series or classes of policies on the basis of requests made by Owners.



We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Fund, or in shares of another investment company. New subaccounts may be established when, in our discretion, marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount, if, in our discretion, marketing, tax, or investment conditions warrant. We will notify all Owners of these changes.



If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be: (a) operated as a management company under the Investment Company Act of 1940 ("1940 Act"); (b) deregistered under that Act in the event such registration is no longer required; or (c) combined with our other separate accounts. To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.


PERFORMANCE INFORMATION

The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Kemper High Yield Subaccount, Kemper Government Securities Subaccount and Kemper Investment Grade Bond Subaccount may also advertise "yield". The Kemper Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of Subaccount's future performance.

Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return for the life of the Subaccount, meaning the time the underlying Portfolio has been held in the Subaccount. We will show nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.


Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Kemper Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Kemper Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Kemper Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.


The Subaccounts' units are sold at Accumulation Unit Value. The Subaccounts' performance figures and Accumulation Unit values fluctuate. You may redeem Subaccount units at Accumulation Unit value, which may be more or less than original cost. The performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first six years may be subject to a Withdrawal Charge that ranges from 6% the first year to 0% after seven years. Yield, effective yield and nonstandardized total return figures do not include the effect of any Withdrawal Charge that may be imposed upon the redemption of units, and thus may be higher than if such charges were deducted. Standardized average annual total return figures include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period.



The Subaccounts may be compared to relevant indices and performance data from independent sources, including, but not limited to, the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes which are described below. In particular, it should be noted that the comparative information with regard to the index will not reflect he deduction of any Contract charges or fees. Similarly, the indexes are unmanaged and do not reflect the fees and expenses of management and acquisition costs. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The units of the Subaccounts are not insured. Also, the value of the Subaccounts will fluctuate.


From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.


Additional information concerning a Subaccount's performance and independent sources is provided in the Statement of Additional Information.


                                 THE CONTRACTS

A. GENERAL INFORMATION.


The minimum initial Purchase Payment is $2,000, and the minimum subsequent payment is $500. Cumulative Purchase Payments in excess of $1,000,000 require our prior approval.

We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.


You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus amounts allocated to the General Account and the Guarantee Periods on the date we receive the returned Contract, without any deduction for Withdrawal Charges or Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.



During the Accumulation Period, you may assign the Contract or change a Beneficiary at any time by signing our form. No assignment or Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of the assignment or Beneficiary change. An assignment will subject you to immediate tax liability and may subject you to a 10% tax penalty. (See "Tax Treatment of Withdrawals, Loans and Assignments.")


Amounts payable during the Annuity Period may not be assigned or encumbered. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.


You designate the Beneficiary. If you or the Annuitant dies, and no designated Beneficiary or contingent beneficiary is alive at that time, you or we will pay your or the Annuitant's estate.


Under a Qualified Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Contract may not be assigned.

                            THE ACCUMULATION PERIOD

A. APPLICATION OF PURCHASE PAYMENTS.


You select the allocation of Purchase Payments to the Subaccount(s), Guarantee Periods, or Fixed Account. The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to a Guarantee Period or to the Fixed Account begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited only after we determine to issue the Contract, but no later than the second day after we receive the Purchase Payment. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.


The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge. The number of Accumulation Units and Guarantee Period Value is reduced when the Records Maintenance Charge is assessed.


If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within 5 business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five 5 day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.


B. ACCUMULATION UNIT VALUE.

Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units purchased is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

     (1 / 2) - 3, where:

     (1) is the net result of:
         - the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

         - the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus


         - a charge or credit for any taxes reserved for the current Valuation Period which we determine have resulted from the investment operations of the Subaccount;



     (2) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period; and


     (3) is the factor representing the mortality and expense risk and administration charges.

C. GUARANTEE PERIODS OF THE MVA OPTION.


You may allocate Purchase Payments to one or more Guarantee Periods with durations of one to ten years. Each Guarantee Period has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate.



The following example illustrates how we credit Guarantee Period interest.


                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

Purchase Payment:                                 $40,000
Guarantee Period:                                 5 Years
Guaranteed Interest Rate:                         4.0% Effective Annual Rate

                                                     INTEREST CREDITED       CUMULATIVE
YEAR                                                    DURING YEAR       INTEREST CREDITED
----                                                 -----------------    -----------------
1 ...............................................        $1,600.00            $1,600.00
2 ...............................................         1,664.00             3,264.00
3 ...............................................         1,730.56             4,994.56
4 ...............................................         1,799.78             6,794.34
5 ...............................................         1,871.77             8,666.11

Accumulated Value at the end of 5 years is:

                        $40,000 + $8,666.11 = $48,666.11


NOTE: THIS EXAMPLE ASSUMES THAT NO WITHDRAWALS ARE MADE DURING THE FIVE-YEAR PERIOD. IF YOU MAKE WITHDRAWALS OR TRANSFERS DURING THIS PERIOD, MARKET VALUE ADJUSTMENTS AND WITHDRAWAL CHARGES APPLY.


THE HYPOTHETICAL INTEREST RATE IS NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES. ACTUAL GUARANTEED INTEREST RATES FOR ANY GUARANTEE PERIOD MAY BE MORE OR LESS THAN THOSE SHOWN.


At the end of any Guarantee Period, we send written notice of the beginning of a new Guarantee Period. A new Guarantee Period for the same duration starts unless you elect another Guarantee Period within thirty days after the end of the terminating Guarantee Period. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. You should not select a new Guarantee Period extending beyond the Annuity Date. Otherwise, the Guarantee Period amount available for annuitization is subject to Market Value Adjustments and may be subject to Withdrawal Charges. (See "Market Value Adjustment" and "Withdrawal Charge" below.)

The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.


You may call us at 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.


D. ESTABLISHMENT OF GUARANTEED INTEREST RATES.


We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is effectuated or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to Withdrawal Charges and Records Maintenance Charges and may be subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)



We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.


WE MAKE THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED.

WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

E. CONTRACT VALUE.

On any Valuation Date, Contract Value equals the total of:


     - the number of Accumulation Units credited to each Subaccount, times



     - the value of a corresponding Accumulation Unit for each Subaccount, plus



     - Accumulated Guarantee Period Value.


F. TRANSFER DURING ACCUMULATION PERIOD.


During the Accumulation Period, you may transfer the Contract Value among the Subaccounts and the Guarantee Periods, subject to the following provisions:


     - the Contract Value transferred must be at least $1,000, unless the entire Subaccount or Guarantee Period Value is transferred;


     - you are is limited to allocating Contract Value to a maximum of 16 allocation options (all Guarantee Periods are considered one allocation option) including 40 Guarantee Periods under the MVA Option;


     - only one transfer is allowed every 15 days; and

     - the Contract Value remaining in a Subaccount or Guarantee Period must be at least $1,000, unless the total value is transferred.

In addition, transfers of Guarantee Period Value are subject to Market Value Adjustment unless the transfer is made within 15 days of the end of the Guarantee Period. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.


We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.


G. WITHDRAWAL DURING ACCUMULATION PERIOD.


You may redeem some or all of the Contract Value minus previous withdrawals, plus or minus any applicable Market Value Adjustment and minus any Withdrawal Charge. Withdrawals will have tax consequences. (See "Federal Tax Matters.") A withdrawal of the entire Contract Value is called a surrender.



In any Contract Year, you may withdraw up to 15% of the Contract Value without Withdrawal Charge. If you withdraw a larger amount, the excess amount withdrawn is subject to withdrawal charge.



See "Contract Charges and Expenses--Withdrawal Charge" for a discussion of charges applicable to partial withdrawals and surrenders.



If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we redeem Accumulation Units on a pro rata basis from all investment options in which you have an interest. Accumulation Units attributable to the earliest Contribution Years are redeemed first.


Partial withdrawals are subject to the following:

     - A Purchase Payment must be made 30 days before a partial withdrawal of such Purchase Payment is made.


     - The minimum withdrawal is $1,000 (before any Market Value Adjustment), or your entire interest in the investment option(s) from which withdrawal is requested.



     - You must leave at least $1,000 in each investment option from which the withdrawal is requested, unless the total value is withdrawn and the minimum Contract Value must be at least $2,500.



Election to withdraw shall be made in writing to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis on the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within 7 days after we receive the request. However, we may suspend withdrawals or delay payment:



     - during any period when the New York Stock Exchange is closed,



     - when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or


     - as the SEC by order may permit.


For withdrawal requests from the MVA Option, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.


H. MARKET VALUE ADJUSTMENT.


Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected during the "free look" period or within 15 days after a Guarantee Period ends, may be adjusted up or down by a Market Value Adjustment. The Market Value Adjustment applies before deduction of a Withdrawal Charge. The Market Value Adjustment also applies to death benefits payable upon your or the Annuitant's death.


The Market Value Adjustment reflects the relationship between (a) the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and (b) the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

The Market Value Adjustment (MVA) uses this formula:


                                (1 + I)
  MVA    =  GPV    X    [    [  -------    ]  (t/365)  -1    ]
                                (1 + J)



     Where:



     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,



     J is the Current Interest Rate we declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of complete years, and


     t is the number of days remaining in the Guarantee Period.


The .005 Market Value Adjustment factor can be changed in the future, at our discretion on newly issued Contracts.


For an illustration showing an upward and a downward adjustment, see Appendix A.

I. DEATH BENEFIT.

We pay a death benefit to the Beneficiary if any of the following occurs during the Accumulation Period:


     - the Owner, who is also the Annuitant, dies,



     - the Annuitant or the Owner dies when the Annuitant is not the Owner,



     - a joint owner dies, or


     - the surviving joint Annuitant, when joint Annuitants are named and are not the Owners, dies.

For Non-Qualified Contracts, if the Beneficiary is the Owner's surviving spouse, the surviving spouse may elect to be treated as the successor Owner of the Contract with no requirements to begin Death Benefit distribution.

If a death benefit becomes payable because of the death of an Owner, it must be fully paid out within 5 years of the Owner's death, unless it is payable to the named beneficiary over the beneficiary's life expectancy, beginning no more than 1 year after the Owner's death. The death benefit proceeds applied to the annuity must be $4,000 or more.

If the death benefit becomes payable because of the death of the Annuitant or joint Annuitant, it will be paid as selected by the named beneficiary, including a lump sum withdrawal or Annuity Option, provided, in the case of an annuity option, that the death benefit proceeds are $4,000 or more.

The death benefit payable under the Contract depends upon issue age of the Owner except in the case of a Contract issued where the Owner differs from the Annuitant, the death benefit issue age will be based on the age of the Owner or Annuitant, whichever is older.


For a Contract issued to an Owner prior to age 66, the death benefit payable during the first six Contract Years will be Market Adjusted Value plus Separate Account Value as of the date we receive proof of death and return of the Contract, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges) accumulated at 5% annually per Contract Year, whichever is greater. The death benefit payable at the end of the sixth Contract Year is the greater of Market Adjusted Value plus Separate Account Value as of the date we receive proof of death and return of the Contract, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges) accumulated at 5% annually per Contract Year ("Minimum Death Benefit Value"). From the seventh Contract Year to the twelfth Contract Year, the death benefit payable during the Accumulation Period is the Market Adjusted Value plus Separate Account Value as of the date we receive proof of death and return of the Contract, or Minimum Death Benefit Value at the end of year six plus subsequent Purchase Payments minus withdrawals and withdrawal charges, whichever is greater. Every six years after the end of the twelfth Contract Year the Minimum Death Benefit Value plus later Purchase Payments minus withdrawals and withdrawal charges is compared to Market Adjusted Value plus Separate Account Value and whichever is greater determines the new Current Minimum Death Benefit Value for the next six Contract Years.

For a Contract issued to an Owner age 66 and over, the death benefit payable during the Accumulation Period for the first six Contract Years is Market Adjusted Value plus Separate Account Value, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges), whichever is greater. At the end of the sixth Contract Year, the Minimum Death Benefit Payable will be set for the remainder of the Accumulation Period at the greater of Market Adjusted Value plus Separate Account Value, or the sum of all Purchase Payments (minus withdrawals and withdrawal charges). For the remainder of the Accumulation Period, the beneficiary will receive the greater of Market Adjusted Value plus Separate Account Value or the Minimum Death Benefit Value plus subsequent Purchase Payments minus withdrawals and withdrawal charges.


The death benefit is payable upon our receipt at our Home Office of proof of death and return of the Contract, election of the method of payment, and sufficient information about the beneficiary to make payment. The beneficiary may receive a lump sum benefit, defer receipt of the benefit for up to 5 years or select an available Annuity Option if the proceeds are $4,000 or more.


                         CONTRACT CHARGES AND EXPENSES

We deduct the following charges and expenses:


- mortality and expense risk charge,



- administrative expenses,



- Records Maintenance Charge,



- Withdrawal Charge, and



- applicable premium taxes.



Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.


A. CHARGES AGAINST THE SEPARATE ACCOUNT.

1. MORTALITY AND EXPENSE RISK CHARGE.


We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.10% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.



The mortality risk we assume arises from two contractual obligations. First, if you or the Annuitant die before the Annuity Date, we may, in some cases, pay more than Contract Value. (See "Death Benefit", above) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.



We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.


2. ADMINISTRATIVE COSTS.


We assess each Subaccount a daily asset charge for administrative costs at a rate of .15% per annum. This charge reimburses us for expenses incurred for administering the Contracts. These expenses include Owner inquiries, changes in allocations, Owner reports, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of the particular Contract.


B. RECORDS MAINTENANCE CHARGE.

We deduct an annual Records Maintenance Charge of $30 during the Accumulation Period. The charge is assessed:

- at the end of each Contract Year,


- on Contract surrender, and


- upon annuitization.

However, we do not deduct the Records Maintenance Charge for Contracts with Contract Value of at least $50,000 on the assessment date.



This charge reimburses us for the expenses of establishing and maintaining Contract records. The Records Maintenance Charge reduces the net assets of each Subaccount, Guarantee Period and the Fixed Account.



The Records Maintenance Charge is assessed equally among all investment options in which you have an interest.


C. WITHDRAWAL CHARGE.

We do not deduct a sales charge from any Purchase Payment. However, a Withdrawal Charge covers Contract sales expenses, including commissions and other promotion and acquisition expenses.


Each Contract Year, you may withdraw up to 15% of the Contract Value without Withdrawal Charge. If you withdraw a larger amount, the excess amount withdrawn is subject to a Withdrawal Charge.



The Withdrawal Charge applies in the first six Contribution Years following each Purchase Payment as follows:



                        CONTRIBUTION                            WITHDRAWAL
                            YEAR                                 CHARGES
                        ------------                            ----------
First.......................................................        6%
Second......................................................        6%
Third.......................................................        5%
Fourth......................................................        5%
Fifth.......................................................        4%
Sixth.......................................................        4%
Seventh and following.......................................        0%



Purchase Payments are deemed surrendered in the order in which they were received.



When a withdrawal is requested, you receive a check in the amount requested. If a Withdrawal Charge applies, Contract Value is reduced by the Withdrawal Charge, plus the dollar amount sent to you.



Because Contribution Years are based on the date each Purchase Payment is made, you may be subject to a Withdrawal Charge, even though the Contract may have been issued many years earlier. (For additional details, see "Withdrawal During Accumulation Period.")



Subject to certain exceptions and state approvals, withdrawal charges are not assessed on withdrawals:



     - after you have been confined in a hospital or skilled health care facility for at least thirty days and you remain confined at the time of the request; or



     - within thirty days following your discharge from a hospital or skilled health care facility after a confinement of at least thirty days.



Restrictions and provisions related to the nursing care or hospitalization disability waivers are described in Contract endorsements.



The Withdrawal Charge compensates us for Contract distribution expense. Currently, we anticipate Withdrawal Charges will not fully cover distribution expenses. Unrecovered distribution expenses may be recovered from our general assets. Those assets may include proceeds from the mortality and expense risk charge.



The Withdrawal Charge also applies at annuitization to amounts attributable to Purchase Payments in their sixth Contribution Year or earlier. No Withdrawal Charge applies upon annuitization if you select Annuity Options 2, 3 or 4 or if payments under Annuity Option 1 are scheduled to continue for at least five years. See "The Annuity Period--Annuity Options" for a discussion of the Annuity Options available.



We may reduce or eliminate the Withdrawal Charge if we anticipate that we will incur lower sales expenses or perform fewer services because of economies due to the size of a group, the average contribution per participant, or the use of mass enrollment procedures. No Withdrawal Charge applies to Contracts sold to officers, directors and employees of KILICO and Kemper Variable Series ("KVS"), KVS investment advisers and principal underwriter or certain affiliated companies, or to any trust, pension, profit-sharing or other benefit plan for such persons.

D. INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES.


Each Portfolio's net asset value reflects the deduction of investment management fees and general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. Investment management fees appear on page 5. Further detail is provided in the attached prospectuses for the Portfolios and the Fund's Statement of Additional Information.


E. STATE PREMIUM TAXES.


Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization, unless the tax was previously assessed. See "Appendix B--State Premium Tax Chart" in the Statement of Additional Information.


F. EXCEPTIONS.


We may decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.


We may also offer reduced fees and charges, including but not limited to, Records Maintenance Charge and mortality and expense risk and administrative charges, for certain sales that may result in cost savings. Reductions in these fees and charges will not unfairly discriminate against any Owner.

                               THE ANNUITY PERIOD


Contracts may be annuitized under one of several Annuity Options, which are available either on a fixed or variable basis. Annuity payments begin on the Annuity Date under the Annuity Option you select.


1. ANNUITY PAYMENTS.

Annuity payments are based on:

     - the annuity table specified in the Contract,

     - the selected Annuity Option, and

     - the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly. Annuity payments may be subject to a Withdrawal Charge. (For additional details, see "Withdrawal Charge.")

2. ANNUITY OPTIONS.


You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments. You may change the Annuity Option before the Annuity Date. If no other Annuity Option is elected, monthly annuity payments are made in accordance with Option 3 below with a 10 year period certain. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the net proceeds available to apply under an Annuity Option are less than $4,000. In addition, if the first monthly payment is less than $50 we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $50.


The amount of periodic annuity payments may depend upon:

     - the Annuity Option selected;

     - the age of the payee; and

     - the investment experience of the selected Subaccount(s).

     For example:

        - if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

        - if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

        - if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

        - if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.


The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.



If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.



For Non-Qualified Contracts, if you die before the Annuity Date, available Annuity Options are limited. The Annuity Options available are:



     - Option 2, or



     - Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).


OPTION 1--INCOME FOR SPECIFIED PERIOD.


Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.


Payees may elect to cancel all or part of the remaining payments due under Option 1. We will then pay the discounted value of the remaining payments.

OPTION 2--LIFE INCOME.

Option 2 provides for an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

OPTION 3--LIFE INCOME WITH INSTALLMENTS GUARANTEED.


Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.


OPTION 4--JOINT AND SURVIVOR ANNUITY.

Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. ALLOCATION OF ANNUITY.


You may elect payments on a fixed or variable basis, or a combination. Any Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations.


4. TRANSFER DURING ANNUITY PERIOD.

During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount or to the Fixed Account, subject to the following limitations:

     - Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

     - All interest in a Subaccount must be transferred.


     - If we receive notice of transfer to a Subaccount more than 7 days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.



     - If we receive notice of transfer to a Subaccount less than 7 days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.


     - Transfers to the General Account are available only on an anniversary of the first Annuity Date. We must receive notice at least 30 days prior to the anniversary.

A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. ANNUITY UNIT VALUE.

Annuity Unit value is determined independently for each Subaccount.

Annuity Unit value for any Valuation Period is:


     - Annuity Unit value for the preceding Valuation Period, times



     - the net investment factor for the current Valuation Period, times


     - an interest factor which offsets the 4% per annum rate of investment earnings assumed by the Contract's annuity tables.

The net investment factor for a Subaccount for any Valuation Period is:

     - the Subaccount's Accumulation Unit value at the end of the current Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

     - the Subaccount's Accumulation Unit value at the end of the preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. FIRST PERIODIC PAYMENT UNDER VARIABLE ANNUITY.


When annuity payments begin, the value of your Contract interest is:



     - Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times



     - the number of Accumulation Units credited at the end of the Valuation Period, minus



     - premium taxes and Withdrawal Charges.


The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

A 4% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 4% per annum, payments increase accordingly. Conversely, if the actual rate is less than 4% per annum, annuity payments decrease.

7. SUBSEQUENT PERIODIC PAYMENTS UNDER VARIABLE ANNUITY.

Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. FIXED ANNUITY PAYMENTS.


Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.


9. DEATH PROCEEDS.


If the payee dies after the Annuity Date while the Contract is in force, the death benefit, if any, depends upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")


                              FEDERAL INCOME TAXES

A. INTRODUCTION


This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and the courts.



This discussion does not address state or local tax consequences, nor federal estate or gift tax, associated with buying a Contract. In addition, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE, OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.


B. OUR TAX STATUS


We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.


C. TAXATION OF ANNUITIES IN GENERAL

1. TAX DEFERRAL DURING ACCUMULATION PERIOD


Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Contract are generally not taxable to you or the Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:



     - the Contract must be owned by an individual,



     - Separate Account investments must be "adequately diversified",



     - we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and


     - annuity payments must appropriately amortize Purchase Payments and Contract earnings.


NON-NATURAL OWNER. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.

Additional exceptions to this rule include:


     - certain contracts acquired by a decedent's estate,



     - certain Qualified Contracts,



     - certain contracts used with structured settlement agreements, and



     - certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.



DIVERSIFICATION REQUIREMENTS. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the separate account failed to comply with these diversification standards, the contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the contract value and the purchase payments.



Although we do not control Fund investments, we expect that each Portfolio of the Fund will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."



OWNERSHIP TREATMENT. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. In those circumstances, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.



We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However, there is no assurance that such efforts would be successful.



DELAYED ANNUITY DATES. If the Annuity Date occurs (or is scheduled to occur) when the Annuitant has reached an advanced age, E.G., past age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.



The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.


2. TAXATION OF PARTIAL AND FULL WITHDRAWALS


Partial withdrawals from a Non-Qualified Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract." This amount is referred to as the "income on the contract". Full withdrawals are also includible in income to the extent they exceed the "investment in the contract." Investment in the contract equals the total of Purchase Payments minus any amounts previously received from the Contract that were not includible in your income.



Any assignment or pledge (or agreement to assign or pledge) of Contract Value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.



The Contract's death benefit may exceed Purchase Payments or Contract Value. As described in this Prospectus, we impose certain charges with respect to the death benefit. It is possible that those charges (or some portion) could be treated as a partial withdrawal.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.

3. TAXATION OF ANNUITY PAYMENTS


Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.



Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the annuitant in the last taxable year.


4. TAXATION OF DEATH BENEFITS


Amounts may be distributed upon your or the Annuitant's death. Before the Annuity Date, death benefits are includible in income and:


     - if distributed in a lump sum are taxed like a full withdrawal, or


     - if distributed under an Annuity Option are taxed like annuity payments.


After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

     - if received in a lump sum are includible in income if they exceed the unrecovered investment, or


     - if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.


Thereafter, all annuity payments are fully includible in income.

5. PENALTY TAX ON PREMATURE DISTRIBUTIONS

A 10% penalty tax applies to a taxable payment from a Non-Qualified Contract unless:


     - received on or after you reach age 59 1/2,



     - attributable to your disability,



     - made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,



     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated beneficiary (within the meaning of the tax law),



     - made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or



     - made with annuities used with certain structured settlement agreements.


6. AGGREGATION OF CONTRACTS


The taxable amount of an annuity payment or withdrawal from a Non-Qualified Contract may be determined by combining some or all of the Non-Qualified Contracts you own. For example, if you purchase a Contract and also purchase an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if you purchase two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.

7. LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS


For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.


D. QUALIFIED PLANS


Qualified Contracts are used with retirement plans which receive favorable tax treatment as Individual Retirement Annuities, Simplified Employee Pensions--IRAs, Roth Individual Retirement Annuities, tax sheltered annuities, and certain deferred compensation plans ("qualified plans"). Numerous special tax rules apply to qualified plans and to Qualified Contracts. Therefore, we make no attempt to provide more than general information about use of Qualified Contracts.



The tax rules applicable to qualified plans vary according to the type, terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the permitted contribution, and the corresponding deduction or exclusion, are limited under qualified plans. In Qualified Contracts, the Owner and Annuitant generally are the same individual. If a joint Annuitant is named and the Annuitant is alive, all distributions must be made to the Annuitant. Also, if the joint Annuitant is not the Annuitant's spouse, the annuity options may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.



Qualified Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of Individual Retirement Annuities, distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for the failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution.


A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply to a payment:


     - received after you reach age 55 and have separated from service,



     - received after you reach age 59 1/2,



     - received after your death or because of your disability, or



     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated beneficiary.



In addition, the penalty tax does not apply to certain distributions used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.



Qualified Contracts are amended to conform to plan requirements. However, you are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of qualified plans if they are inconsistent with the Contract.


1. QUALIFIED PLAN TYPES


We may issue Contracts for the following types of qualified plans.



INDIVIDUAL RETIREMENT ANNUITIES. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." IRAs limit the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."

SIMPLIFIED EMPLOYEE PENSIONS (SEP-IRAS). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser.



SIMPLE IRAS. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's death benefit for purposes of the tax rules governing IRAs (which would include SIMPLE IRAs). Employers and employees intending to use the Contract with such plans should consult a tax adviser.



ROTH IRAS. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain respects, including:


     - Roth IRA contributions are never deductible,

     - "qualified distributions" from a Roth IRA are excludable from income,


     - mandatory distribution rules do not apply before death,



     - a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,



     - special eligibility requirements apply, and



     - contributions to a Roth IRA can be made after the Owner has reached age 70 1/2.



All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. You may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.



Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer.



TAX-SHELTERED ANNUITIES. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in section 501(c)(3) of the Code to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to you. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless you also purchase a life insurance contract as part of your tax-sheltered annuity plan.



Tax-sheltered annuity contracts must contain restrictions on withdrawals of (i) contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988, (ii) earnings on those contributions, and (iii) earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988. These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or becomes disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a section 403(b)(7) custodial account.)

DEFERRED COMPENSATION PLANS OF STATE AND LOCAL GOVERNMENTS AND TAX-EXEMPT ORGANIZATIONS. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. DIRECT ROLLOVERS

If the Contract is used with a retirement plan that is qualified under sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as (i) minimum distributions required under section 401(a)(9) of the Code, and (ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."


Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.


E. FEDERAL INCOME TAX WITHHOLDING


We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.


                           DISTRIBUTION OF CONTRACTS


The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:


                      Investors Brokerage Services, Inc. ("IBS")
                      1 Kemper Drive
                      Long Grove, Illinois, 60049


IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.


                                 VOTING RIGHTS


Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote. A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                    REPORTS TO CONTRACT OWNERS AND INQUIRIES


After each Contract anniversary, we send you a statement showing amounts credited to each Subaccount and to the Guarantee Period Value. In addition, if you transfer amounts among the investment options or make additional payments, you receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio. In addition, we calculate for you the portion of a total amount that must be invested in a selected Guarantee Period so that the portion grows to equal the original total amount at the expiration of the Guarantee Period.



You may direct inquiries to the selling agent or may call 1-800-621-5001 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.


                             DOLLAR COST AVERAGING


We offer two different dollar cost averaging programs where you may predesignate a portion of Subaccount Value under a Contract to be automatically transferred on a monthly basis to one or more of the other Subaccounts during the Accumulation Period. The first dollar cost averaging program is available only for initial Purchase Payments and you must enroll in the program at the time the Contract is issued. You may allocate all or a portion of the initial Purchase Payment to Kemper Money Market Subaccount #2, which is the only Subaccount with no deduction for the 1.25% daily asset-based charge for mortality and expense risks and administrative costs. You must transfer all of the Subaccount Value out of Kemper Money Market Subaccount #2 to one or more of the other Subaccounts within three years from the initial Purchase Payment. If you terminate dollar cost averaging or do not deplete all Contract Value in Kemper Money Market Subaccount #2 within three years, we will automatically transfer any remaining Subaccount Value in Kemper Money Market Subaccount #2 to Kemper Money Market Subaccount #1.



The other dollar cost averaging program is available for Purchase Payments and for Contract Value transferred into Kemper Money Market Subaccount #1 or Kemper Government Securities Subaccount. You may predesignate a portion of Subaccount Value to be automatically transferred on a monthly basis to one or more of the other Subaccounts. You may enroll in this program at the time the Contract is issued or anytime thereafter by properly completing the Dollar Cost Averaging enrollment form and returning it to us at our home office at least 5 business days prior to the second Tuesday of a month ("Transfer Date").



Under each program, transfers will be made in the amounts you designated and must be at least $500 per Subaccount. The total Contract Value in the applicable Subaccount at the time Dollar Cost Averaging is elected must be at least equal to the amount designated on each Transfer Date multiplied by the duration selected. Dollar Cost Averaging stops automatically if the Contract Value does not equal or exceed the amount designated to be transferred on each Transfer Date and the remaining amount will be transferred.


Dollar Cost Averaging ends if:


     - the number of designated monthly transfers has been completed,



     - Contract Value in the transferring account is insufficient to complete the next transfer; the remaining amount is transferred,



     - we receive your written termination at least two business days before the next transfer date, or


     - the Contract is surrendered or annuitized.


You may initiate, reinstate or change Dollar Cost Averaging from Kemper Money Market Subaccount #1 or Kemper Government Securities Subaccount or change existing Dollar Cost Averaging terms for Kemper Money Market Subaccount #2 by completing the new enrollment form and returning it to us at our home office at least 5 business days prior to the next Transfer Date such transfer is to be made.

When utilizing Dollar Cost Averaging you must be invested in Kemper Money Market Subaccount #1, Kemper Money Market Subaccount #2, or Kemper Government Securities Subaccount and may be invested in any other Subaccounts. Election of Dollar Cost Averaging is not available during the Annuity Period.


                           SYSTEMATIC WITHDRAWAL PLAN


We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts from the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. The SWP is available when you request a minimum $100 periodic payment. A market value adjustment applies to any withdrawals under the SWP from a Guarantee Period, unless effected within 15 days before or 15 days after the Guarantee Period ends. If the amounts distributed under the SWP from the Subaccounts or Guarantee Periods exceed the free withdrawal amount, the Withdrawal Charge is applied on any amounts exceeding the free withdrawal amount. WITHDRAWALS TAKEN UNDER THE SWP MAY BE SUBJECT TO THE 10% TAX PENALTY ON EARLY WITHDRAWALS AND TO INCOME TAXES AND MAY BE SUBJECT TO 20% WITHHOLDING. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by you or us.


                                    EXPERTS


The consolidated balance sheets of KILICO as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 1999, 1998 and 1997 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL MATTERS


Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract, have been passed upon by Debra P. Rezabek, our Senior Vice President, General Counsel and Corporate Secretary. Jorden Burt Boros Cicchetti Berenson & Johnson, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.


                             SPECIAL CONSIDERATIONS


We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.



Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax adviser regarding the tax consequences, as an assignment may be a taxable event.


                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933 and the Investment Company Act of 1940. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

                                    BUSINESS


CORPORATE STRUCTURE


KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois. We are licensed in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. KILICO and Kemper are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.


STRATEGIC INITIATIVES


Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:



- Federal Kemper Life Assurance Company ("FKLA"),



- Zurich Life Insurance Company of America ("ZLICA"), and



- Zurich Direct, Inc., ("ZD").



This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products through brokerage general agents and other independent distributors. ZLICA markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.



Over the last several years, we increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable bank-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.


NARRATIVE DESCRIPTION OF BUSINESS


We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual term life, universal life and individual and group variable life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration annuity and variable life insurance contracts as well as reinsurance premiums assumed from FKLA.



Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.



Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, these variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds. We, in turn, receive administrative fee revenue on these variable products which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

As a result of this strategy, our separate account assets and related sales of our variable annuity and life products have increased over the last couple of years. KILICO's separate account assets and sales were as follows (in millions):


                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Separate account assets.....................................  $9,778.1   $7,099.2   $5,122.0
                                                              ========   ========   ========

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Variable annuity sales......................................  $  468.9   $  300.4   $  259.8
Variable life sales.........................................   1,661.1    1,523.0    2,708.6
                                                              --------   --------   --------
          Total separate account sales......................  $2,130.0   $1,823.4   $2,968.4
                                                              ========   ========   ========


During mid-1998, we introduced DESTINATIONS, a registered individual variable annuity product. DESTINATIONS offers 37 variable subaccount investment options with various investment managers, ten guarantee period accounts and a fixed account, dollar cost averaging and a guaranteed retirement income benefit option.



During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and the uncertainty surrounding BOLI's tax advantaged status since the release of the Clinton Administration's fiscal year budgets, from 1998 through 2001.



Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, is the principal underwriter and distributor of our registered variable annuity and variable life products. IBS, Life Insurance Solutions, L.L.C., an affiliate, and Benefit Finance Securities, L.L.C., a non-affiliate, are distributors of our BOLI and high net worth products.



Current crediting rates, a conservative investment strategy and the interest rate environment have impacted our general account fixed annuity sales over the last several years. Our general account fixed annuity sales were as follows (in millions):



                                                                     YEAR ENDED
                                                                    DECEMBER 31
                                                              ------------------------
                                                               1999     1998     1997
                                                              ------   ------   ------
General account fixed annuity sales.........................  $383.8   $179.9   $145.7
                                                              ======   ======   ======



Our general account fixed annuity sales increased $203.9 million in 1999, compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in mid-1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to deposit amounts in the general account and authorize pro-rated amounts to be automatically transferred into the separate account over a specified period of time in order to reduce the effects of significant market fluctuations.



During 1999, 1998 and 1997, we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, net of reinsurance ceded, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.


FEDERAL INCOME TAX DEVELOPMENTS


In early 2000, the Clinton Administration's Fiscal Year 2001 Budget ("Budget") was released and contained certain proposals to change the taxation of BOLI. It is currently unknown whether or not these proposals will be accepted, amended or omitted in the final Budget approved by Congress. If the current Budget proposals are accepted, BOLI contracts may no longer be tax advantaged products and therefore less attractive to those customers who purchase them in recognition of their favorable tax attributes. Additionally, sales of these products during 2000 may also be negatively impacted until the likelihood of the current proposals being enacted into law has been determined.

NAIC RATIOS

The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".


Based on statutory financial data as of December 31, 1999, we had three ratios outside the usual ranges; the change in capital and surplus ratios, gross and net, and the change in reserving ratio. Our change in capital and surplus ratios, both gross and net is due to the payment of dividends to Kemper in 1999 of $115.0 million. Our change in reserving ratio primarily reflected the level of interest-sensitive life surrenders and withdrawals during 1999, as well as an increase in individual variable life renewal premiums, as compared to 1998. The increase in individual variable life renewal premiums in 1999 is mainly due to an increase in sales of individual universal life insurance in 1998. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 1999 or earlier years.


RISK-BASED CAPITAL, ASSET ADEQUACY AND CODIFICATION


Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.



In March 1998, the NAIC approved the codification of statutory accounting principles. Codification is effective January 1, 2001. We have not quantified the impact that codification will have on our statutory financial position or results of operations.


RESERVES AND REINSURANCE


The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):


                                                              DECEMBER 31   DECEMBER 31
                                                                 1999          1998
                                                              -----------   -----------
General account annuities...................................    $2,729        $2,864
Interest-sensitive life insurance and other.................       671           688
Term life reserves..........................................         9             9
Ceded future policy benefits................................       310           345
                                                                ------        ------
          Total.............................................    $3,719        $3,906
                                                                ======        ======


Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA produces policies not produced by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 1999 and 1998, our reinsurance reserve credit from FLA related to these coinsurance transactions totaled approximately $309.7 million and $344.8 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and are reimbursed by FLA for the related servicing expenses.

During December 1997, we entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.


The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

BANK OWNED LIFE INSURANCE (BOLI)
(IN MILLIONS)

                                                                 YEAR ENDED DECEMBER 31
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
Face amount in force.......................................  $ 82,021   $ 66,186   $ 59,338
                                                             ========   ========   ========
Net amount at risk ceded...................................  $(75,979)  $(62,160)  $(51,066)
                                                             ========   ========   ========
Cost of insurance charges ceded............................  $  166.4   $  175.5   $   24.3
                                                             ========   ========   ========
Funds withheld account.....................................  $  263.4   $  170.9   $   23.4
                                                             ========   ========   ========


We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of our General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.



Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.



In 1996, we assumed, on a yearly renewable term basis, term life insurance from FKLA. As a result of this transaction, we recorded reserves in 1999 and 1998 of approximately $8.0 million and $8.5 million, respectively.


COMPETITION


We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. With our emphasis on annuity products, we also compete for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.



Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

To address our competition, we have adopted certain business strategies. These include:



     - systematic review of investment risk and our capital position,



     - customer segmentation and focus,



     - continued focus on existing and new variable annuity and variable life insurance products,


     - distribution through diversified channels, and


     - ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology.



EMPLOYEES



At December 31, 1999, we used the services of approximately 940 employees of FKLA, which are also shared with FLA and ZLICA.


REGULATION


We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.


Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.


In addition, certain of our variable life insurance and annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").



We believe we are in compliance in all material respects with all applicable regulations.


INVESTMENTS


A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.



We carefully monitor our cash flow and regularly and systematically plan our investment program to provide funds to meet all obligations and to optimize investment return. An affiliated company, Scudder Kemper Investments, Inc. ("SKI") and its subsidiaries and affiliates, manages our securities portfolio. A majority-owned Kemper real estate subsidiary handles our real estate related investments. Our board of directors directs our investment policy. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.


FORWARD-LOOKING STATEMENTS


All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in our filings with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:


- general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our contracts,



- our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives,



- customer response to new products, distribution channels and marketing initiatives,



- mortality, morbidity, and other factors which may affect the profitability of our insurance products,



- changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products,



- increasing competition which could affect the sale of our products,



- regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and



- the risk factors or uncertainties listed from time to time in our filings with the SEC.



                                   PROPERTIES



We primarily share 84,270 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 93,666 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.



                               LEGAL PROCEEDINGS



KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on KILICO's consolidated financial position. There are no material legal proceedings pending to which the Separate Account or IBS is a party.

                            SELECTED FINANCIAL DATA



The following table sets forth selected financial information for KILICO for the five years ended December 31, 1999, and for the opening balance sheet as of the acquisition date, January 4, 1996. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.



                                                                                                      PREACQUISITION
                                                                                                      --------------
                                                                                                       DECEMBER 31
                             DECEMBER 31    DECEMBER 31    DECEMBER 31    DECEMBER 31    JANUARY 4    --------------
                                1999           1998           1997           1996         1996(2)          1995
                             -----------    -----------    -----------    -----------    ---------    --------------
TOTAL REVENUE..............   $   363.4      $   419.7      $   425.5      $  356.2      $  --           $   68.1(1)
                              =========      =========      =========      ========      ========        ========
NET INCOME EXCLUDING
  REALIZED INVESTMENT
  RESULTS..................   $    51.1      $    31.4      $    31.9      $   25.6      $  --           $   74.2
                              =========      =========      =========      ========      ========        ========
NET INCOME (LOSS)..........   $    44.9      $    65.1      $    38.7      $   34.4      $  --           $ (133.0)(1)
                              =========      =========      =========      ========      ========        ========
FINANCIAL SUMMARY
Total separate account
  assets...................   $ 9,778.1      $ 7,099.2      $ 5,122.0      $2,127.2      $1,761.1        $1,761.1
                              =========      =========      =========      ========      ========        ========
Total assets...............   $14,655.7      $12,239.7      $10,589.7      $7,717.9      $7,682.7        $7,581.7
                              =========      =========      =========      ========      ========        ========
Future policy benefits.....   $ 3,409.1      $ 3,561.6      $ 3,856.9      $4,256.5      $4,585.1        $4,573.2
                              =========      =========      =========      ========      ========        ========
Stockholder's equity.......   $   630.0      $   853.9      $   865.6      $  751.0      $  745.6        $  605.9
                              =========      =========      =========      ========      ========        ========


---------------

(1) Real estate-related investment losses adversely impacted total revenue and net loss for 1995. These losses reflect a change in our strategy with respect to our real estate-related investments resulting from the January 4, 1996 acquisition of Kemper by the Zurich-led investor group.



(2) The consolidated information presented as of the acquisition on January 4, 1996 is accounted for using the purchase method of accounting.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS


We recorded net income of $44.9 million in 1999, compared with net income of $65.1 million in 1998 and $38.7 million in 1997. The decrease in net income in 1999, compared with 1998, was due to a significant decrease in net realized investment results, offset by an increase in operating earnings before amortization of goodwill.


The following table reflects the components of net income:

                NET INCOME
                (in millions)

                                            YEAR ENDED DECEMBER 31
                                        ------------------------------
                                         1999        1998        1997
                                        ------      ------      ------
Operating earnings before
  amortization of goodwill........      $ 63.8      $ 44.1      $ 47.2
Amortization of goodwill..........       (12.7)      (12.7)      (15.3)
Net realized investment gains
  (losses)........................        (6.2)       33.7         6.8
                                        ------      ------      ------
     Net income...................      $ 44.9      $ 65.1      $ 38.7
                                        ======      ======      ======

The following table reflects the major components of net realized investment results included in net income above.

                REALIZED INVESTMENT RESULTS, AFTER TAX
                (in millions)

                                            YEAR ENDED DECEMBER 31
                                        ------------------------------
                                         1999        1998        1997
                                        ------      ------      ------
Real estate-related gains.........      $  2.7      $ 26.9      $ 12.8
Fixed maturities and
  write-downs.....................        (6.3)        1.4        (6.7)
Trading account securities........        (4.7)        1.7        --
Other gains, net..................         2.1         3.7         0.7
                                        ------      ------      ------
     Total........................      $ (6.2)     $ 33.7      $  6.8
                                        ======      ======      ======


The real estate-related gains over the last three years reflect our adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998. The net realized investment losses on fixed maturities generated in 1997 arose primarily from the sales of lower yielding U.S. Treasury bonds, collateralized mortgage obligations and corporate bonds, related to ongoing repositionings of our fixed maturity investment portfolio. We reinvested the proceeds from the repositionings, together with cash and short-term investments, into higher yielding corporate bonds and asset-backed securities in 1997.



We used trading account securities to manage our reinsurance strategy on the BOLI product. Effective November 1, 1998, we changed the methodology used to determine the increase to the FWA and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of KILICO's Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, we recorded a net realized capital gain of $2.8 million upon transfer of these assets to the trading portfolio as required by FAS 115. we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.



Other realized investment gains, net, relate primarily to the sale of equity securities as we took advantage of favorable market conditions.



Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:



     - an increase in spread revenue (investment income earned less interest credited),



     - an increase in separate account fees and charges,



     - a decrease in claims incurred and other policyholder benefits,



     - a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by



     - an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs.


Operating earnings before the amortization of goodwill decreased to $44.1 million in 1998, compared with $47.2 million in 1997, primarily due to:


     - a decrease in separate account fees and charges,



     - an increase in commissions and operating expenses,


     - an increase in the amortization of insurance acquisition costs, offset by


     - a decrease in taxes, licenses and fees,


     - an increase in the deferral of insurance acquisition costs, and


     - a decrease in the amortization of the value of business acquired.



The following table reflects our sales.


           SALES
           (in millions)

                                                YEAR ENDED DECEMBER 31
                                            ------------------------------
                                              1999       1998       1997
                                            --------   --------   --------
Annuities:
  General account.........................  $  383.8   $  179.9   $  145.7
  Separate account........................     468.9      300.4      259.8
                                            --------   --------   --------
     Total annuities......................     852.7      480.3      405.5
                                            --------   --------   --------
Life Insurance:
  Separate account bank-owned variable
     universal life ("BOLI")..............   1,622.0    1,501.0    2,700.0
  Separate account variable universal
     life.................................      39.1       22.0        8.6
  Term life...............................      21.9       22.4       22.2
  Interest-sensitive life.................       0.7         .2      --
                                            --------   --------   --------
     Total life...........................   1,683.7    1,545.6    2,730.8
                                            --------   --------   --------
               Total sales................  $2,536.4   $2,025.9   $3,136.3
                                            ========   ========   ========


Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Our general account annuity sales increased $203.9 million in 1999 when compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging.



Total separate account annuity (variable) sales increased $168.5 million in 1999, compared with 1998, also due to strong sales of the new variable annuity product mentioned earlier. The increase in variable annuity sales in 1998, compared with 1997, was due, in part, to the addition of new separate account investment fund options, the addition of new investment fund managers, a strong overall underlying stock and bond market and the new variable annuity product introduced during 1998.

Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We believe that the increase in our financial strength and performance ratings in 1999, together with our association with Zurich, will continue to assist in our future sales efforts.



In 1997, we introduced several non-registered variable universal life insurance contracts, BOLI and a series of individual universal life insurance contracts. Sales of BOLI increased $121.0 million to $1,622.0 million in 1999, compared with $1,501.0 million in 1998. Sales of individual variable universal life insurance increased $17.1 million to $39.1 in 1999, compared with $22.0 million in 1998. Strong sales for these products continue due to favorable tax treatment afforded these products as well as the opportunity for potentially higher returns for contractholders. Sales of these separate account variable products, like variable annuities, pose minimal investment risk for us as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges compensate us for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $16.6 billion in 1999, compared with $7.7 billion in 1998 and $59.6 billion in 1997. The decrease in face amount issued in 1999 and 1998, compared with 1997 is due to a significant portion of renewal premiums in 1999 and 1998 and higher funded policies issued in 1999 and 1998, compared to those issued in 1997.



In 1999, 1998 and 1997 we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.



Spread revenue increased in 1999 compared with 1998 and 1997 due to a more modest decrease in investment income than in interest credited. Investment income decreased in 1999, compared with 1998 and 1997 due to several factors. These factors include a decrease in cash and invested assets from the 1998 and 1997 levels, reflecting the surrender and withdrawal activity during the last three years, dividends paid to Kemper during 1999 and 1998 and the reinvestment of 1998 sales proceeds and collateralized mortgage obligation ("CMO") prepayments at lower yields due to the lower interest rate environment in 1998. Net investment income was also negatively impacted by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. With overall interest rates increasing during 1999, sales proceeds, maturities and prepayments were reinvested at higher yields during 1999.



The decrease in interest credited in 1999, compared with 1998 and 1997, was primarily due to a decrease in policyholder liabilities resulting from surrender and withdrawal activity over the last three years and a decrease in crediting rates during 1999 and 1998.



Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of our fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became our new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of our fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $7.8 million in 1999, compared with $14.4 million in 1998 and $15.3 million in 1997.



Administrative fees received from our separate account products of $46.1 million in 1999, compared with $38.3 million and $31.0 million in 1998 and 1997, respectively, are included in separate account fees and charges. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets.



Cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $167.9 million, $167.6 million and $27.6 million in 1999, 1998 and 1997, respectively, are also included in separate account fees and charges. Of these COI charges, $166.4 million, $175.5 million and $24.3 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. In 1998, we ceded in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 1999, 1998 and 1997 also include BOLI-related premium tax expense loads of $26.8 million, $29.1 million and $51.1 million, respectively.



Other income includes surrender charge revenue of $5.0 million in 1999, compared with $4.0 million and $5.2 million in 1998 and 1997, respectively. The increase in surrender charge revenue in 1999, compared with

1998, reflects the increased policyholder surrender and withdrawal activity in the separate accounts during 1999, compared with 1998. Similarly, the decrease in surrender charge revenue in 1998, compared with 1997, reflects the decrease in total general account policyholder surrenders and withdrawals during 1998, compared with 1997.


           POLICYHOLDER SURRENDERS, WITHDRAWALS AND DEATH BENEFITS
           (in millions)

                                         1999           1998           1997
                                        ------         ------         ------
General account.....................    $564.2         $645.5         $703.1
Separate account....................     399.8          260.9          236.2
                                        ------         ------         ------
     Total..........................    $964.0         $906.4         $939.3
                                        ======         ======         ======


Reflecting the current interest rate environment and other competitive market factors, we adjust our crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. We can also improve spread revenue over time by increasing investment income.


General account surrenders, withdrawals and death benefits decreased $81.3 million in 1999, compared with 1998, reflecting a decrease in death benefits as well as a decrease in overall surrenders and withdrawals.


Separate account surrenders, withdrawals and death benefits increased $138.9 million in 1999, compared with 1998. A partial withdrawal on a BOLI contract of $39.8 million in 1999 contributed to this increase. The remaining increase is primarily due to the growth of assets under management in the separate account and a related increase in surrenders and withdrawals as contractholders seek alternative investment options during a period of strong market performance.



The trend of decreasing policyholder surrenders, withdrawals and death benefits in the general account and increasing in the separate account reflects a shift in assets under management from the general account to the separate account over the past three years. This shift, in turn, reflects our increased emphasis on marketing our existing and new separate account products.



Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $3.4 million in 1999, compared with $1.5 million in 1998 and $1.5 million in 1997.



Commission expense was higher in 1999, compared with both 1998 and 1997, due to an increase in total sales.



Operating expenses increased slightly in 1999, to $46.0 million, compared with $44.6 million and $36.8 million in 1998 and 1997, respectively. Operating expenses increased in 1998, compared with 1997, as a result of staffing for new business initiatives, an increase in various outside consulting fees, an increase in printing and stationary expenses for sales materials and an increase in data processing expenses.



Data processing expenses related to bringing our systems in compliance with the year 2000 amounted to $0.6 million in 1999 and $1.3 million in 1998.



The deferral of insurance acquisition costs in 1999, 1998 and 1997 positively impacted our data processing expenses. The deferral of insurance acquisition costs increased in 1999, compared with both 1998 and 1997, reflecting an increase in commissions expense and operating expenses related directly to the increased production of new business over the last several years.



A decrease in the amortization of deferred insurance acquisition costs in 1999, compared with 1998, positively impacted our operating earnings. This decrease was primarily due to significant appreciation in our separate account assets due to rising equity markets during 1999, as well as realized capital losses on post-purchase investments during 1999, compared with realized capital gains on post-purchase investments during 1998. Appreciation in separate account assets increases estimated future gross profits, shifting amortization to later years. Realized capital losses on post-purchase investments decreases current gross profits and defers amortization into future periods. Realized capital gains on post-purchase investments increases current gross profits and accelerates amortization in the current period. The lower amortization in 1997 reflects a smaller deferred insurance acquisition cost asset in 1997. The deferred insurance acquisition cost asset was $159.7 million, $91.5 million and $59.5 million at December 31, 1999, 1998 and 1997, respectively.


Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.


The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:



     - significant appreciation in separate account assets, which increases estimated future gross profits and shifts amortization to later years,



     - a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and



     - a significant decrease in realized investment results on pre-purchase investments.


The significant realized capital gains in 1998 increased gross profits for that period and accelerated the amortization of the value of business acquired during 1998.


The difference between the cost of acquiring KILICO and the net fair value of our assets and liabilities as of January 4, 1996 was recorded as goodwill. During 1996, we began to amortize goodwill on a straight-line basis over twenty-five years. In December of 1997, we changed our amortization period to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, we recorded an increase in amortization expense of $5.1 million during 1997.


OPERATIONS BY BUSINESS SEGMENT


In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 establishes standards for how to report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers.



KILICO, FKLA, ZLICA, and FLA operate under the trade name Zurich Kemper Life. Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). Our SBU concept has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.



Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, this Prospectus discusses results of operations related solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.



The principal products and markets of the Financial and RSG SBUs are as follows:



FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).



RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS


Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:



     - our evaluation of risk and return in various markets,



     - consistency with our business strategy and investment guidelines approved by the board of directors,



     - the interest rate environment,


     - liability durations, and


     - changes in market and business conditions.


INVESTED ASSETS AND CASH
(in millions)


                                                                  DECEMBER 31              DECEMBER 31
                                                                      1999                     1998
                                                               ------------------       ------------------
Cash and short-term investments............................    $   54         1.4%      $   72         1.7%
Fixed maturities:
  Investment-grade:
     NAIC(1) Class 1.......................................     2,164        56.5        2,663        63.7
     NAIC(1) Class 2.......................................       994        25.9          724        17.3
  Below investment grade (NAIC classes 3 through 6):
     Performing............................................       118         3.1           96         2.3
Trading account securities.................................      --          --            102         2.4
Joint venture mortgage loans...............................        67         1.8           66         1.6
Third-party mortgage loans.................................        64         1.7           76         1.8
Other real estate-related investments......................        21         0.5           22         0.5
Policy loans...............................................       262         6.8          271         6.5
Equity securities..........................................        62         1.6           67         1.6
Other......................................................        25         0.7           24         0.6
                                                               ------       -----       ------       -----
          Total(2).........................................    $3,831       100.0%      $4,183       100.0%
                                                               ======       =====       ======       =====


---------------
(1) National Association of Insurance Commissioners ("NAIC").
    -- Class 1 = A- and above
    -- Class 2 = BBB- through BBB+

(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the consolidated financial statements.

FIXED MATURITIES


We are carrying our fixed maturity investment portfolio, which we consider available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities at December 31, 1999 was $121.2 million, compared with unrealized appreciation of $61.3 million at December 31, 1998. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.



At December 31, 1999, investment-grade fixed maturities, cash and short-term investments accounted for 83.8 percent of our invested assets and cash, compared with 82.7 percent at December 31, 1998. Approximately 45.9 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 1999, compared with 53.4 percent at December 31, 1998.



Approximately 20.0 percent of our investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage

Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holding of such investments over time.



Approximately 16.8 percent and 15.4 percent of our investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. Home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%), and collateralized loan and bond obligations (10.6%) backed the majority of our investment in asset-backed securities.



Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, we carry most of our mortgage-backed securities at a premium over par. Prepayment activity, resulting from a decline in interest rates on such securities purchased at a premium, would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to mortgage-backed securities.



At December 31, 1999 and 1998, we had unamortized premiums and discounts related to mortgage-backed and asset-backed securities as follows (in millions):


                                                                   DECEMBER 31
                                                                -----------------
                                                                1999        1998
                                                                -----       -----
Unamortized premiums........................................    $11.6       $15.8
                                                                =====       =====
Unamortized discounts.......................................    $ 6.5       $ 4.6
                                                                =====       =====

Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.


The table below provides information about our mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.



                           CARRYING                                                                               FAIR VALUE
                           VALUE AT                              EXPECTED MATURITY DATE                               AT
                         DECEMBER 31,      -------------------------------------------------------------------   DECEMBER 31,
     (IN MILLIONS)           1999          2000       2001       2002        2003        2004       THEREAFTER       1999
     -------------       ------------      -----      -----      -----      ------      ------      ----------   ------------
Fixed Maturities:
  Mortgage-backed
     bonds..............   $  630.4        $19.6      $21.6      $47.3      $149.5      $135.2        $257.2       $  630.4
     Average yield......       6.61%        6.61%      6.63%      6.63%       6.67%       7.09%         7.14%          6.61%
  Asset-backed bonds....   $  409.8        $11.4      $27.0      $33.6      $ 48.8      $ 39.0        $250.0       $  409.8
     Average yield......       7.11%        7.17%      7.25%      7.18%       7.16%       7.34%         7.60%          7.11%
  CMBs..................   $  120.7        $  --      $  --      $  --      $   --      $   --        $120.7       $  120.7
     Average yield......       6.75%        6.75%      6.75%      6.75%       6.75%       6.75%         6.73%          6.75%
                           --------                                                                                --------
                           $1,160.9                                                                                $1,160.9
                           ========                                                                                ========

                            CARRYING                                                                            FAIR VALUE
                            VALUE AT                             EXPECTED MATURITY DATE                             AT
                          DECEMBER 31,      ----------------------------------------------------------------   DECEMBER 31,
      (IN MILLIONS)           1998           1999       2000       2001       2002        2003    THEREAFTER       1998
      -------------       ------------      ------      -----      -----      -----      ------   ----------   ------------
Fixed Maturities:
  Mortgage-backed bonds..   $  946.7        $137.2      $85.7      $48.3      $47.7      $149.6     $478.2       $  946.7
     Average yield.......       6.45%         6.46%      6.42%      6.43%      6.42%       6.42%      6.42%          6.45%
  Asset-backed bonds.....   $  407.4        $ 17.9      $36.1      $49.8      $36.1      $ 31.9     $235.6       $  407.4
     Average yield.......       6.67%         6.73%      6.75%      6.82%      6.90%       6.90%      6.95%          6.67%
  CMBs...................   $  115.5        $  1.3      $ 1.2      $ 1.4      $ 1.5      $ 12.3     $ 97.8       $  115.5
     Average yield.......       6.25%         6.28%      6.28%      6.28%      6.28%       6.28%      6.28%          6.25%
                            --------                                                                             --------
                            $1,469.6                                                                             $1,469.6
                            ========                                                                             ========



The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, is 4.5 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately .93 of a year.



The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1998, was 4.0 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .65 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately 1.45 years.



Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 48 issuers at December 31, 1999, totaled 3.1 percent of cash and invested assets at December 31, 1999 and 2.3 percent at December 31, 1998. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.


REAL ESTATE-RELATED INVESTMENTS


Our $151.6 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.9 percent of cash and invested assets at December 31, 1999, compared with $164.4 million, or 3.9 percent, at December 31, 1998. The decrease in real estate-related investments during 1999 was primarily due to sales and loan paydowns.



As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 1999. This amount represented a net decrease of $34.6 million since December 31, 1998, primarily due to the cancellation of several standby financing commitments in 1999. As of December 31, 1999, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. We consider total legal commitments, along with estimated working capital requirements, in our evaluation of reserves and write-downs.



Excluding the $0.9 million of net equity investments in joint ventures, our real estate loans totaled $150.7 million at December 31, 1999, after reserves and write-downs. Of this amount, $74.4 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:



     - 15.6 percent have terms requiring current periodic payments of their full contractual interest and


     - 84.4 percent require only partial payments or payments to the extent of borrowers' cash flow.


The equity investments in real estate at December 31, 1999 consisted of our other equity investments in joint ventures. These equity investments include KILICO's share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically has elected to fund, operating requirements of certain joint ventures.

REAL ESTATE PORTFOLIO
(in millions)


                                                                     OTHER REAL ESTATE-
                                                 MORTGAGE LOANS     RELATED INVESTMENTS
                                                ----------------   ----------------------
                                                 JOINT    THIRD-    OTHER       EQUITY
                                                VENTURE   PARTY    LOANS(2)   INVESTMENTS   TOTAL
                                                -------   ------   --------   -----------   ------
Balance at December 31, 1998..................   $65.8    $76.5     $20.9        $ 1.2      $164.4(1)
Additions (deductions):
Fundings......................................     0.3     --        --          --            0.3
Interest added to principal...................     3.5      0.4      --          --            3.9
Sales/paydowns/distributions..................    (2.4)   (13.0)     (4.2)        (0.5)      (20.1)
Operating gain................................    --       --        --            0.1         0.1
Net realized investments gains................     0.8      3.3      --            0.1         4.2(3)
Other transactions, net.......................    (0.8)    (3.3)      2.9        --           (1.2)(3)
                                                 -----    ------    -----        -----      ------
Balance at December 31, 1999..................   $67.2    $63.9     $19.6        $ 0.9      $151.6(4)
                                                 =====    ======    =====        =====      ======


---------------
(1) Net of $25.3 million reserve and write-downs. Excludes $8.7 million of real estate-related accrued interest.


(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. We issued these loans generally to provide financing for Kemper's or KILICO's joint ventures for various purposes.


(3) Included in this amount is $2.9 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.

(4) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.

REAL ESTATE CONCENTRATIONS AND OUTLOOK


Our real estate portfolio is distributed by geographic location and property type. However, we have concentration exposures in certain states and in certain types of properties. In addition to these exposures, we also have exposures to certain real estate developers and partnerships.



As a result of our ongoing strategy to reduce our exposure to real estate-related investments, as of December 31, 1999, we had investments in three projects that accounted for approximately 92.3 percent of our $151.6 million real estate-related portfolio.



The largest of these investments at December 31, 1999 amounted to $63.9 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on our mortgages. These loans are on accrual status.



Our loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.4 million at December 31, 1999. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. This project is currently in the final stages of a permit process with various Federal and California State agencies which will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.



The remaining significant real estate-related investment amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, we have placed these real estate-related investments on nonaccrual status. We are currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, we anticipate that it could be several additional years until we completely dispose of all investments in Hawaii.

We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments observable market price, net of estimated selling costs. Because our real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Our real estate-related investments are expected to continue to decline further through future sales and paydowns. Our net income could be reduced in future periods if:



     - real estate market conditions worsen in areas where our portfolio is located,


     - Kemper's and KILICO's plans with respect to certain projects change, or

     - necessary construction or zoning permits are not obtained.


Our only troubled real estate-related investments were loans on nonaccrual status, before reserves and write-downs, totaling $98.3 million and $37.4 million at December 31, 1999 and 1998, respectively. We do not accrue interest on real estate-related investments when we judge that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $76.3 million and $31.8 million at December 31, 1999 and 1998, respectively. The increase in nonaccrual loans in 1999, compared with 1998, is due to the previously discussed placement of loans to the MLP on nonaccrual status at the beginning of 1999.



NET INVESTMENT INCOME



Our pre-tax net investment income totaled $264.6 million in 1999, compared with $273.5 million in 1998 and $296.2 million in 1997. This includes our share of the operating losses from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, purchase accounting adjustments negatively impacted our net investment income in 1999, 1998 and 1997.



Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:



           FOREGONE INVESTMENT INCOME

           (dollars in millions)


                                                   YEAR ENDED DECEMBER 31
                                               ------------------------------
                                               1999         1998         1997
                                               ----         ----         ----
Fixed maturities...........................    $--          $0.3         $0.5
Real estate-related investments............     9.9          3.2          3.9
                                               ----         ----         ----
       Total...............................    $9.9         $3.5         $4.4
                                               ====         ====         ====



Foregone investment income from the nonaccrual of real estate-related investments is net of our share of interest expense on these loans excluded from our share of joint venture operating results. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on our future investment income and realized investment results.


REALIZED INVESTMENT RESULTS


Net income reflects after-tax realized investment losses of $6.2 million in 1999, and after-tax realized investment gains of $33.7 million and $6.8 million in 1998 and 1997, respectively. Trading account security losses of $4.7 million in 1999 are included in the after-tax realized investment losses. As previously discussed, we segregated a portion of our General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 requires that assets held in a trading account must be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer segregated our General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.



Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in our net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. However, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, the security is written down to net realizable value, and the write-down adversely impacts net income.



We regularly monitor our investment portfolio and as part of this process review our assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.



We have established a valuation allowance to reduce the deferred tax asset for investment losses to a net realizable amount. The valuation allowance is evaluated as of each balance sheet date.


INTEREST RATES


Interest rates remained relatively stable during 1997, before declining in 1998. During 1998, the Federal Open Market Committee lowered interest rates three times. This trend was reversed in 1999 when the Federal Open Market Committee raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates.



When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust our crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.



A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. However, approximately 36 percent of our fixed and variable annuity liabilities as of December 31, 1999, were no longer subject to significant surrender fees.


LIQUIDITY AND CAPITAL RESOURCES


We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of our liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.


RATINGS


Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios, including us. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.


Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.

Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.


During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Kemper Life.


STOCKHOLDER'S EQUITY

Stockholder's equity totaled $630.0 million at December 31, 1999, compared with $853.9 million at December 31, 1998 and $865.6 million at December 31, 1997. The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper, offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to unrealized depreciation of our fixed maturity investment portfolio due to rising interest rates during 1999. The decrease in stockholder's equity in 1998 was primarily due to dividends of $95.0 million paid to Kemper during 1998. This decrease was offset by 1998 net income of $65.1 million and an increase of $20.3 million in accumulated other comprehensive income. The increase in accumulated other comprehensive income was primarily related to the increase in unrealized appreciation of our fixed maturity investment portfolio due to falling interest rates during 1998.


EMERGING ISSUE


In June 1998, the FASB issued Statement of Financial Accounting Standard 133, ("FAS 133") ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1999, the FASB issued Statement of Financial Accounting Standard 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. This statement defers the effective date of FAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. We have not determined the impact that implementation of FAS 133 would have on our results of operations or financial position. However, we expect that the impact of implementation will not be material.

                   KILICO'S DIRECTORS AND EXECUTIVE OFFICERS


            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Gale K. Caruso (42)                    President and Chief Executive Officer of Federal Kemper Life
President and Chief Executive Officer  Assurance Company ("FKLA"), Fidelity Life Association
since June 1999. Director since July   ("FLA"), Zurich Life Insurance Company of America ("ZLICA")
1999.                                  and Zurich Direct, Incorporated ("ZD") since June 1999.
                                       Director of FKLA, FLA and ZLICA since July 1999. Chairman,
                                       President and Chief Executive Officer of Scudder Canada
                                       Investor Services, Ltd. from 1995 to June 1999. Managing
                                       Director of Scudder Kemper Investments, Inc. from July 1986 to June 1999.
Eliane C. Frye (52)                    Executive Vice President of FKLA and FLA since March 1995.
Executive Vice President since March   Executive Vice President of ZLICA and ZD since March 1996.
1995. Director since May 1998.         Director of FLA since December 1997. Director of FKLA and
                                       ZLICA since May 1998. Director of ZD from March 1996 to
                                       March 1997. Director of IBS and IBSIA since 1995. Senior
                                       Vice President of KILICO, FKLA and FLA from 1993 to 1995.
                                       Vice President of FKLA and FLA from 1988 to 1993.

Frederick L. Blackmon (48)             Senior Vice President and Chief Financial Officer of FKLA
Senior Vice President and Chief        since December 1995. Senior Vice President and Chief
Financial Officer since December       Financial Officer of FLA since January 1996. Senior Vice
1995.                                  President and Chief Financial Officer of ZLICA and ZD since
                                       March 1996. Director of FLA since May 1998. Director of ZD from March 1996 to March 1997. Treasurer and Chief Financial
                                       Officer of Kemper since January 1996. Chief Financial
                                       Officer of Alexander Hamilton Life Insurance Company from
                                       April 1989 to November 1995.

Russell M. Bostick (43)                Senior Vice President and Chief Information Officer of FKLA,
Senior Vice President and Chief        FLA, ZLICA and ZD since March 1999. Vice President and Chief
Information Officer since March 1999.  Information Officer of FKLA, FLA, KILICO, ZLICA and ZD from
                                       April 1998 to March 1999. Chief Technology Officer of
                                       Corporate Software & Technology from June 1997 to April
                                       1998. Vice President, Information Technology Department of
                                       CNA Insurance Companies from January 1995 to June 1997.

James C. Harkensee (41)                Senior Vice President of FKLA and FLA since January 1996.
Senior Vice President since January    Senior Vice President of ZLICA and ZD since 1995. Director
1996.                                  of ZD from April 1993 to March 1997 and since March 1998.
                                       Vice President of ZLICA from 1992 to 1995. Vice President of
                                       ZD from 1994 to 1995.

James E. Hohmann (44)                  Senior Vice President of FKLA since December 1995. Chief
Senior Vice President since December   Actuary of FKLA and KILICO from December 1995 to January
1995. Director since May 1998.         1999. Senior Vice President of FLA since January 1996. Chief
                                       Actuary of FLA from January 1996 to January 1999. Senior
                                       Vice President of ZLICA and ZD since March 1996. Chief
                                       Actuary of ZLICA and ZD from March 1996 to January 1999.
                                       Director of FLA since June 1997. Director of FKLA and ZLICA since May 1998. Director of ZD from March 1996 to March
                                       1997. Managing Principal (Partner) of Tillinghast-Towers
                                       Perrin from January 1991 to December 1995.

Edward K. Loughridge (45)              Senior Vice President and Corporate Development Officer of
Senior Vice President and Corporate    FKLA and FLA since January 1996. Senior Vice President and
Development Officer since January      Corporate Development Officer for ZLICA and ZD since March
1996.                                  1996. Senior Vice President of Human Resources of
                                       Zurich-American Insurance Group from February 1992 to March
                                       1996.

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Debra P. Rezabek (44)                  Senior Vice President of FKLA and FLA since March 1996.
Senior Vice President since 1996.      Corporate Secretary of FKLA and FLA since January 1996.
General Counsel since 1992. Corporate  Director of FLA since May 1998. Vice President of KILICO,
Secretary since January 1996.          FKLA and FLA since 1995. General Counsel and Director of
                                       Government Affairs of FKLA and FLA since 1992 and of KILICO since 1993. Senior Vice President, General Counsel and
                                       Corporate Secretary of ZLICA and ZD since March 1996.
                                       Director of ZD from March 1996 to March 1997. Secretary of
                                       IBS and IBSIA since 1993. Director of IBS and IBSIA from
                                       1993 to 1996. General Counsel and Assistant Secretary of
                                       KILICO, FKLA and FLA from 1992 to 1996. Assistant Secretary of Kemper since January 1996.

Edward L. Robbins (60)                 Senior Vice President and Chief Actuary of FKLA, FLA, ZLICA
Senior Vice President and Chief        and ZD since March 1999. Senior Actuary of FKLA, FLA,
Actuary since March 1999.              KILICO, ZLICA and ZD from July 1998 to March 1999. Principal of KPMG Peat Marwick LLP from May 1984 to July 1998.

Kenneth M. Sapp (54)                   Senior Vice President of FKLA, FLA and ZLICA since January
Senior Vice President since January    1998. Senior Vice President of ZD since March 1998. Director
1998.                                  of IBS since May 1998. Director of IBSIA since September
                                       1998. Vice President--Aetna Life Brokerage of Aetna Life &
                                       Annuity Company from February 1992 to January 1998.

George Vlaisavljevich (57)             Senior Vice President of FKLA, FLA and ZLICA since October
Senior Vice President since October    1996. Senior Vice President of ZD since March 1997. Director
1996.                                  of IBS and IBSIA since October 1996. Executive Vice
                                       President of The Copeland Companies from April 1983 to
                                       September 1996.

William H. Bolinder (56)               Director of FKLA and FLA since January 1996. Director of
Chairman of the Board from             ZLICA and ZD since March 1995. Chairman of the Board of FKLA
January 1996 to June 1999              and FLA from January 1996 to June 1999 and since April 2000.
and since April 2000.                  Chairman of the Board of ZLICA and ZD from March 1995 to
Director since January 1996.           June 1999 and since April 2000. Chairman of the Board and
                                       Director of Kemper since January 1996. Director of SKI since
                                       January 1996. Vice Chairman of SKI from January 1996 to
                                       1998. Member of the Group Executive Board of Zurich
                                       Financial Services Group since 1998. Member of the Corporate
                                       Executive Board of Zurich Insurance Group from October 1994 to 1998. Chairman of Zurich American Insurance Company since
                                       1998. Chairman of the Board of American Guarantee and
                                       Liability Insurance Company, Zurich American Insurance
                                       Company of Illinois, American Zurich Insurance Company and
                                       Steadfast Insurance Company since 1995. Chief Executive
                                       Officer of American Guarantee and Liability Insurance
                                       Company, Zurich American Insurance Company of Illinois and
                                       American Zurich Insurance Company from 1986 to June 1995.
                                       President of Zurich Holding Company of America ("ZHCA")
                                       since 1995. Vice Chairman of ZHCA since 1996. Underwriter
                                       for Zurich American Lloyds since 1986.

David A. Bowers (53)                   Director of FKLA and ZLICA since May 1997. Director of FLA
Director since May 1997.               since June 1997. Executive Vice President, Corporate
                                       Secretary and General Counsel of Zurich U.S. since August
                                       1985. Vice President, General Counsel and Secretary of
                                       Kemper since January 1996.

Gunther Gose (55)                      Director of FKLA, FLA and ZLICA since November 1998. Chief
Director since November 1998.          Financial Officer and Member of the Group Executive Board of
                                       Zurich Financial Services since October 1998. Member of the
                                       Corporate Executive Board of Zurich Insurance Group from
                                       April 1990 to October 1998.

                             EXECUTIVE COMPENSATION


                           SUMMARY COMPENSATION TABLE


                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                         ------------------------------------------------------------
                                                                          OTHER          LONG TERM
                                                                          ANNUAL       INCENTIVE PLAN     ALL OTHER
           NAME AND                                                    COMPENSATION       PAYOUTS        COMPENSATION
      PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)(2)       ($)(3)           ($)(2)           ($)(4)
---------------------------------------------------------------------------------------------------------------------
Gale K. Caruso.................  1999     $ 91,636       $ 81,120        $23,088          $117,600         $--
Chief Executive Officer(1)
John B. Scott..................  1999      225,960        145,200         --               270,720          --
Chairman of the Board(1)(5)      1998      171,000        134,140         --               213,750          38,326
                                 1997      171,000        112,100         --               239,400          64,089
Frederick L. Blackmon..........  1999      113,420         62,805         20,545            90,630          --
Senior Vice President and Chief  1998       94,160         63,800         --                78,540           8,977
  Financial Officer(1)           1997       96,300         54,225         --               112,500          19,543
George Vlaisavljevich..........  1999      260,000        152,500         --               208,000          --
Senior Vice President(1)         1998      260,000        146,000         --               216,600          23,236
                                 1997      252,500        146,000         39,922           243,000           9,165
James E. Hohmann...............  1999      237,650        141,620         --               190,120          --
Senior Vice President(1)         1998       88,400         71,175         --                79,560           7,823
                                 1997       79,333         45,500         --                80,150           1,063


---------------
(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.


(2) Annual bonuses are paid pursuant to annual incentive plans.


(3) The amounts disclosed in this column include:


    (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.



    (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso and $24,498 for Mr. Vlaisavljevich in 1997.


(4) The amounts in this column include:


    (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations. The amounts of the contributions for the 1999 plan year were not available as of the date of this Prospectus.


    (b) Distributions from the Kemper and FKLA supplemental plans.

(5) Served as Chief Executive Officer until June 15, 1999.

             TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION


The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements; Report of Independent Public Accountants; Financial Statements of the Separate Account; Appendix A Table of Historical Hypothetical Accumulation Unit Values and Performance Information; and Appendix B State Premium Tax Chart. The Statement of Additional Information should be read in conjunction with this Prospectus.


                              FINANCIAL STATEMENTS


The financial statements of KILICO that are included in this Prospectus should be considered primarily as bearing on our ability to meet our obligations under the Contracts. The Contracts are not entitled to participate in our earnings, dividends or surplus.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors and Stockholder of
Kemper Investors Life Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                           PricewaterhouseCoopers LLP
Chicago, Illinois
March 17, 2000

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)


                                                                DECEMBER 31   DECEMBER 31
                                                                   1999          1998
                                                                -----------   -----------
ASSETS
Fixed maturities, available for sale, at fair value
  (amortized cost: December 31, 1999, $3,397,188, December
  31, 1998, $3,421,535).....................................    $3,276,017    $ 3,482,820
Trading account securities at fair value (amortized cost:
  December 31, 1998, $99,095)...............................        --            101,781
Equity securities (cost: December 31, 1999, $65,235;
  December 31, 1998, $66,776)...............................        61,592         66,854
Short-term investments......................................        42,391         58,334
Joint venture mortgage loans................................        67,242         65,806
Third-party mortgage loans..................................        63,875         76,520
Other real estate-related investments.......................        20,506         22,049
Policy loans................................................       261,788        271,540
Other invested assets.......................................        25,621         23,645
                                                                -----------   -----------
         Total investments..................................     3,819,032      4,169,349
Cash........................................................        12,015         13,486
Accrued investment income...................................       127,219        124,213
Goodwill....................................................       203,907        216,651
Value of business acquired..................................       119,160        118,850
Deferred insurance acquisition costs........................       159,667         91,543
Deferred income taxes.......................................        93,502         35,059
Reinsurance recoverable.....................................       309,696        344,837
Receivable on sales of securities...........................         3,500          3,500
Other assets and receivables................................        29,950         23,029
Assets held in separate accounts............................     9,778,068      7,099,204
                                                                -----------   -----------
         Total assets.......................................    $14,655,716   $12,239,721
                                                                ===========   ===========
LIABILITIES
Future policy benefits......................................    $3,718,833    $ 3,906,391
Other policyholder benefits and funds payable...............       457,328        318,369
Other accounts payable and liabilities......................        71,482         61,898
Liabilities related to separate accounts....................     9,778,068      7,099,204
                                                                -----------   -----------
         Total liabilities..................................    14,025,711     11,385,862
                                                                -----------   -----------
Commitments and contingent liabilities
STOCKHOLDER'S EQUITY
Capital stock--$10 par value,
  authorized 300,000 shares; outstanding 250,000 shares.....         2,500          2,500
Additional paid-in capital..................................       804,347        804,347
Accumulated other comprehensive income (loss)...............      (120,819)        32,975
Retained earnings (deficit).................................       (56,023)        14,037
                                                                -----------   -----------
         Total stockholder's equity.........................       630,005        853,859
                                                                -----------   -----------
         Total liabilities and stockholder's equity.........    $14,655,716   $12,239,721
                                                                ===========   ===========


See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (in thousands)


                                                                   YEAR ENDED DECEMBER 31
                                                              --------------------------------
                                                                1999         1998       1997
                                                              --------     --------   --------
REVENUE
Net investment income.......................................  $264,640     $273,512   $296,195
Realized investment gains (losses)..........................    (9,549)      51,868     10,546
Premium income..............................................    21,990       22,346     22,239
Separate account fees and charges...........................    74,715       61,982     85,413
Other income................................................    11,623       10,031     11,087
                                                              --------     --------   --------
          Total revenue.....................................   363,419      419,739    425,480
                                                              --------     --------   --------
BENEFIT AND EXPENSES
Interest credited to policyholders..........................   162,243      176,906    199,782
Claims incurred and other policyholder benefits.............    18,185       28,029     28,372
Taxes, licenses and fees....................................    30,234       30,292     52,608
Commissions.................................................    67,555       39,046     32,602
Operating expenses..........................................    45,989       44,575     36,837
Deferral of insurance acquisition costs.....................   (69,814)     (46,565)   (38,177)
Amortization of insurance acquisition costs.................     5,524       12,082      3,204
Amortization of value of business acquired..................    12,955       17,677     24,948
Amortization of goodwill....................................    12,744       12,744     15,295
                                                              --------     --------   --------
          Total benefits and expenses.......................   285,615      314,786    355,471
                                                              --------     --------   --------
Income before income tax expense............................    77,804      104,953     70,009
Income tax expense..........................................    32,864       39,804     31,292
                                                              --------     --------   --------
          Net income........................................  $ 44,940     $ 65,149   $ 38,717
                                                              ========     ========   ========


See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)


                                                                     YEAR ENDED DECEMBER 31
                                                                ---------------------------------
                                                                  1999         1998        1997
                                                                ---------    --------    --------
NET INCOME..................................................    $  44,940    $ 65,149    $ 38,717
                                                                ---------    --------    --------
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX:
  Unrealized holding gains (losses) on investments arising
     during period:
  Unrealized holding gains (losses) on investments..........     (180,267)     25,372      60,802
  Adjustment to value of business acquired..................       12,811      (9,332)    (28,562)
  Adjustment to deferred insurance acquisition costs........        5,726      (2,862)     (2,680)
                                                                ---------    --------    --------
          Total unrealized holding gains (losses) on
            investments arising during period...............     (161,730)     13,178      29,560
                                                                ---------    --------    --------
  Less reclassification adjustments for items included in
     net income:
     Adjustment for (gains) losses included in realized
       investment gains (losses)............................       16,651       6,794      (9,016)
     Adjustment for amortization of premium on fixed
       maturities included in net investment income.........      (10,533)    (17,064)    (17,866)
     Adjustment for (gains) losses included in amortization
       of value of business acquired........................         (454)     (7,378)     (2,353)
     Adjustment for (gains) losses included in amortization
       of insurance acquisition costs.......................        1,892        (463)       (355)
                                                                ---------    --------    --------
          Total reclassification adjustments for items
            included in net income..........................        7,556     (18,111)    (29,590)
                                                                ---------    --------    --------
Other comprehensive income (loss), before related income tax
  expense (benefit).........................................     (169,286)     31,289      59,150
Related income tax expense (benefit)........................      (15,492)     10,952        (985)
                                                                ---------    --------    --------
          Other comprehensive income (loss), net of tax.....     (153,794)     20,337      60,135
                                                                ---------    --------    --------
          Comprehensive income (loss).......................    $(108,854)   $ 85,486    $ 98,852
                                                                =========    ========    ========


See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                                 (in thousands)


                                                                          DECEMBER 31
                                                              -----------------------------------
                                                                1999          1998         1997
                                                              ---------     --------     --------
CAPITAL STOCK, beginning and end of period..................  $   2,500     $  2,500     $  2,500
                                                              ---------     --------     --------

ADDITIONAL PAID-IN CAPITAL, beginning of period.............    804,347      806,538      761,538
Capital contributions from parent...........................     --            4,261       45,000
Adjustment to prior period capital contribution from
  parent....................................................     --           (6,452)       --
                                                              ---------     --------     --------
          End of period.....................................    804,347      804,347      806,538
                                                              ---------     --------     --------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), beginning of
  period....................................................     32,975       12,637      (47,498)
Other comprehensive income (loss), net of tax...............   (153,794)      20,338       60,135
                                                              ---------     --------     --------
          End of period.....................................   (120,819)      32,975       12,637
                                                              ---------     --------     --------

RETAINED EARNINGS, beginning of period......................     14,037       43,888       34,421
Net income..................................................     44,940       65,149       38,717
Dividends to parent.........................................   (115,000)     (95,000)     (29,250)
                                                              ---------     --------     --------
          End of period.....................................    (56,023)      14,037       43,888
                                                              ---------     --------     --------

          Total stockholder's equity........................  $ 630,005     $853,859     $865,563
                                                              =========     ========     ========


See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                        YEAR ENDED DECEMBER 31
                                                                --------------------------------------
                                                                   1999           1998         1997
                                                                -----------    -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................    $    44,940    $    65,149   $  38,717
  Reconcilement of net income to net cash provided:
    Realized investment (gains) losses......................          9,549        (51,868)    (10,546)
    Net change in trading account securities................        (51,239)        (6,727)     --
    Interest credited and other charges.....................        158,557        173,958     198,206
    Deferred insurance acquisition costs, net...............        (64,290)       (34,483)    (34,973)
    Amortization of value of business acquired..............         12,955         17,677      24,948
    Amortization of goodwill................................         12,744         12,744      15,295
    Amortization of discount and premium on investments.....         11,157         17,353      17,866
    Deferred income taxes...................................        (42,952)       (12,469)    (99,370)
    Net change in current federal income taxes..............        (10,594)       (73,162)     97,386
    Benefits and premium taxes due related to separate
      account bank-owned life insurance.....................        149,477        123,884     180,546
    Other, net                                                      (11,901)       (41,477)     17,168
                                                                -----------    -----------   ---------
         Net cash provided from operating activities........        218,403        190,579     445,243
                                                                -----------    -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash from investments sold or matured:
    Fixed maturities held to maturity.......................        335,735        491,699     229,208
    Fixed maturities sold prior to maturity.................      1,269,290        882,596     633,872
    Equity securities.......................................         11,379        107,598      --
    Mortgage loans, policy loans and other invested
      assets................................................         75,389        180,316     131,866
  Cost of investments purchased or loans originated:
    Fixed maturities........................................     (1,455,496)    (1,319,119)   (606,028)
    Equity securities.......................................         (8,703)       (83,303)     --
    Mortgage loans, policy loans and other invested
      assets................................................        (43,665)       (66,331)    (76,350)
  Short-term investments, net...............................         15,943        177,723    (164,361)
  Net change in receivable and payable for securities
    transactions............................................        --                (677)     29,746
  Net change in other assets................................         (2,725)       --              244
                                                                -----------    -----------   ---------
         Net cash provided from investing activities........        197,147        370,502     178,197
                                                                -----------    -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Policyholder account balances:
    Deposits................................................        383,874        180,124     145,687
    Withdrawals.............................................       (694,848)      (649,400)   (745,510)
  Capital contributions from parent.........................        --               4,261      45,000
  Dividends to parent.......................................       (115,000)       (95,000)    (29,250)
  Other.....................................................          8,953        (11,448)    (18,275)
                                                                -----------    -----------   ---------
         Net cash used in financing activities..............       (417,021)      (571,463)   (602,348)
                                                                -----------    -----------   ---------
             Net increase (decrease) in cash................         (1,471)       (10,382)     21,092
CASH, beginning of period...................................         13,486         23,868       2,776
                                                                -----------    -----------   ---------
CASH, end of period.........................................    $    12,015    $    13,486   $  23,868
                                                                ===========    ===========   =========


See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION


Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products, variable life, term life and interest-sensitive life insurance products marketed primarily through a network of financial institutions, securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). Kemper and the Company are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.



The financial statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements in order for them to conform to the 1999 presentation. The accompanying consolidated financial statements of the Company as of and for the years ended December 31, 1999, 1998 and 1997, have been prepared in conformity with accounting principles generally accepted in the United States.


ESTIMATES


The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect goodwill, deferred insurance acquisition costs, the value of business acquired, provisions for real estate-related losses and reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.


GOODWILL

The Company reviews goodwill to determine if events or changes in circumstances may have affected the recoverability of the outstanding goodwill as of each reporting period. In the event that the Company determines that goodwill is not recoverable, it would amortize such amounts as additional goodwill expense in the accompanying financial statements. As of December 31, 1999, the Company believes that no such adjustment is necessary.

In December of 1997, the Company changed its amortization period from twenty-five years to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, the Company recorded an increase in goodwill amortization expense of $5.1 million during 1997.

VALUE OF BUSINESS ACQUIRED

The value of business acquired reflects the estimated fair value of the Company's life insurance business in force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected cash flows for the acquired policies.

The value of the business acquired is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits using current assumptions based on an interest rate equal to

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the liability or contract rate on the value of business acquired. The estimated amortization and accretion of interest for the value of business acquired for each of the years through December 31, 2004 are as follows:


                                                                                            PROJECTED
                (IN THOUSANDS)                    BEGINNING                  ACCRETION OF    ENDING
            YEAR ENDED DECEMBER 31                 BALANCE    AMORTIZATION     INTEREST      BALANCE
-----------------------------------------------   ---------   ------------   ------------   ---------
1997 (actual)..................................    168,692       (34,906)        9,958       143,744
1998 (actual)..................................    143,744       (26,807)        9,129       126,066
1999 (actual)..................................    126,066       (20,891)        7,936       113,111
2000...........................................    113,111       (23,418)        6,971        96,664
2001...........................................     96,664       (21,493)        5,890        81,061
2002...........................................     81,061       (17,805)        4,970        68,226
2003...........................................     68,226       (16,160)        4,185        56,251
2004...........................................     56,251       (14,625)        3,438        45,064


The projected ending balance of the value of business acquired will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio. Such adjustments are not recorded in the Company's net income but rather are recorded as a credit or charge to accumulated other comprehensive income, net of income tax. This adjustment increased the value of business acquired by $6.0 million as of December 31, 1999 and decreased the value of business acquired by $7.2 million as of December 31, 1998. Accumulated other comprehensive income increased by approximately $3.9 million as of December 31, 1999 due to this adjustment and decreased accumulated other comprehensive income by $4.7 million as of December 31, 1998.

LIFE INSURANCE REVENUE AND EXPENSES

Revenue for annuities, variable life insurance and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges and expense loads for premium taxes on certain contracts. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs.

Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.


REINSURANCE



In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities and to individual death claims. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.


DEFERRED INSURANCE ACQUISITION COSTS

The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Deferred insurance acquisition costs related to such interest-sensitive products also reflect the estimated impact of unrealized gains or losses on fixed maturities held as available for sale

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

in the investment portfolio, through a credit or charge to accumulated other comprehensive income, net of income tax. The deferred insurance acquisition costs for term-life insurance products are being amortized over the premium paying period of the policies.

FUTURE POLICY BENEFITS

Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 3.0 percent to 10.0 percent. Future minimum guaranteed interest rates vary from 3.0 percent to 4.0 percent. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 2.5 percent to 12.0 percent.

Liabilities for future term life policy benefits have been computed principally by a net level premium method. Anticipated rates of mortality are based on the 1975-1980 Select and Ultimate Table modified by Company experience, including withdrawals. Estimated future investment yields are a level 7.1 percent.

GUARANTY FUND ASSESSMENTS

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 1999 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders.

INVESTED ASSETS AND RELATED INCOME

Investments in fixed maturities and equity securities are carried at fair value. Short-term investments are carried at cost, which approximates fair value.

The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and asset-backed securities, over the estimated life of the security. Such amortization is included in net investment income. Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans and other real estate loans where the likelihood of collection of interest is doubtful.

Mortgage loans are carried at their unpaid balance, net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments, net of any applicable reserves and write-downs, include notes receivable from real estate ventures and investments in real estate ventures, adjusted for the equity in the operating income or loss of such ventures. Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions, indicate a likelihood of loss.

Investments in policy loans and other invested assets, consisting primarily of venture capital investments and a leveraged lease, are carried primarily at cost.


Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefitted.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEPARATE ACCOUNT BUSINESS

The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives administrative fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.

INCOME TAX

The Company files a separate Federal income tax return. Deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.

(2) CASH FLOW INFORMATION


The Company defines cash as cash in banks and money market accounts. The Company paid federal income taxes of $83.8 million, $126.0 million and $29.0 million directly to the United States Treasury Department during 1999, 1998 and 1997, respectively.


(3) INVESTED ASSETS AND RELATED INCOME

The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale. The carrying value of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, were as follows:

                                                                                      ESTIMATED
                                                                                     UNREALIZED
                                                        CARRYING    AMORTIZED    -------------------
                                                         VALUE         COST       GAINS     LOSSES
                   (in thousands)                      ----------   ----------   -------   ---------
DECEMBER 31, 1999
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    6,516   $    6,631   $ --      $    (115)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      21,656       22,107        --        (451)
Debt securities issued by foreign governments........      23,890       24,749       380      (1,239)
Corporate securities.................................   2,063,054    2,147,606     2,750     (87,302)
Mortgage and asset-backed securities.................   1,160,901    1,196,095       450     (35,644)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,276,017   $3,397,188   $ 3,580   $(124,751)
                                                       ==========   ==========   =======   =========
DECEMBER 31, 1998
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    7,951   $    7,879   $    81   $      (9)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      27,039       26,768       362         (91)
Debt securities issued by foreign governments........      69,357       67,239     2,266        (148)
Corporate securities.................................   1,908,850    1,866,372    46,664      (4,186)
Mortgage and asset-backed securities.................   1,469,623    1,453,277    19,063      (2,717)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,482,820   $3,421,535   $68,436   $  (7,151)
                                                       ==========   ==========   =======   =========

The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 1999, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)

right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.


                                                                 CARRYING     AMORTIZED
                                                                  VALUE          COST
                       (in thousands)                           ----------    ----------
One year or less............................................    $   49,221    $   48,953
Over one year through five years............................       747,086       765,064
Over five years through ten years...........................     1,022,850     1,073,468
Over ten years..............................................       295,959       313,608
Securities not due at a single maturity date, primarily
  mortgage and asset-backed securities(1)...................     1,160,901     1,196,095
                                                                ----------    ----------
       Total fixed maturities...............................    $3,276,017    $3,397,188
                                                                ==========    ==========


---------------

(1) Weighted average maturity of 4.9 years.



Proceeds from sales of investments in fixed maturities prior to maturity were $1,269.3 million, $882.6 million and $633.9 million during 1999, 1998 and 1997, respectively. Gross gains of $7.9 million, $10.1 million and $3.1 million and gross losses of $17.7 million, $8.0 million and $13.7 million were realized on sales and write-downs of fixed maturities in 1999, 1998 and 1997, respectively. Excluding agencies of the U.S. government, there were no individual investments that exceeded ten percent of stockholder's equity at December 31, 1999.


At December 31, 1999, securities carried at approximately $6.2 million were on deposit with governmental agencies as required by law.

Upon default or indication of potential default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.

The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.

The Company's $151.6 million real estate portfolio at December 31, 1999 consists of joint venture and third-party mortgage loans and other real estate-related investments. At December 31, 1999 and 1998, total impaired real estate-related loans were as follows:


                                                                DECEMBER 31     DECEMBER 31
                                                                    1999            1998
                       (in millions)                            ------------    ------------
Impaired loans without reserves--gross......................       $ 74.9          $ 83.9
Impaired loans with reserves--gross.........................         23.4            25.0
                                                                   ------          ------
       Total gross impaired loans...........................         98.3           108.9
Reserves related to impaired loans..........................        (18.5)          (18.5)
Write-downs related to impaired loans.......................         (3.5)           (3.5)
                                                                   ------          ------
       Net impaired loans...................................       $ 76.3          $ 86.9
                                                                   ======          ======


Impaired loans without reserves include loans in which the deficit in equity investments in real estate-related investments is considered in determining reserves and write-downs. The Company had an average balance of

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)

$100.0 million and $54.6 million in impaired loans for 1999 and 1998, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance.

At December 31, 1999 and 1998, loans on nonaccrual status, before reserves and write-downs, amounted to $98.3 million and $37.4 million, respectively. The Company's nonaccrual loans are generally included in impaired loans.

NET INVESTMENT INCOME

The sources of net investment income were as follows:

                                                                  1999           1998           1997
                       (in thousands)                           --------       --------       --------
Interest and dividends on fixed maturities..................    $231,176       $232,707       $250,170
Dividends on equity securities..............................       4,618          2,143          2,123
Income from short-term investments..........................       3,568          5,391          4,128
Income from mortgage loans..................................       6,296         14,964         16,283
Income from policy loans....................................      20,131         21,096         20,549
Income from other real estate-related investments...........         155            352          6,631
Income from other loans and investments.....................       2,033          2,223          2,045
                                                                --------       --------       --------
       Total investment income..............................    $267,977       $278,876       $301,929
Investment expense..........................................      (3,337)        (5,364)        (5,734)
                                                                --------       --------       --------
       Net investment income................................    $264,640       $273,512       $296,195
                                                                ========       ========       ========

NET REALIZED INVESTMENT GAINS (LOSSES)

Net realized investment gains (losses) for the years ended December 31, 1999, 1998 and 1997, were as follows:


                                                                       REALIZED GAINS (LOSSES)
                                                                -------------------------------------
                                                                 1999           1998           1997
                       (in thousands)                           -------       --------       --------
Real estate-related.........................................    $ 4,201       $ 41,362       $ 19,758
Fixed maturities............................................     (9,755)         2,158        (10,656)
Trading account securities--gross gains.....................        491          3,254          --
Trading account securities--gross losses....................     (7,794)          (417)         --
Trading account securities--holding losses..................      --              (151)         --
Equity securities...........................................      1,039          5,496            914
Other.......................................................      2,269            166            530
                                                                -------       --------       --------
  Realized investment gains (losses) before income tax
     expense (benefit)......................................    $(9,549)      $ 51,868       $ 10,546
Income tax expense (benefit)................................     (3,342)        18,154          3,691
                                                                -------       --------       --------
  Net realized investment gains (losses)....................    $(6,207)      $ 33,714       $  6,855
                                                                =======       ========       ========



Unrealized gains (losses) are computed below as follows: fixed maturities--the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity and other securities--the difference

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)

between fair value and cost. The change in net unrealized investment gains (losses) by class of investment for the years ended December 31, 1999, 1998 and 1997 were as follows:


                                                             CHANGE IN UNREALIZED GAINS (LOSSES)
                                                          -----------------------------------------
                                                          DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                              1999           1998          1997
                     (in thousands)                       ------------   ------------   -----------
Fixed maturities........................................   $(182,456)      $36,717       $ 87,787
Equity and other securities.............................      (3,929)       (1,075)          (103)
Adjustment to deferred insurance acquisition costs......       3,834        (2,399)        (2,325)
Adjustment to value of business acquired................      13,265        (1,954)       (26,209)
                                                           ---------       -------       --------
  Unrealized gain (loss) before income tax expense
     (benefit)..........................................    (169,286)       31,289         59,150
Income tax expense (benefit)............................     (15,492)       10,952           (985)
                                                           ---------       -------       --------
       Net unrealized gain (loss) on investments........   $(153,794)      $20,337       $ 60,135
                                                           =========       =======       ========


(4) UNCONSOLIDATED INVESTEES

At December 31, 1999 and 1998 the Company, along with other Kemper subsidiaries, directly held partnership interests in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.

As of December 31, 1999 and 1998, the Company's net equity investment in unconsolidated investees amounted to $0.9 million and $1.2 million, respectively. The Company's share of net income related to such unconsolidated investees amounted to $155 thousand, $241 thousand and $835 thousand in 1999, 1998 and 1997, respectively.

(5) CONCENTRATION OF CREDIT RISK

The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage and asset-backed securities and real estate.

Approximately 20.0 percent of the Company's investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. The Company has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Company's mortgage-backed investments are generally AAA credit quality.

Approximately 16.8 percent and 15.4 percent of the Company's investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. The majority of the Company's investments in asset-backed securities were backed by home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%) and collateralized loan and bond obligations (10.6%).

The Company's real estate portfolio is distributed by geographic location and property type. The geographic distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: California (36.8%), Hawaii (13.6%), Washington (10.9%) and Colorado (10.1%). The property type distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: hotels (36.3%), land (36.1%) and residential (13.5%).

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(5) CONCENTRATION OF CREDIT RISK (CONTINUED)

To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary construction and zoning permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.


Slightly more than half of the Company's real estate mortgage loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners.



At December 31, 1999, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt"), a third-party real estate developer, have ownership interests constituted approximately $63.9 million, or
42.2 percent, of the Company's real estate portfolio. The Nesbitt ventures consist of nine hotel properties, one office building and one retail property. At December 31, 1999, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.


At December 31, 1999, loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens Mutual Casualty Company ("Lumbermens"), a former affiliate, constituted approximately $55.4 million, or
36.5 percent, of the Company's real estate portfolio. Kemper's interest in the MLP is 75.0 percent at December 31, 1999. Loans to the MLP were placed on non-accrual status at the beginning of 1999 due to management's desire not to increase book value of the MLP over net realizable value, as interest on these loans has historically been added to principal. At December 31, 1999, MLP-related commitments accounted for approximately $0.1 million of the Company's off-balance-sheet legal commitments.


The remaining significant real estate-related investments amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, the Company has placed these real estate-related investments on nonaccrual status as of December 31, 1996. The Company is currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, the Company anticipates that it could be several additional years until it completely disposes of all of its investments in Hawaii. At December 31, 1999, off-balance sheet legal commitments related to Hawaiian properties totaled $4.0 million.


At December 31, 1999, the Company no longer had any outstanding loans or investments in projects with the Prime Group, Inc. or its affiliates, as all such investments have been sold. However, the Company continues to have Prime Group-related commitments, which accounted for $25.7 million of the Company's off-balance-sheet legal commitments at December 31, 1999.

(6) INCOME TAXES

Income tax expense (benefit) was as follows for the years ended December 31, 1999, 1998 and 1997:


                                                              1999          1998          1997
                      (in thousands)                        --------      --------      --------
Current...................................................  $ 75,816      $ 52,273      $130,662
Deferred..................................................   (42,952)      (12,469)      (99,370)
                                                            --------      --------      --------
          Total...........................................  $ 32,864      $ 39,804      $ 31,292
                                                            ========      ========      ========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
Additionally, the deferred income tax (benefit) expense related to items included in other comprehensive income was as follows for the years ended December 31, 1999, 1998 and 1997:

                                                                1999         1998         1997
                       (in thousands)                         --------      -------      -------
Unrealized gains and losses on investments..................  $(21,477)     $12,476      $ 9,002
Value of business acquired..................................     4,643         (684)      (9,173)
Deferred insurance acquisition costs........................     1,342         (840)        (814)
                                                              --------      -------      -------
          Total.............................................  $(15,492)     $10,952      $  (985)
                                                              ========      =======      =======

The actual income tax expense for 1999, 1998 and 1997 differed from the "expected" tax expense for those years as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35 percent in 1999, 1998, and 1997 to income before income tax expense.


                                                               1999         1998         1997
                       (in thousands)                         -------      -------      -------
Computed expected tax expense...............................  $27,232      $36,734      $24,503
Difference between "expected" and actual tax expense:
  State taxes...............................................    1,608         (434)       1,801
  Amortization of goodwill..................................    4,460        4,460        5,353
  Dividend received deduction...............................    --            (540)       --
  Foreign tax credit........................................     (306)        (250)        (278)
  Other, net................................................     (130)        (166)         (87)
                                                              -------      -------      -------
          Total actual tax expense..........................  $32,864      $39,804      $31,292
                                                              =======      =======      =======


Deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company only records deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance recorded for the portion that is not likely to be realized. The valuation allowance is subject to future adjustments based upon, among other items, the Company's estimates of future operating earnings and capital gains.


The Company has established a valuation allowance to reduce the deferred federal tax asset related to real estate and unrealized losses on investments to a realizable amount. This amount is based on the evidence available and management's judgment. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in the Company's federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. The change in the valuation allowance is related solely to the change in the net deferred federal tax asset or liability from unrealized gains or losses on investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)
The tax effects of temporary differences that give rise to significant portions of the Company's net deferred federal tax assets or liabilities were as follows:


                                                       DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                          1999           1998           1997
                   (in thousands)                      -----------    -----------    -----------
Deferred federal tax assets:
  Deferred insurance acquisition costs ("DAC Tax")...   $121,723       $ 86,332       $ 75,522
  Unrealized losses on investments...................     43,758         --             --
  Life policy reserves...............................     43,931         27,240         43,337
  Unearned revenue...................................     59,349         42,598         37,243
  Real estate-related................................      7,103         13,944         13,400
  Other investment-related...........................        928          5,770          3,298
  Other..............................................      3,133          4,923          4,371
                                                        --------       --------       --------
     Total deferred federal tax assets...............    279,925        180,807        177,171
  Valuation allowance................................    (58,959)       (15,201)       (15,201)
                                                        --------       --------       --------
     Total deferred federal tax assets after
       valuation allowance...........................    220,966        165,606        161,970
                                                        --------       --------       --------
Deferred federal tax liabilities:
  Value of business acquired.........................     55,884         41,598         48,469
  Deferred insurance acquisition costs...............     41,706         32,040         20,811
  Depreciation and amortization......................     19,957         19,111         20,201
  Other investment-related...........................      7,670         14,337         18,774
  Unrealized gains on investments....................     --             21,477          9,002
  Other..............................................      2,247          1,984          4,720
                                                        --------       --------       --------
     Total deferred federal tax liabilities..........    127,464        130,547        121,977
                                                        --------       --------       --------
Net deferred federal tax assets......................   $ 93,502       $ 35,059       $ 39,993
                                                        ========       ========       ========



The net deferred tax assets relate primarily to unearned revenue and the DAC Tax associated with $1.6 billion and $1.5 billion of new and renewal sales in 1999 and 1998, respectively, from a non-registered individual and group variable bank-owned life insurance contract ("BOLI"). Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income over the ten year amortization period of the unearned revenue and DAC Tax to realize such deferred tax assets.


The tax returns through the year 1993 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1994 through 1996 are currently under examination by the IRS.

(7) RELATED-PARTY TRANSACTIONS

The Company received capital contributions from Kemper of $4.3 million and $45.0 million during 1998 and 1997, respectively. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.

The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 1999 and 1998, joint venture mortgage loans totaled $67.2 million and $65.8 million, respectively, and during 1999, 1998 and 1997, the Company earned interest income on these joint venture loans of $0.6 million, $6.8 million and $7.5 million, respectively.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) RELATED-PARTY TRANSACTIONS (CONTINUED)

All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. The Company is allocated expenses for the utilization of FKLA employees and facilities, the investment management services of Scudder Kemper Investments, Inc. ("SKI") an affiliated company, and the information systems of Kemper Service Company ("KSvC"), an SKI subsidiary, based on the Company's share of administrative, legal, marketing, investment management, information systems and operation and support services. During 1999 and 1998, expenses allocated to the Company from SKI amounted to $17 thousand and $43 thousand, respectively. During 1997, expenses allocated to the Company from SKI and KSvC amounted to $114 thousand. The Company also paid to SKI investment management fees of $1.8 million, $3.1 million and $3.5 million during 1999, 1998 and 1997, respectively. In addition, expenses allocated to the Company from FKLA during 1999, 1998 and 1997 amounted to $34.1 million, $35.5 million and $30.0 million, respectively. The Company also paid to Kemper real estate subsidiaries fees of $1.0 million, $1.5 million and $2.2 million in 1999, 1998 and 1997, respectively, related to the management of the Company's real estate portfolio.

(8) REINSURANCE


As of December 31, 1999 and 1998, the reinsurance recoverable related to fixed-rate annuity liabilities ceded to an affiliate amounted to $309.7 million and $344.8 million, respectively.


In 1996, the Company assumed, on a yearly renewable term basis, term life insurance from FKLA. Premiums assumed during 1999 under the terms of the treaty amounted to $21.3 million and the face amount which remained outstanding at December 31, 1999 amounted to $10.4 billion.


Effective January 1, 1997, the Company ceded 90 percent of all new direct life insurance premiums to outside reinsurers. Life reserves ceded to outside reinsurers on the Company's direct business amounted to approximately $595 thousand and $413 thousand as of December 31, 1999 and 1998, respectively.



During December 1997, the Company entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, the Company ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in the Company's separate accounts. As consideration for this reinsurance coverage, the Company cedes separate account fees (cost of insurance charges) to ZICBB and retains a portion of such funds under the terms of the reinsurance agreement in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, the Company modified the reinsurance agreement to increase the reinsurance from ninety percent to one hundred percent.


The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):

BANK OWNED LIFE INSURANCE (BOLI)
(in millions)

                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                --------    --------    --------
Face amount in force........................................    $ 82,021    $ 66,186    $ 59,338
                                                                ========    ========    ========
Net amount at risk ceded....................................    $(75,979)   $(62,160)   $(51,066)
                                                                ========    ========    ========
Cost of insurance charges ceded.............................    $  166.4    $  175.5    $   24.3
                                                                ========    ========    ========
Funds withheld account......................................    $  263.4    $  170.9    $   23.4
                                                                ========    ========    ========

The Company has a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8) REINSURANCE (CONTINUED)


upon the total return of the Governmental Bond Division of the KILICO Variable Series I Separate Account. During 1998, the Company recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, the Company had also placed assets supporting the FWA in a segmented portion of its General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, the Company recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, the Company recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.



Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, the Company no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through the Company's operating results.


(9) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS


FKLA sponsors a health and welfare benefit plan that provides insurance benefits covering substantially all eligible, active and retired employees of FKLA and their covered dependents and beneficiaries. The Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.


The allocated accumulated postretirement benefit obligation accrued by the Company amounted to $1.2 million and $2.0 million at December 31, 1999 and 1998, respectively.

The discount rate used in determining the allocated postretirement benefit obligation was 8.0 percent and 7.0 percent for 1999 and 1998, respectively. The assumed health care trend rate used was based on projected experience for 1999,
7.2 percent for 2000, gradually declining to 5.6 percent by the year 2004 and gradually declining thereafter.


A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1999 and 1998 by $190 thousand and $312 thousand, respectively.


(10) COMMITMENTS AND CONTINGENT LIABILITIES

The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.

Although neither the Company nor its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of, or lending to, real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.

(11) FINANCIAL INSTRUMENTS--OFF-BALANCE-SHEET RISK

At December 31, 1999, the Company had future legal loan commitments and stand-by financing agreements totaling $29.8 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be collateralized by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.

Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

FIXED MATURITIES AND EQUITY SECURITIES: Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, SKI.

CASH AND SHORT-TERM INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values.

MORTGAGE LOANS AND OTHER REAL ESTATE-RELATED INVESTMENTS: Fair values were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty in estimating the fair value of real estate due to the lack of a liquid quotable market.

OTHER LOANS AND INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.

LIFE POLICY BENEFITS: Fair values of the life policy benefits regarding investment contracts (primarily deferred annuities) and universal life contracts were estimated by discounting gross benefit payments, net of contractual

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) premiums, using the average crediting rate currently being offered in the marketplace for similar contracts with maturities consistent with those remaining for the contracts being valued. The Company had projected its future average crediting rate in 1999 and 1998 to be 4.78 percent and 4.75 percent, respectively, while the assumed average market crediting rate was 5.0 percent in both 1999 and 1998.

The carrying values and estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 were as follows:

                                                        DECEMBER 31, 1999         DECEMBER 31, 1998
                                                     -----------------------   -----------------------
                                                      CARRYING       FAIR       CARRYING       FAIR
                                                       VALUE        VALUE        VALUE        VALUE
                  (in thousands)                     ----------   ----------   ----------   ----------
Financial instruments recorded as assets:
  Fixed maturities.................................  $3,276,017   $3,276,017   $3,482,820   $3,482,820
  Trading account securities.......................      --           --          101,781      101,781
  Cash and short-term investments..................      54,406       54,406       71,820       71,820
  Mortgage loans and other real estate-related
     assets........................................     151,623      151,623      164,375      164,375
  Policy loans.....................................     261,788      261,788      271,540      271,540
  Equity securities................................      61,592       61,592       66,854       66,854
  Other invested assets............................      25,620       26,226       23,645       27,620
Financial instruments recorded as liabilities:
  Life policy benefits, excluding term life
     reserves......................................   3,399,299    3,299,254    3,551,050    3,657,510
  Funds withheld account...........................     263,428      263,428      170,920      170,920

(13) STOCKHOLDER'S EQUITY--RETAINED EARNINGS

The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 2000 is $59.1 million. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.

The Company's net income and capital and surplus as determined in accordance with statutory accounting principles were as follows:

                                                                  1999          1998          1997
                       (in thousands)                           --------      --------      --------
Net income..................................................    $ 59,116      $ 64,871      $ 58,372
                                                                ========      ========      ========
Statutory capital and surplus...............................    $394,966      $455,213      $476,924
                                                                ========      ========      ========


In March 1998, the National Association of Insurance Commissioners approved the codification of statutory accounting principles. Codification is effective January 1, 2001. The Company has not quantified the impact that codification will have on its statutory financial position or results of operations.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(14) UNAUDITED INTERIM FINANCIAL INFORMATION

The following table sets forth the Company's unaudited quarterly financial information:

(in thousands)


                                         MARCH 31    JUNE 30     SEPTEMBER 30    DECEMBER 31      YEAR
QUARTER ENDED                            --------    --------    ------------    -----------    --------
1999 OPERATING SUMMARY
  Revenues...........................    $95,646     $ 86,164      $78,301        $103,308      $363,419
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains (losses).........    $11,222     $ 14,385      $11,568        $ 13,971      $ 51,147
  Net realized investment gains
     (losses)........................       (627)      (1,286)      (5,098)            805        (6,207)
                                         -------     --------      -------        --------      --------
          Net income.................    $10,595     $ 13,099      $ 6,470        $ 14,776      $ 44,940
                                         =======     ========      =======        ========      ========
1998 OPERATING SUMMARY
  Revenues...........................    $98,026     $110,003      $98,752        $112,958      $419,739
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains..................    $ 8,025     $  5,700      $ 7,169        $ 10,541      $ 31,435
  Net realized investment gains......      1,205       10,187        5,818          16,504        33,714
                                         -------     --------      -------        --------      --------
          Net income.................    $ 9,230     $ 15,887      $12,987        $ 27,045      $ 65,149
                                         =======     ========      =======        ========      ========
1997 OPERATING SUMMARY
  Revenues...........................    $89,055     $ 99,293      $86,071        $151,061      $425,480
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains(losses)..........    $ 9,590     $  7,701      $ 6,075        $  8,496      $ 31,862
  Net realized investment gains
     (losses)........................        578        5,305       (1,971)          2,943         6,855
                                         -------     --------      -------        --------      --------
          Net income.................    $10,168     $ 13,006      $ 4,104        $ 11,439      $ 38,717
                                         =======     ========      =======        ========      ========


(15) OPERATING SEGMENTS AND RELATED INFORMATION


In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 established standards for how to report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company adopted FAS 131 as of December 31, 1998 and the impact of implementation did not affect the Company's consolidated financial position, results of operations or cash flows. In the initial year of adoption, FAS 131 requires comparative information for earlier years to be restated, unless impracticable to do so.



The Company, FKLA, Zurich Life Insurance Company of America, ("ZLICA"), and Fidelity Life Association ("FLA"), a Mutual Legal Reserve Company, owned by its policyholders, operate under the trade name Zurich Kemper Life. For purposes of this operating segment disclosure, Zurich Kemper Life will also include the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.



Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of Zurich Kemper Life's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of accounting principles generally accepted in the United States.



Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)


Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity. The vast majority of the Company's business is derived from the Financial and RSG SBUs.


Each SBU's revenue is derived from geographically dispersed areas as Zurich Kemper Life is licensed in the District of Columbia and all states except New York. During 1999, 1998 and 1997, Zurich Kemper Life did not derive net revenue from one customer that exceeded 10 percent of the total revenue of Zurich Kemper Life.

The principal products and markets of Zurich Kemper Life's SBUs are as follows:

LIFE BROKERAGE: The Life Brokerage SBU develops low cost term and universal life insurance, as well as fixed annuities, to market through independent agencies and national marketing organizations.

FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).


RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.


DIRECT: The Direct SBU is a direct marketer of basic, low-cost term life insurance through various marketing media.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
Summarized financial information for ZKL's SBU's are as follows:

As of and for the period ending December 31, 1999:
(in thousands)


                                            LIFE
                                         BROKERAGE      FINANCIAL        RSG         DIRECT        TOTAL
          INCOME STATEMENT               ----------    -----------    ----------    --------    -----------
REVENUE
  Premium income.....................    $  145,533    $       410    $   --        $  8,038    $   153,981
  Net investment income..............       137,106        175,590       101,202       1,297        415,195
  Realized investment gains
     (losses)........................           976         (6,980)          (98)      --            (6,102)
  Fees and other income..............        70,477         48,873        35,742      44,528        199,620
                                         ----------    -----------    ----------    --------    -----------
          Total revenue..............       354,092        217,893       136,846      53,863        762,694
                                         ----------    -----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits..............       200,161        112,869        68,801       3,529        385,360
  Intangible asset amortization......        54,957         12,053        13,989       --            80,999
  Net deferral of insurance
     acquisition costs...............       (37,433)       (43,664)      (20,624)    (41,412)      (143,133)
  Commissions and taxes, licenses and
     fees............................        21,881         66,702        26,700      17,411        132,694
  Operating expenses.................        56,179         25,101        23,611      71,194        176,085
                                         ----------    -----------    ----------    --------    -----------
          Total benefits and
            expenses.................       295,745        173,061       112,477      50,722        632,005
                                         ----------    -----------    ----------    --------    -----------
Income before income tax expense.....        58,347         44,832        24,369       3,141        130,689
Income tax expense...................        25,707         19,235        10,966       1,114         57,022
                                         ----------    -----------    ----------    --------    -----------
          Net income.................    $   32,640    $    25,597    $   13,403    $  2,027    $    73,667
                                         ==========    ===========    ==========    ========    ===========
BALANCE SHEET
  Total assets.......................    $3,066,956    $10,311,850    $4,755,437    $144,189    $18,278,432
                                         ==========    ===========    ==========    ========    ===========



                                                                           NET
                                                                         INCOME
                                                              REVENUE    (LOSS)       ASSETS
                                                              --------   -------   -------------
Total revenue, net income and assets, respectively, from
  above:....................................................  $762,694   $73,667    $18,278,432
                                                              --------   -------    -----------
Less:
  Revenue, net income and assets of FKLA....................   305,334    24,801      3,162,048
  Revenue, net income and assets of ZLICA...................    49,460     8,528        456,283
  Revenue, net loss and assets of Zurich Direct.............    44,481    (4,602)         4,385
                                                              --------   -------    -----------
  Totals per the Company's consolidated financial
     statements.............................................  $363,419   $44,940    $14,655,716
                                                              ========   =======    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
As of and for the period ending December 31, 1998:
(in thousands)


                                             LIFE
                                          BROKERAGE     FINANCIAL        RSG         DIRECT        TOTAL
INCOME STATEMENT                          ----------    ----------    ----------    --------    -----------
REVENUE
  Premium income......................    $  160,067    $       56    $   --        $  5,583    $   165,706
  Net investment income...............       141,171       180,721       100,695         271        422,858
  Realized investment gains...........        20,335        33,691        15,659          30         69,715
  Fees and other income...............        80,831        40,421        31,074      23,581        175,907
                                          ----------    ----------    ----------    --------    -----------
       Total revenue..................       402,404       254,889       147,428      29,465        834,186
                                          ----------    ----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits...............       243,793       117,742        73,844       2,110        437,489
  Intangible asset amortization.......        58,390        15,669        15,703       --            89,762
  Net deferral of insurance
     acquisition costs................       (55,569)       (9,444)      (22,964)    (22,765)      (110,742)
  Commissions and taxes, licenses and
     fees.............................        29,539        43,919        22,227      11,707        107,392
  Operating expenses..................        61,659        24,924        20,279      35,593        142,455
                                          ----------    ----------    ----------    --------    -----------
       Total benefits and expenses....       337,812       192,810       109,089      26,645        666,356
                                          ----------    ----------    ----------    --------    -----------
Income before income tax expense......        64,592        62,079        38,339       2,820        167,830
Income tax expense....................        26,774        24,340        14,794       1,001         66,909
                                          ----------    ----------    ----------    --------    -----------
       Net income.....................    $   37,818    $   37,739    $   23,545    $  1,819    $   100,921
                                          ==========    ==========    ==========    ========    ===========
BALANCE SHEET
  Total assets........................    $3,194,530    $8,232,927    $4,172,828    $ 46,254    $15,646,539
                                          ==========    ==========    ==========    ========    ===========



                                                                              NET
                                                                             INCOME
                                                                REVENUE      (LOSS)       ASSETS
                                                                --------    --------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $834,186    $100,921    $15,646,539
                                                                --------    --------    -----------
Less:
  Revenue, net income and assets of FKLA....................     336,841      35,953      2,986,381
  Revenue, net loss and assets of ZLICA.....................      54,058      (1,066)       416,115
  Revenue, net income and assets of Zurich Direct...........      23,548         885          4,322
                                                                --------    --------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $419,739    $ 65,149    $12,239,721
                                                                ========    ========    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)
As of and for the period ending December 31, 1997:
(in thousands)


                                              LIFE
                                           BROKERAGE     FINANCIAL        RSG        DIRECT        TOTAL
           INCOME STATEMENT                ----------    ----------    ----------    -------    -----------
REVENUE
  Premium income.......................    $  167,439    $   --        $   --        $ 4,249    $   171,688
  Net investment income................       155,885       212,767        91,664        455        460,771
  Realized investment gains............         2,503         7,744         2,692         50         12,989
  Fees and other income................        78,668        73,823        23,663      8,007        184,161
                                           ----------    ----------    ----------    -------    -----------
       Total revenue...................       404,495       294,334       118,019     12,761        829,609
                                           ----------    ----------    ----------    -------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits................       247,878       153,327        60,061      2,234        463,500
  Intangible asset amortization........        58,534        25,593        15,589      --            99,716
  Net deferral of insurance acquisition
     costs.............................       (50,328)      (18,222)      (13,033)    (5,242)       (86,825)
  Commissions and taxes, licenses and
     fees..............................        39,477        66,552        16,668      3,518        126,215
  Operating expenses...................        55,859        20,282        14,320     19,472        109,933
                                           ----------    ----------    ----------    -------    -----------
       Total benefits and expenses.....       351,420       247,532        93,605     19,982        712,539
                                           ----------    ----------    ----------    -------    -----------
Income (loss) before income tax expense
  (benefit)............................        53,075        46,802        24,414     (7,221)       117,070
Income tax expense (benefit)...........        25,554        21,144        10,545     (2,528)        54,715
                                           ----------    ----------    ----------    -------    -----------
       Net income (loss)...............    $   27,521    $   25,658    $   13,869    $(4,693)   $    62,355
                                           ==========    ==========    ==========    =======    ===========
BALANCE SHEET
  Total assets.........................    $2,877,854    $7,416,791    $3,759,173    $41,669    $14,095,487
                                           ==========    ==========    ==========    =======    ===========



                                                                              NET
                                                                            INCOME
                                                                REVENUE     (LOSS)       ASSETS
                                                                --------    -------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $829,609    $62,355    $14,095,487
Less:
  Revenue, net income and assets of FKLA....................     338,854     24,740      3,105,396
  Revenue, net income and assets of ZLICA...................      57,233      2,193        398,786
  Revenue, net loss and assets of Zurich Direct.............       8,042     (3,295)         1,655
                                                                --------    -------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $425,480    $38,717    $10,589,650
                                                                ========    =======    ===========



(16) SUBSEQUENT EVENT



In February 2000, the Company announced that it had entered into an agreement to purchase for $5.5 million the following related entities, all privately held New York corporations:



     - PMG Securities Corporation


     - PMG Asset Management, Inc.


     - PMG Life Agency, Inc., and


     - PMG Marketing, Inc.



These companies were primarily purchased for their specialization in the target market of the RSG SBU. The acquisition is expected to close at the end of the first quarter 2000.

APPENDIX A

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:           $40,000
Guarantee Period:           5 Years
Guaranteed Interest Rate:   5% Annual Effective Rate


The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers. No Withdrawal Charge applies to transfers.


The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.


The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period. These examples also show the Withdrawal Charge (if any) which would be calculated separately after the Market Value Adjustment.


EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT


A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:


                         (1 + .05)          4
 -.0726961*  =  [    ----------------- ]          -1
                     (1 + .065 + .005)

The Market Value Adjustment is a reduction of $3,053.24 from the Guarantee Period Value:

                       -3,053.24 = -.0726961 X 42,000.00

The Market Adjusted Value would be:

                      $38,946.76 = $42,000.00 - $3,053.24

A Withdrawal Charge of 6% would be assessed against the Market Adjusted Value in excess of the amount available as a free withdrawal. In this case, there are no prior withdrawals, so 15% of the Market Adjusted Value is not subject to a Withdrawal Charge. The Withdrawal Charge is thus:

                       $1,986.29 = $38,946.76 X .85 X .06

Thus, the amount payable on a full withdrawal would be:

                      $36,960.48 = $38,946.76 - $1,986.29

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:

                      -$1,526.62 = -.0726961 X $21,000.00

The Market Adjusted Value would be:

                      $19,473.38 = $21,000.00 - $1,526.62
---------------
* Actual calculation utilizes 10 decimal places.

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value as there are no prior withdrawals:

                $819.68 = ($19,473.38 - .15 X $38,946.76) X .06

Thus, the amount payable on this partial withdrawal would be:

                       $18,653.70 = $19,473.38 - $819.68

EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT


An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:


                      (1 + .05)          4
+.0192766  =  [    ---------------- ]          -1
                   (1 + .04 + .005)

The Market Value Adjustment is an increase of $809.62 to the Guarantee Period
Value:

                        $809.62 = $42,000.00 X .0192766

The Market Adjusted Value would be:

                       $42,809.62 = $42,000.00 + $809.62

A Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value, as there were no prior withdrawals:

                       $2,183.29 = $42,809.62 X .85 X .06

Thus, the amount payable on withdrawal would be:

                      $40,626.33 = $42,809.62 - $2,183.29

If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:

                        $404.81 = $21,000.00 X .0192766

The Market Adjusted Value of $21,000.00 would be:

                       $21,404.81 = $21,000.00 + $404.81

The Withdrawal Charge of 6% would apply to the Market Adjusted Value being withdrawn, less 15% of the full Market Adjusted Value as there are no prior withdrawals:

                 $899.00 = ($21,404.81 - .1 X $42,809.62) X .06

Thus, the amount payable on this partial withdrawal would be:

                       $20,505.81 = $21,404.81 - $899.00

Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

APPENDIX B

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND
VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT


This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.


A. REVOCATION


Within 7 days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.


B. STATUTORY REQUIREMENTS


This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Contract, and does not represent a determination on the merits of the Contract.


1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.


2. The Contract must be nontransferable by the owner.



3. The Contract must have flexible premiums.



4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of Section 401(a) of the Code, do not apply to Roth IRAs.



If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.


5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. ROLLOVERS AND DIRECT TRANSFERS FOR IRAS AND SIMPLE IRAS


1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under
Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is NOT a rollover. It is a transfer that is not affected by the one-year waiting period.


5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.



6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.


D. CONTRIBUTION LIMITS AND ALLOWANCE OF DEDUCTION FOR IRAS

1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.


2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could not be more than $2,250.



3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:


     a. $2,000 or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.


4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.


5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP IRAs



1. SEP IRA rules concerning eligibility and contributions are governed by Code
Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.


2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAs

1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

3. Employee elective contributions and employer contributions (I.E., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (E.G., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs

1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

2. In general, taxable distributions are included in your gross income in the year you receive them.

3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. REQUIRED DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs


You must start receiving minimum distributions required under the Contract and
Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (I.E., the required beginning date).


Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.


If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. ROTH IRAs


1. If your Contract is a special type of individual retirement plan known as Roth IRA, it will be administered in accordance with the requirements of section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.


2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.


3. If your Contract is a Roth IRA, we will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after we obtain approval of the endorsement from the IRS and your state insurance department. We reserve the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.


4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. ELIGIBILITY AND CONTRIBUTIONS FOR ROTH IRAs


1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.


2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

     (a) the excess of (i) your adjusted gross income for the taxable year, over
         (ii) the "applicable dollar amount", bears to

     (b) $15,000 (or $10,000 if you are married).


For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.


A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. ROLLOVERS, TRANSFERS AND CONVERSIONS TO ROTH IRAs


1. Rollovers and Transfers -- A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an

IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.


You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.


The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.



2. Taxation of Rollovers and Transfers to Roth IRAs -- A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.



In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will not apply. If such a rollover or transfer occurs before January 1, 1999, any portion of the amount rolled over or transferred which is required to be included in gross income will be so included ratably over the 4-taxable year period beginning with the taxable year in which the rollover or transfer is made.


Pending legislation may modify these rules retroactively to January 1, 1998.

3. Transfers of Excess IRA Contributions to Roth IRAs -- If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

4. Taxation of Conversions of IRAs to Roth IRAs -- All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as a special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.


UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.



5. Separate Roth IRAs -- Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract, or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.


L. INCOME TAX CONSEQUENCES OF ROTH IRAs


1. Qualified Distributions -- Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (I.E., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or
(2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).



2. Nonqualified Distributions -- A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed, (a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.


An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. TAX ON EXCESS CONTRIBUTIONS


1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.



2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.


N. TAX ON PREMATURE DISTRIBUTIONS


There is an additional tax on premature distributions from your IRA, Roth IRA or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:


1. To amounts that are rolled over tax free;


2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);


3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

4. To a distribution which is used for qualified first-time homebuyer expenses, qualified high education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. IRA EXCISE TAX REPORTING

Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, Roth IRA or SIMPLE IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. BORROWING


If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA or SIMPLE IRA , whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note: This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)


Q. REPORTING

We will provide you with any reports required by the Internal Revenue Service.

R. ESTATE TAX

Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S. FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT (VARIABLE ACCOUNT) AND MVA OPTION.


1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.25% per annum.



2. An annual records maintenance charge of $30.00 will be assessed against the Separate Account Value each Contract Year. If no values are in the Subaccounts, the charge will be assessed against Guarantee Period Value.



3. Withdrawal and early annuitization charges will be assessed based on the Contract Years elapsed since the Contract was issued as described in the prospectus under the heading "Withdrawal Charge."


Withdrawals, transfers and early annuitizations of Guarantee Period Value may be subject to a Market Value Adjustment as described in the prospectus under the heading "Market Value Adjustment."

4. The method used to compute and allocate the annual earnings is contained in the prospectus under the heading "Accumulation Unit Value" for Separate Account Value and under the headings "Guarantee Periods of the MVA Option" and "Establishment of Guaranteed Interest Rates" for Guarantee Period Value.


5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Subaccounts or rates of interest as declared by Kemper Investors Life Insurance Company.

                      STATEMENT OF ADDITIONAL INFORMATION


                                  MAY 1, 2000


--------------------------------------------------------------------------------

            INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE ADJUSTED

                           DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                                KEMPER PASSPORT

                                   ISSUED BY

                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500


This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the Separate Account dated May 1, 2000. The Prospectus may be obtained from Kemper Investors Life Insurance Company by writing or calling the address or telephone number listed above.


                               ------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Services to the Separate Account............................  B-1
Performance Information of Subaccounts......................  B-1
State Regulation............................................  B-3
Experts.....................................................  B-3
Financial Statements........................................  B-3
Report of Independent Public Accountants....................  B-4
Financial Statements of the Separate Account................  B-6
Appendix A Table of Historical Hypothetical Accumulation
  Unit Values and Performance Information...................  B-23
Appendix B State Premium Tax Chart..........................  B-28

                        SERVICES TO THE SEPARATE ACCOUNT

Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Portfolio of the Kemper Investors Fund (the "Fund") by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.


The independent auditors for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 1999, 1998 and 1997. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 1999, 1998 and 1997.



The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with the affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.



KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to six percent (6%) of Purchase Payments. During 1999, 1998 and 1997, KILICO incurred gross commissions payable of approximately $2.0, $4.2, and $5.6 million, respectively, to licensed insurance agents.


                     PERFORMANCE INFORMATION OF SUBACCOUNTS


As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Kemper High Yield Subaccount, Kemper Investment Grade Bond Subaccount, Kemper Government Securities Subaccount, and Kemper Strategic Income Subaccount (formerly Kemper Global Income Subaccount); and "yield" and "effective yield" information may be provided in the case of the Kemper Money Market Subaccount #1 and Kemper Money Market Subaccount #2 (collectively, the "Kemper Money Market Subaccounts"). These various measures of performance are described below.



A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of the applicable Withdrawal Charge that may be imposed at the end of the period as well as all other recurring charges and fees applicable under the Contract to all Contract Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.


No standard formula has been prescribed for calculating total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit Value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. The ending value does not include the effect of the applicable Withdrawal Charge that may be imposed at the end of the period, and thus may be higher than if such charge were deducted. Premium taxes are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. The account size used affects the performance figure because the Records Maintenance Charge is a fixed per account charge. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage change in the value of a Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.

Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved (reduced by the applicable charges) had they been held as Subaccounts within the Separate Account for the period quoted.

Performance information will be shown for periods from April 6, 1982 (inception) for the Kemper Money Market Subaccount, Kemper Total Return Subaccount and Kemper High Yield Subaccount, and for periods from December 9, 1983 (inception) for the Kemper Growth Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Kemper Government Securities Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Kemper Government Securities Subaccount, performance figures will reflect investment experience as if the Kemper Government Securities Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Kemper Government Securities Portfolio.


The yield for the Kemper High Yield Subaccount, the Kemper Investment Grade Bond Subaccount, and the Kemper Government Securities Subaccount, and the Kemper Strategic Income Subaccount (formerly Kemper Global Income Subaccount) is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Kemper High Yield Subaccount, the Kemper Government Securities Subaccount, the Kemper Investment Grade Bond Subaccount and the Kemper Strategic Income Subaccount (formerly Kemper Global Income Subaccount), based upon the one month period ended March
31, 2000 were      %,      %,      % and      %, respectively. The yield
quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:


                 a - b
                -------
  YIELD = 2[(             +1)(6) - 1]
                  cd

a = net dividends and interest earned during the period by the Fund attributable to the Subaccount

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d = the Accumulation Unit value per unit on the last day of the period

The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of withdrawal charges or premium taxes.


The Kemper Money Market Subaccounts' yields are computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit Value during the period is divided by the Accumulation Unit Value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Account's portfolio are not included in the calculation. The yield for the seven-day period ended March 31, 2000 was 4.30% for the Kemper Money Market Subaccount #1 and 5.50% for Kemper Money Market Subaccount #2. The average portfolio maturity was 14 days.


The Kemper Money Market Subaccounts' effective yields are determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1) (365) / (7) - 1. The effective yield for the seven-day period ended March 31, 2000 was 4.39% for the Kemper Money Market Subaccount #1 and 5.65% for Kemper Money Market Subaccount #2.


In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. The performance figures include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Redemptions within the first six years after purchase may be subject to a Withdrawal Charge that ranges from 6% the first year to 0% after six years. Yield, effective yield and nonstandardized total return do not reflect the effect of the Withdrawal Charge or premium taxes that may be imposed upon the redemption of units. Standardized average annual total return reflects the effect of the applicable Withdrawal Charge (but not premium tax) that may be imposed at the end of the period in question.


The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, MORNINGSTAR, INC., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.



The tables in Appendix A include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 1999.


                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS


The statements of assets and liabilities and contract owners' equity of the Separate Account as of December 31, 1999 and the related statements of operations for the year then ended and the statements of changes in contract owners' equity for the years ended December 31, 1999 and 1998 have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                              FINANCIAL STATEMENTS


This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Contracts and also reflect assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors of Kemper Investors Life Insurance Company and


Contract Owners of Kemper Investors Life Insurance Company's


KILICO Variable Annuity Separate Account



In our opinion, the accompanying statements of assets and liabilities and contract owners' equity and the related statements of operations and changes in contract owners' equity present fairly, in all material respects, the financial position of the subaccounts of Kemper Investors Life Insurance Company's (the "Company") KILICO Variable Annuity Separate Account, which includes the Kemper Money Market Subaccount #1, Kemper Money Market Subaccount #2, Kemper Total Return Subaccount, Kemper High Yield Subaccount, Kemper Growth Subaccount, Kemper Government Securities Subaccount, Kemper International Subaccount, Kemper Small Cap Growth Subaccount, Kemper Investment Grade Bond Subaccount, Kemper Contrarian Value Subaccount, Kemper Small Cap Value Subaccount, Kemper Value+Growth Subaccount, Kemper Horizon 20+ Subaccount, Kemper Horizon 10+ Subaccount, Kemper Horizon 5 Subaccount, Kemper Blue Chip Subaccount, and Kemper Global Income Subaccount (investment options within the Kemper Variable Series, formerly Investors Fund Series) thereof at December 31, 1999, and the results of their operations for the year then ended and the changes in their contract owners' equity for the two years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included direct confirmation of investments owned at December 31, 1999 provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

Chicago, Illinois

February 24, 2000

                      (This page intentionally left blank)

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT



STATEMENTS OF ASSETS AND LIABILITIES AND CONTRACT OWNERS' EQUITY



DECEMBER 31, 1999


(IN THOUSANDS)


                                                         KEMPER VARIABLE SERIES*
                            ---------------------------------------------------------------------------------
                               KEMPER          KEMPER         KEMPER                                 KEMPER
                                MONEY           MONEY         TOTAL        KEMPER       KEMPER     GOVERNMENT
                               MARKET          MARKET         RETURN     HIGH YIELD     GROWTH     SECURITIES
                            SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                            -------------   -------------   ----------   ----------   ----------   ----------
ASSETS
  Investments in
    underlying portfolio
    funds, at current
    values................    $137,366          2,679        716,720      218,357      574,900       71,783
  Dividends and other
    receivables...........         432             11             36           31            1           --
                              --------          -----        -------      -------      -------       ------
         Total assets.....     137,798          2,690        716,756      218,388      574,901       71,783
                              --------          -----        -------      -------      -------       ------
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense
      risk and
      administrative
      charges.............         120             --            731          225          586           68
    Other payables........           1             --            217          445          282            6
                              --------          -----        -------      -------      -------       ------
         Total
           liabilities....         121             --            948          670          868           74
                              --------          -----        -------      -------      -------       ------
  Contract owners'
    equity................    $137,677          2,690        715,808      217,718      574,033       71,709
                              ========          =====        =======      =======      =======       ======
ANALYSIS OF CONTRACT
  OWNERS' EQUITY
  Excess (deficiency) of
    proceeds from units
    sold over payments for
    units redeemed........    $ 60,415          1,091         (6,653)       1,825        9,349       34,942
  Accumulated net
    investment income
    (loss)................      77,262          1,599        466,966      220,219      275,309       37,352
  Accumulated net realized
    gain (loss) on sales
    of investments........          --             --        138,146        3,970      100,375          346
  Unrealized appreciation
    (depreciation) of
    investments...........          --             --        117,349       (8,296)     189,000         (931)
                              --------          -----        -------      -------      -------       ------
  Contract owners'
    equity................    $137,677          2,690        715,808      217,718      574,033       71,709
                              ========          =====        =======      =======      =======       ======

                             KEMPER VARIABLE SERIES*
                            --------------------------
                                              KEMPER
                               KEMPER       SMALL CAP
                            INTERNATIONAL     GROWTH
                             SUBACCOUNT     SUBACCOUNT
                            -------------   ----------
ASSETS
  Investments in
    underlying portfolio
    funds, at current
    values................     159,793       166,144
  Dividends and other
    receivables...........           1            67
                               -------       -------
         Total assets.....     159,794       166,211
                               -------       -------
LIABILITIES AND CONTRACT
  OWNERS' EQUITY
  Liabilities:
    Mortality and expense
      risk and
      administrative
      charges.............         156           155
    Other payables........          86            --
                               -------       -------
         Total
           liabilities....         242           155
                               -------       -------
  Contract owners'
    equity................     159,552       166,056
                               =======       =======
ANALYSIS OF CONTRACT
  OWNERS' EQUITY
  Excess (deficiency) of
    proceeds from units
    sold over payments for
    units redeemed........      42,661        65,173
  Accumulated net
    investment income
    (loss)................      29,318        23,953
  Accumulated net realized
    gain (loss) on sales
    of investments........      39,837        25,083
  Unrealized appreciation
    (depreciation) of
    investments...........      47,736        51,847
                               -------       -------
  Contract owners'
    equity................     159,552       166,056
                               =======       =======


---------------

* Formerly Investors Fund Series



See accompanying notes to financial statements.

                                                   KEMPER VARIABLE SERIES*
    ---------------------------------------------------------------------------------------------------------------------
      KEMPER       KEMPER       KEMPER       KEMPER       KEMPER       KEMPER
    INVESTMENT   CONTRARIAN   SMALL CAP      VALUE+      HORIZON      HORIZON       KEMPER       KEMPER        KEMPER
    GRADE BOND     VALUE        VALUE        GROWTH        20+          10+       HORIZON 5    BLUE CHIP    GLOBAL INCOME
    SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT    SUBACCOUNT
    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   -------------
      18,607       92,226       31,631       48,370       10,321       15,416       9,194        36,190         1,513
         290          134            5           --           --           --          --             1            --
      ------       ------       ------       ------       ------       ------       -----        ------         -----
      18,897       92,360       31,636       48,370       10,321       15,416       9,194        36,191         1,513
      ------       ------       ------       ------       ------       ------       -----        ------         -----
          11           82           28           44           10           12           6            14            --
           6            4            4            2           --           --          --             4            --
      ------       ------       ------       ------       ------       ------       -----        ------         -----
          17           86           32           46           10           12           6            18            --
      ------       ------       ------       ------       ------       ------       -----        ------         -----
      18,880       92,274       31,604       48,324       10,311       15,404       9,188        36,173         1,513
      ======       ======       ======       ======       ======       ======       =====        ======         =====
      18,577       77,678       31,478       32,016        7,600       11,824       7,948        30,602         1,496
         312        7,165           79          763          119          195          96          (217)          105
         368       15,069        1,825        6,973        1,033        1,727         537           974           (34)
        (377)      (7,638)      (1,778)       8,572        1,559        1,658         607         4,814           (54)
      ------       ------       ------       ------       ------       ------       -----        ------         -----
      18,880       92,274       31,604       48,324       10,311       15,404       9,188        36,173         1,513
      ======       ======       ======       ======       ======       ======       =====        ======         =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT



STATEMENTS OF OPERATIONS


FOR THE YEAR ENDED DECEMBER 31, 1999


(IN THOUSANDS)


                                                         KEMPER VARIABLE SERIES*
                            ---------------------------------------------------------------------------------
                               KEMPER          KEMPER         KEMPER                                 KEMPER
                                MONEY           MONEY         TOTAL        KEMPER       KEMPER     GOVERNMENT
                               MARKET          MARKET         RETURN     HIGH YIELD     GROWTH     SECURITIES
                            SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                            -------------   -------------   ----------   ----------   ----------   ----------
REVENUE
  Dividends and capital
    gains distributions...     $5,645            161          60,683       24,402           --        3,826
EXPENSES
  Mortality and expense
    risk and
    administrative
    charges...............      1,424              2           9,543        3,256        7,131        1,011
                               ------            ---          ------      -------      -------       ------
Net investment income
  (loss)..................      4,221            159          51,140       21,146       (7,131)       2,815
                               ------            ---          ------      -------      -------       ------
NET REALIZED AND
  UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Net realized gain (loss)
    on sales of
    investments...........         --             --          29,197       (6,838)      30,772         (611)
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........         --             --           8,683      (10,902)     134,497       (2,754)
                               ------            ---          ------      -------      -------       ------
Net realized and
  unrealized gain (loss)
  on investments..........         --             --          37,880      (17,740)     165,269       (3,365)
                               ------            ---          ------      -------      -------       ------
Net increase (decrease) in
  contract owners' equity
  resulting from
  operations..............     $4,221            159          89,020        3,406      158,138         (550)
                               ======            ===          ======      =======      =======       ======

                             KEMPER VARIABLE SERIES*
                            --------------------------
                                              KEMPER
                               KEMPER       SMALL CAP
                            INTERNATIONAL     GROWTH
                             SUBACCOUNT     SUBACCOUNT
                            -------------   ----------
REVENUE
  Dividends and capital
    gains distributions...     17,715             --
EXPENSES
  Mortality and expense
    risk and
    administrative
    charges...............      1,859          1,739
                               ------         ------
Net investment income
  (loss)..................     15,856         (1,739)
                               ------         ------
NET REALIZED AND
  UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
  Net realized gain (loss)
    on sales of
    investments...........      9,865          9,762
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........     24,305         32,251
                               ------         ------
Net realized and
  unrealized gain (loss)
  on investments..........     34,170         42,013
                               ------         ------
Net increase (decrease) in
  contract owners' equity
  resulting from
  operations..............     50,026         40,274
                               ======         ======


---------------


*Formerly Investors Fund Series



See accompanying notes to financial statements.

                                                    KEMPER VARIABLE SERIES*
    -----------------------------------------------------------------------------------------------------------------------
      KEMPER       KEMPER       KEMPER       KEMPER
    INVESTMENT   CONTRARIAN   SMALL CAP      VALUE+       KEMPER        KEMPER        KEMPER       KEMPER        KEMPER
    GRADE BOND     VALUE        VALUE        GROWTH     HORIZON 20+   HORIZON 10+   HORIZON 5    BLUE CHIP    GLOBAL INCOME
    SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT    SUBACCOUNT    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT
    ----------   ----------   ----------   ----------   -----------   -----------   ----------   ----------   -------------
        465         7,006         279        1,163          186            321         168            74           103

        214         1,206         423          580          124            200         128           247            26
       ----       -------        ----        -----          ---          -----         ---         -----          ----
        251         5,800        (144)         583           62            121          40          (173)           77
       ----       -------        ----        -----          ---          -----         ---         -----          ----

        (16)        6,046        (229)       4,628          459          1,175         203           845           (91)

       (733)      (24,707)        497        1,178          215           (258)         47         4,171          (115)
       ----       -------        ----        -----          ---          -----         ---         -----          ----
       (749)      (18,661)        268        5,806          674            917         250         5,016          (206)
       ----       -------        ----        -----          ---          -----         ---         -----          ----

       (498)      (12,861)        124        6,389          736          1,038         290         4,843          (129)
       ====       =======        ====        =====          ===          =====         ===         =====          ====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT


STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY


FOR THE YEAR ENDED DECEMBER 31, 1999


(IN THOUSANDS)


                                                        KEMPER VARIABLE SERIES*
                           ---------------------------------------------------------------------------------
                              KEMPER          KEMPER         KEMPER                                 KEMPER
                               MONEY           MONEY         TOTAL        KEMPER       KEMPER     GOVERNMENT
                              MARKET          MARKET         RETURN     HIGH YIELD     GROWTH     SECURITIES
                           SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                           -------------   -------------   ----------   ----------   ----------   ----------
OPERATIONS
  Net investment income
    (loss)................   $  4,221            159          51,140      21,146        (7,131)      2,815
  Net realized gain (loss)
    on sales of
    investments...........         --             --          29,197      (6,838)       30,772        (611)
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........         --             --           8,683     (10,902)      134,497      (2,754)
                             --------         ------        --------     -------      --------     -------
    Net increase
      (decrease) in
      contract owners'
      equity resulting
      from operations.....      4,221            159          89,020       3,406       158,138        (550)
                             --------         ------        --------     -------      --------     -------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units
    sold..................     45,378          2,759          42,169      22,709        25,447      12,331
  Net transfers (to) from
    affiliate and
    subaccounts...........     18,795         (4,779)        (49,778)    (27,431)      (66,997)     (4,399)
  Payments for units
    redeemed..............    (37,819)          (158)       (101,982)    (43,328)      (80,300)    (14,018)
                             --------         ------        --------     -------      --------     -------
    Net increase
      (decrease) in
      contract owners'
      equity from account
      unit transactions...     26,354         (2,178)       (109,591)    (48,050)     (121,850)     (6,086)
                             --------         ------        --------     -------      --------     -------
Total increase (decrease)
  in contract owners'
  equity..................     30,575         (2,019)        (20,571)    (44,644)       36,288      (6,636)
Beginning of year.........    107,102          4,709         736,379     262,362       537,745      78,345
                             --------         ------        --------     -------      --------     -------
End of year...............   $137,677          2,690         715,808     217,718       574,033      71,709
                             ========         ======        ========     =======      ========     =======

                             KEMPER VARIABLE SERIES*
                            --------------------------
                                              KEMPER
                               KEMPER       SMALL CAP
                            INTERNATIONAL     GROWTH
                             SUBACCOUNT     SUBACCOUNT
                            -------------   ----------
OPERATIONS
  Net investment income
    (loss)................      15,856        (1,739)
  Net realized gain (loss)
    on sales of
    investments...........       9,865         9,762
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........      24,305        32,251
                               -------       -------
    Net increase
      (decrease) in
      contract owners'
      equity resulting
      from operations.....      50,026        40,274
                               -------       -------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units
    sold..................      12,302        17,628
  Net transfers (to) from
    affiliate and
    subaccounts...........     (27,423)      (22,588)
  Payments for units
    redeemed..............     (20,534)      (13,139)
                               -------       -------
    Net increase
      (decrease) in
      contract owners'
      equity from account
      unit transactions...     (35,655)      (18,099)
                               -------       -------
Total increase (decrease)
  in contract owners'
  equity..................      14,371        22,175
Beginning of year.........     145,181       143,881
                               -------       -------
End of year...............     159,552       166,056
                               =======       =======


---------------


* Formerly Investors Fund Series



See accompanying notes to financial statements.

                                                   KEMPER VARIABLE SERIES*
    ---------------------------------------------------------------------------------------------------------------------
      KEMPER       KEMPER       KEMPER       KEMPER       KEMPER       KEMPER
    INVESTMENT   CONTRARIAN   SMALL CAP      VALUE+      HORIZON      HORIZON       KEMPER       KEMPER        KEMPER
    GRADE BOND     VALUE        VALUE        GROWTH        20+          10+       HORIZON 5    BLUE CHIP    GLOBAL INCOME
    SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT    SUBACCOUNT
    ----------   ----------   ----------   ----------   ----------   ----------   ----------   ----------   -------------
         251        5,800         (144)         583           62          121          40          (173)           77
         (16)       6,046         (229)       4,628          459        1,175         203           845           (91)
        (733)     (24,707)         497        1,178          215         (258)         47         4,171          (115)
      ------      -------       ------       ------       ------       ------       -----        ------         -----
        (498)     (12,861)         124        6,389          736        1,038         290         4,843          (129)
      ------      -------       ------       ------       ------       ------       -----        ------         -----
       6,620       19,424        4,836        6,147        1,140        2,541       1,504        13,387         1,000
       3,501        1,432       (2,966)      (5,820)        (365)      (1,509)      1,348        11,996          (685)
      (2,364)     (11,571)      (3,756)      (5,397)        (413)      (2,105)       (771)       (2,837)         (100)
      ------      -------       ------       ------       ------       ------       -----        ------         -----
       7,757        9,285       (1,886)      (5,070)         362       (1,073)      2,081        22,546           215
      ------      -------       ------       ------       ------       ------       -----        ------         -----
       7,259       (3,576)      (1,762)       1,319        1,098          (35)      2,371        27,389            86
      11,621       95,850       33,366       47,005        9,213       15,439       6,817         8,784         1,427
      ------      -------       ------       ------       ------       ------       -----        ------         -----
      18,880       92,274       31,604       48,324       10,311       15,404       9,188        36,173         1,513
      ======      =======       ======       ======       ======       ======       =====        ======         =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT


STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY


FOR THE YEAR ENDED DECEMBER 31, 1998


(IN THOUSANDS)


                                                       KEMPER VARIABLES SERIES*
                           ---------------------------------------------------------------------------------
                              KEMPER          KEMPER         KEMPER                                 KEMPER
                               MONEY           MONEY         TOTAL        KEMPER       KEMPER     GOVERNMENT
                              MARKET          MARKET         RETURN     HIGH YIELD     GROWTH     SECURITIES
                           SUBACCOUNT #1   SUBACCOUNT #2   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                           -------------   -------------   ----------   ----------   ----------   ----------
OPERATIONS
  Net investment income
    (loss)................   $  3,168            264         114,564      17,149       79,715        3,569
  Net realized gain (loss)
    on sales of
    investments...........         --             --          20,649       4,283        8,570          (67)
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........         --             --         (41,076)    (17,978)     (20,871)         553
                             --------         ------        --------     -------      -------      -------
    Net increase
      (decrease) in
      contract owners'
      equity resulting
      from operations.....      3,168            264          94,137       3,454       67,414        4,055
                             --------         ------        --------     -------      -------      -------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units
    sold..................     22,035          6,045          35,608      27,800       29,595       10,692
  Net transfers (to) from
    affiliate and
    subaccounts...........     29,478         (7,639)        (47,643)    (40,100)     (26,086)       5,342
  Payments for units
    redeemed..............    (21,333)          (355)        (88,507)    (34,613)     (60,278)     (14,565)
                             --------         ------        --------     -------      -------      -------
    Net increase
      (decrease) in
      contract owners'
      equity from account
      unit transactions...     30,180         (1,949)       (100,542)    (46,913)     (56,769)       1,469
                             --------         ------        --------     -------      -------      -------
Total increase (decrease)
  in contract owners'
  equity..................     33,348         (1,685)         (6,405)    (43,459)      10,645        5,524
Beginning of year.........     73,754          6,394         742,784     305,821      527,100       72,821
                             --------         ------        --------     -------      -------      -------
End of year...............   $107,102          4,709         736,379     262,362      537,745       78,345
                             ========         ======        ========     =======      =======      =======

                             KEMPER VARIABLES SERIES*
                            --------------------------
                                              KEMPER
                               KEMPER       SMALL CAP
                            INTERNATIONAL     GROWTH
                             SUBACCOUNT     SUBACCOUNT
                            -------------   ----------
OPERATIONS
  Net investment income
    (loss)................       5,475        18,381
  Net realized gain (loss)
    on sales of
    investments...........      11,865         4,201
  Change in unrealized
    appreciation
    (depreciation) of
    investments...........      (3,914)       (2,782)
                               -------       -------
    Net increase
      (decrease) in
      contract owners'
      equity resulting
      from operations.....      13,426        19,800
                               -------       -------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units
    sold..................       8,825        17,275
  Net transfers (to) from
    affiliate and
    subaccounts...........     (20,766)        2,566
  Payments for units
    redeemed..............     (16,900)       (8,623)
                               -------       -------
    Net increase
      (decrease) in
      contract owners'
      equity from account
      unit transactions...     (28,841)       11,218
                               -------       -------
Total increase (decrease)
  in contract owners'
  equity..................     (15,415)       31,018
Beginning of year.........     160,596       112,863
                               -------       -------
End of year...............     145,181       143,881
                               =======       =======


---------------


* Formerly Investors Fund Series



See accompanying notes to financial statements.

                                                 KEMPER VARIABLE SERIES*
-------------------------------------------------------------------------------------------------------------------------
  KEMPER       KEMPER       KEMPER       KEMPER
INVESTMENT   CONTRARIAN   SMALL CAP      VALUE+       KEMPER        KEMPER        KEMPER         KEMPER        KEMPER
GRADE BOND     VALUE        VALUE        GROWTH     HORIZON 20+   HORIZON 10+   HORIZON 5      BLUE CHIP    GLOBAL INCOME
SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT    SUBACCOUNT    SUBACCOUNT     SUBACCOUNT    SUBACCOUNT
----------   ----------   ----------   ----------   -----------   -----------   ----------     ----------   -------------
    98          1,760         443          404         143            157             103           (24)             35
   311          6,261         911        1,727         397            414             236           102              36
    78          6,236      (6,089)       3,626         309            604             115           589              56
------         ------      ------       ------      ------         ------           -----         -----           -----
   487         14,257      (4,735)       5,757         849          1,175             454           667             127
------         ------      ------       ------      ------         ------           -----         -----           -----
 2,850         15,517       6,528        7,814       2,155          2,644           1,628         2,261              47
 3,781         (5,407)      1,040        8,749         116          3,301             221         4,001             933
  (955)        (6,599)     (2,717)      (3,236)       (375)          (841)           (384)         (223)             (6)
------         ------      ------       ------      ------         ------           -----         -----           -----
 5,676          3,511       4,851       13,327       1,896          5,104           1,465         6,039             974
------         ------      ------       ------      ------         ------           -----         -----           -----
 6,163         17,768         116       19,084       2,745          6,279           1,919         6,706           1,101
 5,458         78,082      33,250       27,921       6,468          9,160           4,898         2,078             326
------         ------      ------       ------      ------         ------           -----         -----           -----
11,621         95,850      33,366       47,005       9,213         15,439           6,817         8,784           1,427
======         ======      ======       ======      ======         ======           =====         =====           =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT



NOTES TO FINANCIAL STATEMENTS



(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING POLICIES



ORGANIZATION



KILICO Variable Annuity Separate Account (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended, established by Kemper Investors Life Insurance Company ("KILICO"). KILICO is a wholly-owned subsidiary of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index (SMI). Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.



The Separate Account is used to fund contracts or certificates (collectively referred to as "Contracts") for Kemper Advantage III periodic and flexible payment variable annuity contracts ("Kemper Advantage III"), Kemper Passport individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Passport"), Kemper Destinations individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Destinations") and Farmers Variable Annuity I individual and group variable, fixed and market value adjusted deferred annuity contracts ("Farmers Variable Annuity I"). The Separate Account is divided into a total of fifty-nine subaccounts with various subaccount options available to Contract Owners depending upon their respective Contracts. The Kemper Advantage III contracts have thirty-four subaccount options available to Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series (formerly Investors Fund Series), the Janus Aspen Series, the Lexington Natural Resources Trust, the Lexington Emerging Markets Fund, Inc., the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the Scudder Variable Life Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., the J.P. Morgan Series Trust II, The Alger American Fund and the American Century Variable Portfolios, Inc., all of which are open-end diversified management companies. The Kemper Passport contracts have seventeen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, an open-end diversified management company. The Kemper Destinations contracts have thirty-seven subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., the Janus Aspen Series and the Warburg Pincus Trust, all of which are open-end diversified management companies. The Farmers Variable Annuity I contracts have thirteen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, the Janus Aspen Series, the PIMCO Variable Insurance Trust and the Templeton Variable Products Series Fund, all of which are open-end diversified management companies.



ESTIMATES



The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent amounts at the date of the financial statements. As a result, actual results reported as income and expenses could differ from the estimates reported in the accompanying financial statements.



SECURITY VALUATION



The investments are stated at current value which is based on the closing bid price, net asset value, at December 31, 1999.



SECURITY TRANSACTIONS AND INVESTMENT INCOME



Security transactions are generally accounted for on the trade date (date the order to buy or sell is executed). Dividends and capital gains distributions are recorded as income on the ex-dividend date. Realized gains and losses from security transactions are generally reported on a first in, first out (FIFO) cost basis.

ACCUMULATION UNIT VALUATION



On each day the New York Stock Exchange (the "Exchange") is open for trading, the accumulation unit value is determined as of the earlier of 3:00 p.m. (Central time) or the close of the Exchange by dividing the total value of each subaccount's investments and other assets, less liabilities, by the number of accumulation units outstanding in the respective subaccount.



FEDERAL INCOME TAXES



The operations of the Separate Account are included in the federal income tax return of KILICO. Under existing federal income tax law, investment income and realized capital gains and losses of the Separate Account increase liabilities under the contract and are, therefore, not taxed. Thus the Separate Account may realize net investment income and capital gains and losses without federal income tax consequences.



(2) SUMMARY OF INVESTMENTS



Investments, at cost, at December 31, 1999, are as follows (in thousands, differences are due to rounding):



                                                              SHARES
                                                               OWNED       COST
                                                              -------   ----------
INVESTMENTS
KEMPER VARIABLE SERIES:
Kemper Money Market Subaccount #1...........................  137,366   $  137,366
Kemper Money Market Subaccount #2...........................    2,679        2,679
Kemper Total Return Subaccount..............................  248,650      599,371
Kemper High Yield Subaccount................................  190,485      226,653
Kemper Growth Subaccount....................................  141,800      385,900
Kemper Government Securities Subaccount.....................   62,065       72,714
Kemper International Subaccount.............................   74,482      112,057
Kemper Small Cap Growth Subaccount..........................   62,603      114,297
Kemper Investment Grade Bond Subaccount.....................   16,897       18,984
Kemper Contrarian Value Subaccount..........................   62,749       99,864
Kemper Small Cap Value Subaccount...........................   29,154       33,409
Kemper Value+Growth Subaccount..............................   25,519       39,798
Kemper Horizon 20+ Subaccount...............................    6,393        8,762
Kemper Horizon 10+ Subaccount...............................   10,424       13,758
Kemper Horizon 5 Subaccount.................................    6,892        8,587
Kemper Blue Chip Subaccount.................................   23,065       31,376
Kemper Global Income Subaccount.............................    1,534        1,567
                                                                        ----------
        TOTAL INVESTMENTS AT COST...........................            $1,907,142
                                                                        ==========



A description of the underlying investments of the subaccounts are summarized below.



KEMPER VARIABLE SERIES



KEMPER MONEY MARKET SUBACCOUNT: This subaccount invests in the Kemper Money Portfolio of the Kemper Variable Series. The Portfolio seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments. The Portfolio seeks to maintain a net asset value of $1.00 per share, but there can be no assurance that the Portfolio will be able to do so. The Kemper Money Market Subaccount #1 represents the Kemper Advantage III, Kemper Passport and Kemper Destinations Money Market Subaccount. Kemper Money Market Subaccount #2 represents funds allocated by the owner of a contract to the dollar cost averaging program. Under the dollar cost averaging ("DCA") program, an owner may predesignate a portion of the subaccount value to be automatically transferred on a monthly basis to one or more of the other subaccounts. This option is only available to Kemper Passport and Kemper Destinations contracts.



KEMPER TOTAL RETURN SUBACCOUNT: This subaccount invests in the Kemper Total Return Portfolio of the Kemper Variable Series. The Portfolio seeks high total return, a combination of income and capital appreciation.



KEMPER HIGH YIELD SUBACCOUNT: This subaccount invests in the Kemper High Yield Portfolio of the Kemper Variable Series. The Portfolio seeks to provide a high level of current income.



KEMPER GROWTH SUBACCOUNT: This subaccount invests in the Kemper Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of capital.

KEMPER GOVERNMENT SECURITIES SUBACCOUNT: This subaccount invests in the Kemper Government Securities Portfolio of the Kemper Variable Series. The Portfolio seeks high current return consistent with preservation of capital.



KEMPER INTERNATIONAL SUBACCOUNT: This subaccount invests in the Kemper International Portfolio of the Kemper Variable Series. The Portfolio seeks total return, a combination of capital growth and income.



KEMPER SMALL CAP GROWTH SUBACCOUNT: This subaccount invests in the Kemper Small Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of investors' capital.



KEMPER INVESTMENT GRADE BOND SUBACCOUNT: This subaccount invests in the Kemper Investment Grade Bond Portfolio of the Kemper Variable Series. The Portfolio seeks high current income.



KEMPER CONTRARIAN VALUE SUBACCOUNT: This subaccount invests in the Kemper Contrarian Value Portfolio of the Kemper Variable Series. The Portfolio seeks to achieve a high rate of total return.



KEMPER SMALL CAP VALUE SUBACCOUNT: This subaccount invests in the Kemper Small Cap Value Portfolio of the Kemper Variable Series. The Portfolio seeks long-term capital appreciation.



KEMPER VALUE+GROWTH SUBACCOUNT: This subaccount invests in the Kemper Value+Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital. A secondary objective of the Portfolio is the reduction of risk over a full market cycle compared to a portfolio of only growth stocks or only value stocks.



KEMPER HORIZON 20+ SUBACCOUNT: This subaccount invests in the Kemper Horizon 20+ Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 20+ year investment horizon, seeks growth of capital, with income as a secondary objective.



KEMPER HORIZON 10+ SUBACCOUNT: This subaccount invests in the Kemper Horizon 10+ Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 10+ year investment horizon, seeks a balance between growth of capital and income, consistent with moderate risk.



KEMPER HORIZON 5 SUBACCOUNT: This subaccount invests in the Kemper Horizon 5 Portfolio of the Kemper Variable Series. The Portfolio, designed for investors with approximately a 5 year investment horizon, seeks income consistent with a preservation of capital, with growth of capital as a secondary objective.



KEMPER BLUE CHIP SUBACCOUNT: This subaccount invests in the Kemper Blue Chip Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital and of income.



KEMPER GLOBAL INCOME SUBACCOUNT: This subaccount invests in the Kemper Global Income Portfolio of the Kemper Variable Series. The Portfolio seeks to provide high current income consistent with prudent total return asset management.



(3) TRANSACTIONS WITH AFFILIATES



KILICO assumes mortality risks associated with the annuity contracts and incurs all expenses involved in administering the contracts. In return, KILICO assesses that portion of each subaccount representing assets under the Kemper Advantage III flexible payment contracts with a daily charge for mortality and expense risk and administrative costs which amounts to an aggregate of one percent (1.00%) per annum. KILICO also assesses that portion of each subaccount representing assets under the Kemper Advantage III periodic payment contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and three-tenths percent (1.30%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Passport contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Destinations contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Farmers Variable Annuity I contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. The Kemper Passport and Kemper Destinations DCA Money Market Subaccount #2, available for participation in the dollar cost averaging program, has no daily asset charge deduction. For the year ended December 31, 1999, asset charges totaled $30,487,471, $6,803,293, $2,551,583 and $9,209 for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts, respectively.



KILICO also assesses against each Kemper Advantage III contract participating in one or more of the subaccounts at any time during the year a records maintenance charge. For contracts purchased prior to June 1, 1993, the charge is $25 and is assessed on December 31st of each calendar year. For contracts purchased June 1, 1993 and subsequent, the charge is a maximum of $30 and is assessed ratably every quarter of each calendar year, except in those states which have yet to approve these contract changes. The charge is assessed whether or not any purchase payments have been made during the year. KILICO also assesses against each Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contract participating in one or more of the subaccounts a records maintenance charge of $30, generally taken at the end of each contract year. The records maintenance charge for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts are waived for all individual contracts whose investment value exceeds $50,000 on the date of assessment. For the year ended December 31, 1999, records maintenance charges totaled $1,395,893, $149,119 and $12,715 for Kemper Advantage III, Kemper Passport and Kemper Destinations contracts, respectively.



For contracts issued prior to May 1, 1994, KILICO has undertaken to reimburse each of the Kemper Advantage III Contract Owners participating in the Kemper Money Market, Kemper Total Return, Kemper High Yield and Kemper Growth Subaccounts, whose direct and indirect operating expenses exceed eighty hundredths of one percent (.80%) of average daily net assets. In determining reimbursement of direct and indirect operating expenses, for each subaccount, charges for mortality and expense risks and administrative expenses, and records maintenance charges are excluded and, for each subaccount, charges for taxes, extraordinary expenses, and brokerage and transaction costs are excluded. During the year ended December 31, 1999, no such payment was made.



KILICO assesses an optional annual charge for the Guaranteed Retirement Income Benefit ("GRIB"), related to the Kemper Destinations and Farmers Variable Annuity I contracts. The annual charge of .25% of Contract Value, if taken, will be deducted pro rata from each invested subaccount on each Contract Quarter anniversary. For the year ended December 31, 1999, GRIB charges totaled $351,417 and $1,019 for Kemper Destinations and Farmers Variable Annuity I contracts, respectively.



Proceeds payable on the redemption of units are reduced by the amount of any applicable contingent deferred sales charge due to KILICO.



Scudder Kemper Investments, Inc., an affiliated company, is the investment manager of the Kemper Variable Series. Investors Brokerage Services, Inc., a wholly-owned subsidiary of KILICO, is the principal underwriter for the Separate Account.



(4) NET TRANSFERS (TO) FROM AFFILIATE AND SUBACCOUNTS



Net transfers (to) from affiliate or subaccounts include transfers of all or part of the Contract Owner's interest to or from another eligible subaccount or to the general account of KILICO.



(5) CONTRACT OWNERS' EQUITY



The Contract Owners' equity is affected by the investment results of, and contract charges to, each subaccount. The accompanying financial statements include only Contract Owners' payments pertaining to the variable portions of their contracts and exclude any payments for the market value adjusted or fixed portions, the latter being included in the general account of KILICO. Contract Owners may elect to annuitize the contract under one of several annuity options, as specified in the prospectus.

Contract Owners' equity at December 31, 1999, is as follows (in thousands, except unit value; differences are due to rounding):



                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER ADVANTAGE III CONTRACTS

KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Flexible Payment, Qualified...............................        333          $ 2.588         $      861
  Flexible Payment, Nonqualified............................      3,501            2.588              9,061
  Periodic Payment, Qualified...............................     20,014            2.455             49,137
  Periodic Payment, Nonqualified............................     13,610            2.455             33,415
                                                                                                 ----------
                                                                                                     92,474
                                                                                                 ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Flexible Payment, Qualified...............................        656            8.425              5,525
  Flexible Payment, Nonqualified............................      2,817            7.800             21,972
  Periodic Payment, Qualified...............................     60,736            7.993            485,467
  Periodic Payment, Nonqualified............................      9,110            7.447             67,848
                                                                                                 ----------
                                                                                                    580,812
                                                                                                 ----------
KEMPER HIGH YIELD SUBACCOUNT
  Flexible Payment, Qualified...............................        197            6.442              1,268
  Flexible Payment, Nonqualified............................      1,138            6.168              7,018
  Periodic Payment, Qualified...............................     15,887            6.112             97,105
  Periodic Payment, Nonqualified............................      4,245            5.945             25,274
                                                                                                 ----------
                                                                                                    130,665
                                                                                                 ----------
KEMPER GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................        153            9.858              1,509
  Flexible Payment, Nonqualified............................        823            9.824              8,084
  Periodic Payment, Qualified...............................     40,027            9.401            376,285
  Periodic Payment, Nonqualified............................      6,263            9.387             58,790
                                                                                                 ----------
                                                                                                    444,668
                                                                                                 ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Flexible Payment, Qualified...............................        145            1.823                264
  Flexible Payment, Nonqualified............................        779            1.823              1,421
  Periodic Payment, Qualified...............................     15,187            1.769             26,859
  Periodic Payment, Nonqualified............................      7,529            1.769             13,315
                                                                                                 ----------
                                                                                                     41,859
                                                                                                 ----------
KEMPER INTERNATIONAL SUBACCOUNT
  Flexible Payment, Qualified...............................        170            2.708                460
  Flexible Payment, Nonqualified............................        457            2.708              1,237
  Periodic Payment, Qualified...............................     32,639            2.645             86,334
  Periodic Payment, Nonqualified............................      5,066            2.645             13,399
                                                                                                 ----------
                                                                                                    101,430
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................        127            3.498                443
  Flexible Payment, Nonqualified............................        396            3.498              1,384
  Periodic Payment, Qualified...............................     31,772            3.440            109,283
  Periodic Payment, Nonqualified............................      3,242            3.440             11,152
                                                                                                 ----------
                                                                                                    122,262
                                                                                                 ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Flexible Payment, Qualified...............................         24            1.151                 28
  Flexible Payment, Nonqualified............................        227            1.151                261
  Periodic Payment, Qualified...............................      2,396            1.139              2,728
  Periodic Payment, Nonqualified............................        968            1.139              1,103
                                                                                                 ----------
                                                                                                      4,120
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
         KEMPER ADVANTAGE III CONTRACTS (CONTINUED)

KEMPER VARIABLE SERIES (CONTINUED):
KEMPER CONTRARIAN VALUE SUBACCOUNT
  Flexible Payment, Qualified...............................         57          $ 1.580         $       91
  Flexible Payment, Nonqualified............................        110            1.580                174
  Periodic Payment, Qualified...............................     21,269            1.563             33,239
  Periodic Payment, Nonqualified............................      3,541            1.563              5,534
                                                                                                 ----------
                                                                                                     39,038
                                                                                                 ----------
KEMPER SMALL CAP VALUE SUBACCOUNT
  Flexible Payment, Qualified...............................          6            1.091                  6
  Flexible Payment, Nonqualified............................         66            1.091                 72
  Periodic Payment, Qualified...............................     11,756            1.079             12,684
  Periodic Payment, Nonqualified............................      1,319            1.079              1,423
                                                                                                 ----------
                                                                                                     14,185
                                                                                                 ----------
KEMPER VALUE+GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         33            1.941                 65
  Flexible Payment, Nonqualified............................         33            1.941                 64
  Periodic Payment, Qualified...............................      6,861            1.920             13,176
  Periodic Payment, Nonqualified............................      1,727            1.920              3,316
                                                                                                 ----------
                                                                                                     16,621
                                                                                                 ----------
KEMPER HORIZON 20+ SUBACCOUNT
  Flexible Payment, Qualified...............................         --            1.655                 --
  Flexible Payment, Nonqualified............................         --            1.630                 --
  Periodic Payment, Qualified...............................      1,713            1.637              2,804
  Periodic Payment, Nonqualified............................        225            1.637                369
                                                                                                 ----------
                                                                                                      3,173
                                                                                                 ----------
KEMPER HORIZON 10+ SUBACCOUNT
  Flexible Payment, Qualified...............................          7            1.513                 11
  Flexible Payment, Nonqualified............................          9            1.513                 13
  Periodic Payment, Qualified...............................      2,086            1.497              3,121
  Periodic Payment, Nonqualified............................        306            1.497                458
                                                                                                 ----------
                                                                                                      3,603
                                                                                                 ----------
KEMPER HORIZON 5 SUBACCOUNT
  Flexible Payment, Qualified...............................         --            1.362                 --
  Flexible Payment, Nonqualified............................         --            1.370                 --
  Periodic Payment, Qualified...............................      1,008            1.356              1,367
  Periodic Payment, Nonqualified............................        323            1.356                438
                                                                                                 ----------
                                                                                                      1,805
                                                                                                 ----------
        TOTAL KEMPER ADVANTAGE III CONTRACT OWNERS'
          EQUITY............................................                                     $1,596,715
                                                                                                 ==========

          KEMPER PASSPORT CONTRACTS

KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Qualified.................................................      5,707          $ 1.290         $    7,360
  Nonqualified..............................................     16,496            1.290             21,273
                                                                                                 ----------
                                                                                                     28,633
                                                                                                 ----------
KEMPER MONEY MARKET SUBACCOUNT #2
  Qualified.................................................        324            1.424                462
  Nonqualified..............................................        670            1.424                954
                                                                                                 ----------
                                                                                                      1,416
                                                                                                 ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Qualified.................................................     11,261            2.173             24,475
  Nonqualified..............................................     36,480            2.173             79,286
                                                                                                 ----------
                                                                                                    103,761
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER PASSPORT CONTRACTS (CONTINUED)
KEMPER VARIABLE SERIES (CONTINUED):
KEMPER HIGH YIELD SUBACCOUNT
  Qualified.................................................      7,927          $ 1.903         $   15,088
  Nonqualified..............................................     27,992            1.903             53,278
                                                                                                 ----------
                                                                                                     68,366
                                                                                                 ----------
KEMPER GROWTH SUBACCOUNT
  Qualified.................................................      9,649            3.181             30,699
  Nonqualified..............................................     27,217            3.181             86,590
                                                                                                 ----------
                                                                                                    117,289
                                                                                                 ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................      3,318            1.429              4,740
  Nonqualified..............................................     11,272            1.429             16,103
                                                                                                 ----------
                                                                                                     20,843
                                                                                                 ----------
KEMPER INTERNATIONAL SUBACCOUNT
  Qualified.................................................      4,123            2.655             10,950
  Nonqualified..............................................     15,971            2.655             42,410
                                                                                                 ----------
                                                                                                     53,360
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................      2,345            3.449              8,089
  Nonqualified..............................................      6,735            3.449             23,230
                                                                                                 ----------
                                                                                                     31,319
                                                                                                 ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Qualified.................................................      1,056            1.141              1,206
  Nonqualified..............................................      3,599            1.141              4,105
                                                                                                 ----------
                                                                                                      5,311
                                                                                                 ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT
  Qualified.................................................      5,661            1.566              8,862
  Nonqualified..............................................     17,129            1.566             26,818
                                                                                                 ----------
                                                                                                     35,680
                                                                                                 ----------
KEMPER SMALL CAP VALUE SUBACCOUNT
  Qualified.................................................      2,899            1.081              3,133
  Nonqualified..............................................      8,400            1.081              9,079
                                                                                                 ----------
                                                                                                     12,212
                                                                                                 ----------
KEMPER VALUE+GROWTH SUBACCOUNT
  Qualified.................................................      3,403            1.924              6,546
  Nonqualified..............................................      9,891            1.924             19,028
                                                                                                 ----------
                                                                                                     25,574
                                                                                                 ----------
KEMPER HORIZON 20+ SUBACCOUNT
  Qualified.................................................      1,054            1.640              1,728
  Nonqualified..............................................      2,654            1.640              4,352
                                                                                                 ----------
                                                                                                      6,080
                                                                                                 ----------
KEMPER HORIZON 10+ SUBACCOUNT
  Qualified.................................................      1,317            1.499              1,974
  Nonqualified..............................................      3,949            1.499              5,921
                                                                                                 ----------
                                                                                                      7,895
                                                                                                 ----------
KEMPER HORIZON 5 SUBACCOUNT
  Qualified.................................................        370            1.358                503
  Nonqualified..............................................      2,951            1.358              4,008
                                                                                                 ----------
                                                                                                      4,511
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
KEMPER PASSPORT CONTRACTS (CONTINUED)

KEMPER VARIABLE SERIES (CONTINUED):
KEMPER BLUE CHIP SUBACCOUNT
  Qualified.................................................      1,959          $ 1.539         $    3,013
  Nonqualified..............................................      7,141            1.539             10,986
                                                                                                 ----------
                                                                                                     13,999
                                                                                                 ----------
KEMPER GLOBAL INCOME SUBACCOUNT
  Qualified.................................................         62            1.040                 65
  Nonqualified..............................................        202            1.040                210
                                                                                                 ----------
                                                                                                        275
                                                                                                 ----------
        TOTAL KEMPER PASSPORT CONTRACT OWNERS' EQUITY.......                                     $  536,524
                                                                                                 ==========

             KEMPER DESTINATIONS CONTRACTS

KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Qualified.................................................        786          $10.559         $    8,303
  Nonqualified..............................................        783           10.559              8,267
                                                                                                 ----------
                                                                                                     16,570
                                                                                                 ----------
KEMPER MONEY MARKET SUBACCOUNT #2
  Qualified.................................................         68           10.795                732
  Nonqualified..............................................         50           10.795                542
                                                                                                 ----------
                                                                                                      1,274
                                                                                                 ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Qualified.................................................      1,224           11.936             14,608
  Nonqualified..............................................      1,393           11.936             16,627
                                                                                                 ----------
                                                                                                     31,235
                                                                                                 ----------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified.................................................        778            9.717              7,563
  Nonqualified..............................................      1,145            9.717             11,124
                                                                                                 ----------
                                                                                                     18,687
                                                                                                 ----------
KEMPER GROWTH SUBACCOUNT
  Qualified.................................................        407           13.532              5,512
  Nonqualified..............................................        485           13.532              6,564
                                                                                                 ----------
                                                                                                     12,076
                                                                                                 ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................        263           10.259              2,700
  Nonqualified..............................................        594           10.259              6,090
                                                                                                 ----------
                                                                                                      8,790
                                                                                                 ----------
KEMPER INTERNATIONAL SUBACCOUNT
  Qualified.................................................        163           13.549              2,210
  Nonqualified..............................................        188           13.549              2,552
                                                                                                 ----------
                                                                                                      4,762
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................        394           14.691              5,793
  Nonqualified..............................................        449           14.691              6,602
                                                                                                 ----------
                                                                                                     12,395
                                                                                                 ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Qualified.................................................        422           10.062              4,243
  Nonqualified..............................................        518           10.062              5,206
                                                                                                 ----------
                                                                                                      9,449
                                                                                                 ----------

                                                                                                  CONTRACT
                                                                 NUMBER           UNIT            OWNERS'
                                                                OF UNITS          VALUE            EQUITY
                                                                --------         -------         ----------
         KEMPER DESTINATIONS CONTRACTS (CONTINUED)

KEMPER VARIABLE SERIES (CONTINUED):
KEMPER CONTRARIAN VALUE SUBACCOUNT
  Qualified.................................................        907          $ 9.485         $    8,601
  Nonqualified..............................................        944            9.485              8,955
                                                                                                 ----------
                                                                                                     17,556
                                                                                                 ----------
KEMPER SMALL CAP VALUE SUBACCOUNT
  Qualified.................................................        313            8.547              2,672
  Nonqualified..............................................        297            8.547              2,535
                                                                                                 ----------
                                                                                                      5,207
                                                                                                 ----------
KEMPER VALUE+GROWTH SUBACCOUNT
  Qualified.................................................        231           12.291              2,843
  Nonqualified..............................................        267           12.291              3,286
                                                                                                 ----------
                                                                                                      6,129
                                                                                                 ----------
KEMPER HORIZON 20+ SUBACCOUNT
  Qualified.................................................         46           11.021                510
  Nonqualified..............................................         50           11.021                548
                                                                                                 ----------
                                                                                                      1,058
                                                                                                 ----------
KEMPER HORIZON 10+ SUBACCOUNT
  Qualified.................................................        124           10.998              1,361
  Nonqualified..............................................        231           10.998              2,545
                                                                                                 ----------
                                                                                                      3,906
                                                                                                 ----------
KEMPER HORIZON 5 SUBACCOUNT
  Qualified.................................................        172           10.707              1,840
  Nonqualified..............................................         96           10.707              1,032
                                                                                                 ----------
                                                                                                      2,872
                                                                                                 ----------
KEMPER BLUE CHIP SUBACCOUNT
  Qualified.................................................        808           12.827             10,368
  Nonqualified..............................................        920           12.827             11,806
                                                                                                 ----------
                                                                                                     22,174
                                                                                                 ----------
KEMPER GLOBAL INCOME SUBACCOUNT
  Qualified.................................................         69            9.986                689
  Nonqualified..............................................         55            9.986                549
                                                                                                 ----------
                                                                                                      1,238
                                                                                                 ----------
        TOTAL KEMPER DESTINATIONS CONTRACT OWNERS' EQUITY...                                     $  175,378
                                                                                                 ==========

            FARMERS VARIABLE ANNUITY I CONTRACTS

KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................          1          $ 9.924         $       15
  Nonqualified..............................................         20            9.924                202
                                                                                                 ----------
                                                                                                        217
                                                                                                 ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................          4           15.122                 64
  Nonqualified..............................................          1           15.122                 16
                                                                                                 ----------
                                                                                                         80
                                                                                                 ----------
        TOTAL FARMERS VARIABLE ANNUITY I CONTRACT OWNERS'
          EQUITY............................................                                     $      297
                                                                                                 ==========

APPENDIX A

TABLE OF HISTORICAL HYPOTHETICAL* ACCUMULATION UNIT VALUES
AND PERFORMANCE INFORMATION


The historical accumulation unit values are for the life of the Separate Account in its present organization as a unit investment trust and in its prior organization as several managed separate accounts based on current deductions and charges applicable to the Contracts. The Contracts were first offered January 6, 1992. Values may have varied had assets actually been allocated to the Separate Account under the Contracts.


HISTORICAL HYPOTHETICAL ACCUMULATION UNIT VALUES


          KEMPER MONEY MARKET
             SUBACCOUNT #1
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................   .521904
12/31/82  ...................   .561706
12/31/83  ...................   .605415
12/31/84  ...................   .661060
12/31/85  ...................   .705934
12/31/86  ...................   .743260
12/31/87  ...................   .782353
12/31/88  ...................   .830274
12/31/89  ...................   .894703
12/31/90  ...................   .955536
12/31/91  ...................   .999459
12/31/92  ...................  1.021027
12/31/93  ...................  1.037409
12/31/94  ...................  1.065127
12/31/95  ...................  1.111573
12/31/96  ...................  1.153353
12/31/97  ...................  1.199008
12/31/98  ...................  1.245376
12/31/99  ...................  1.289616



          KEMPER MONEY MARKET
             SUBACCOUNT #2
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................   .488861
12/31/82  ...................   .526477
12/31/83  ...................   .569164
12/31/84  ...................   .623384
12/31/85  ...................   .669150
12/31/86  ...................   .709261
12/31/87  ...................   .752167
12/31/88  ...................   .804725
12/31/89  ...................   .874829
12/31/90  ...................   .944037
12/31/91  ...................   .999255
12/31/92  ...................  1.033619
12/31/93  ...................  1.063332
12/31/94  ...................  1.105349
12/31/95  ...................  1.167919
12/31/96  ...................  1.227089
12/31/97  ...................  1.291613
12/31/98  ...................  1.358323
12/31/99  ...................  1.424160



          KEMPER TOTAL RETURN
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/14/82  ...................   .271127
12/31/82  ...................   .334579
12/31/83  ...................   .388564
12/31/84  ...................   .364932
12/31/85  ...................   .462836
12/31/86  ...................   .526008
12/31/87  ...................   .522732
12/31/88  ...................   .578123
12/31/89  ...................   .707717
12/31/90  ...................   .734077
12/31/91  ...................   .997337
12/31/92  ...................  1.001657
12/31/93  ...................  1.109293
12/31/94  ...................   .991561
12/31/95  ...................  1.233678
12/31/96  ...................  1.422563
12/31/97  ...................  1.685450
12/31/98  ...................  1.916699
12/31/99  ...................  2.173430



           KEMPER HIGH YIELD
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/14/82  ...................   .309713
12/31/82  ...................   .382894
12/31/83  ...................   .433711
12/31/84  ...................   .482077
12/31/85  ...................   .579127
12/31/86  ...................   .673071
12/31/87  ...................   .703823
12/31/88  ...................   .805071
12/31/89  ...................   .784945
12/31/90  ...................   .655406
12/31/91  ...................   .982658
12/31/92  ...................  1.142847
12/31/93  ...................  1.354484
12/31/94  ...................  1.307729
12/31/95  ...................  1.516342
12/31/96  ...................  1.707976
12/31/97  ...................  1.882768
12/31/98  ...................  1.886520
12/31/99  ...................  1.903343



             KEMPER GROWTH
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/13/83  ...................   .336632
12/31/83  ...................   .346384
12/31/84  ...................   .378954
12/31/85  ...................   .468051
12/31/86  ...................   .504874
12/31/87  ...................   .507011
12/31/88  ...................   .502672
12/31/89  ...................   .636443
12/31/90  ...................   .632214
12/31/91  ...................   .995577
12/31/92  ...................  1.018405
12/31/93  ...................  1.152836
12/31/94  ...................  1.092975
12/31/95  ...................  1.435510
12/31/96  ...................  1.724222
12/31/97  ...................  2.066379
12/31/98  ...................  2.349101
12/31/99  ...................  3.181420



     KEMPER GOVERNMENT SECURITIES
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
07/13/87  ...................   .700085
12/31/87  ...................   .710087
12/31/88  ...................   .723278
12/31/89  ...................   .811610
12/31/90  ...................   .881949
12/31/91  ...................  1.004106
12/31/92  ...................  1.050227
12/31/93  ...................  1.104499
12/31/94  ...................  1.060977
12/31/95  ...................  1.246817
12/31/96  ...................  1.262885
12/31/97  ...................  1.358996
12/31/98  ...................  1.436583
12/31/99  ...................  1.428559



              KEMPER INTERNATIONAL SUBACCOUNT
-----------------------------------------------------------
                                                     UNIT
  DATE                                              VALUES
--------                                           --------
12/31/92  .......................................   .980721
12/31/93  .......................................  1.286576
12/31/94  .......................................  1.225134
12/31/95  .......................................  1.365361
12/31/96  .......................................  1.570689
12/31/97  .......................................  1.698099
12/31/98  .......................................  1.845192
12/31/99  .......................................  2.655496



            KEMPER SMALL CAP GROWTH SUBACCOUNT
-----------------------------------------------------------
                                                     UNIT
  DATE                                              VALUES
--------                                           --------
12/31/94  .......................................  1.030937
12/31/95  .......................................  1.324483
12/31/96  .......................................  1.674797
12/31/97  .......................................  2.219929
12/31/98  .......................................  2.595291
12/31/99  .......................................  3.449240

                KEMPER
           INVESTMENT GRADE
            BOND SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.027174
12/31/97  ...................  1.106151
12/31/98  ...................  1.179189
12/31/99  ...................  1.140652



        KEMPER CONTRARIAN VALUE
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.163902
12/31/97  ...................  1.498831
12/31/98  ...................  1.765483
12/31/99  ...................  1.565612



                KEMPER
            SMALL CAP VALUE
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.010142
12/31/97  ...................  1.214542
12/31/98  ...................  1.064601
12/31/99  ...................  1.080849



                KEMPER
             VALUE+GROWTH
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.136559
12/31/97  ...................  1.408420
12/31/98  ...................  1.671674
12/31/99  ...................  1.923721



                KEMPER
              HORIZON 20+
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.144182
12/31/97  ...................  1.361426
12/31/98  ...................  1.519935
12/31/99  ...................  1.640127



                KEMPER
              HORIZON 10+
              SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.104505
12/31/97  ...................  1.273820
12/31/98  ...................  1.400638
12/31/99  ...................  1.499320



                KEMPER
         HORIZON 5 SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/96  ...................  1.086828
12/31/97  ...................  1.209733
12/31/98  ...................  1.311331
12/31/99  ...................  1.358093
                KEMPER
         BLUE CHIP SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/97  ...................  1.106221
12/31/98  ...................  1.243830
12/31/99  ...................  1.538513



                KEMPER
       GLOBAL INCOME SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/31/97  ...................  1.020218
12/31/98  ...................  1.118307
12/31/99  ...................  1.039893


---------------
* As of January 6, 1992 the accumulation unit values are based on actual performance.

                              PERFORMANCE FIGURES

                           (AS OF DECEMBER 31, 1999)



                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                        NONSTANDARDIZED          ANNUAL
                                                                                        TOTAL RETURN(1)          TOTAL
                                                                                    -----------------------    RETURN(2)
                                                                                    CUMULATIVE                ------------
                                                      YEAR TO DATE (%)    ENDING       (%)       ANNUALIZED    ANNUALIZED
                                                         RETURN(3)       VALUE(4)     RETURN     (%) RETURN    (%) RETURN
                                                      ----------------   --------   ----------   ----------    ----------
KEMPER CONTRARIAN VALUE SUBACCOUNT..................       -11.32%
  Life of Subaccount (from 05/01/96)................                     $ 62,624      56.56%       13.00%        11.65%
  Life of Portfolio (from 05/01/96).................                       62,624      56.56        13.00         11.65
  Three Years.......................................                       53,805      34.51        10.39          8.78
  One Year..........................................                       35,472     -11.32       -11.32        -15.86
KEMPER VALUE+GROWTH SUBACCOUNT......................        15.08
  Life of Subaccount (from 05/01/96)................                       76,948      92.37        19.52         18.10
  Life of Portfolio (from 05/01/96).................                       76,948      92.37        19.52         18.10
  Three Years.......................................                       67,703      69.26        19.17         17.45
  One Year..........................................                       46,031      15.08        15.08          9.19
KEMPER HORIZON 20+ SUBACCOUNT.......................         7.91
  Life of Subaccount (from 05/01/96)................                       65,605      64.01        14.44         13.08
  Life of Portfolio (from 05/01/96).................                       65,605      64.01        14.44         13.08
  Three Years.......................................                       57,337      43.34        12.75         11.12
  One Year..........................................                       43,163       7.91         7.91          2.38
KEMPER MONEY MARKET SUBACCOUNT #1(7)................         3.55
  Life of Subaccount (from 04/06/82)................                       98,839     147.10         5.24          5.23
  Life of Portfolio (from 04/06/82).................                       98,839     147.10         5.24          5.23
  Ten Years.........................................                       57,655      44.14         3.72          3.71
  Five Years........................................                       48,430      21.08         3.90          3.17
  Three Years.......................................                       44,725      11.81         3.79          2.28
  One Year..........................................                       41,420       3.55         3.55         -1.75
KEMPER HIGH YIELD SUBACCOUNT(6).....................         0.89
  Life of Subaccount (from 04/06/82)................                      239,478     498.70        10.62         10.62
  Life of Portfolio (from 04/06/82).................                      239,478     498.70        10.62         10.62
  Ten Years.........................................                       96,992     142.48         9.26          9.25
  Five Years........................................                       58,218      45.55         7.80          7.04
  Three Years.......................................                       44,575      11.44         3.68          2.17
  One Year..........................................                       40,356       0.89         0.89         -4.27
KEMPER GOVERNMENT SECURITIES SUBACCOUNT.............        -0.56
  Life of Subaccount (from 11/03/89)................                       70,971      77.43         5.81          5.85
  Life of Portfolio (from 09/03/87).................                       80,733     101.83         5.86           N/A
  Ten Years.........................................                       70,406      76.02         5.81          5.80
  Five Years........................................                       53,858      34.65         6.13          5.38
  Three Years.......................................                       45,247      13.12         4.19          2.68
  One Year..........................................                       39,776      -0.56        -0.56         -5.65
KEMPER INVESTMENT GRADE BOND SUBACCOUNT.............        -3.27
  Life of Subaccount (from 05/01/96)................                       45,626      14.07         3.65          2.41
  Life of Portfolio (from 05/01/96).................                       45,626      14.07         3.65          2.41
  Three Years.......................................                       44,419      11.05         3.55          2.05
  One Year..........................................                       38,692      -3.27        -3.27         -8.22
KEMPER GLOBAL INCOME SUBACCOUNT(5)..................        -7.01
  Life of Subaccount (from 05/01/97)................                       41,595       3.99         1.48         -0.51
  Life of Portfolio (from 05/01/97).................                       41,595       3.99         1.48         -0.51
  One Year..........................................                       37,195      -7.01        -7.01        -11.77


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments

 return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See

                     page B-27 for additional information.

                              PERFORMANCE FIGURES


                           (AS OF DECEMBER 31, 1999)

                                  (CONTINUED)


                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                        NONSTANDARDIZED          ANNUAL
                                                                                        TOTAL RETURN(1)          TOTAL
                                                                                    -----------------------    RETURN(2)
                                                                                    CUMULATIVE                ------------
                                                      YEAR TO DATE (%)    ENDING       (%)       ANNUALIZED    ANNUALIZED
                                                         RETURN(3)       VALUE(4)     RETURN     (%) RETURN    (%) RETURN
                                                      ----------------   --------   ----------   ----------    ----------
KEMPER GROWTH SUBACCOUNT............................        35.43%
  Life of Subaccount (from 12/09/83)................                     $377,490     843.73%       15.00%        15.00%
  Life of Portfolio (from 12/09/83).................                      377,490     843.73        15.00         15.00
  Ten Years.........................................                      199,950     399.88        17.46         17.45
  Five Years........................................                      116,431     191.08        23.82         22.96
  Three Years.......................................                       73,805      84.51        22.65         20.88
  One Year..........................................                       54,172      35.43        35.43         28.50
KEMPER SMALL CAP GROWTH.............................        32.90
  Life of Subaccount (from 05/02/94)................                      137,969     244.92        24.41         23.65
  Life of Portfolio (from 05/02/94).................                      137,969     244.92        24.41         23.65
  Five Years........................................                      133,829     234.57        27.29         26.40
  Three Years.......................................                       82,379     105.95        27.23         25.39
  One Year..........................................                       53,161      32.90        32.90         26.11
KEMPER SMALL CAP VALUE SUBACCOUNT...................         1.53
  Life of Subaccount (from 05/01/96)................                       43,233       8.08         2.14          0.92
  Life of Portfolio (from 05/01/96).................                       43,233       8.08         2.14          0.92
  Three Years.......................................                       42,799       7.00         2.28          0.79
  One Year..........................................                       40,610       1.53         1.53         -3.67
KEMPER INTERNATIONAL SUBACCOUNT(5)..................        43.91
  Life of Subaccount (from 01/06/92)................                      106,219     165.55        13.00         12.99
  Life of Portfolio (from 01/06/92).................                      106,219     165.55        13.00         12.99
  Five Years........................................                       86,734     116.84        16.74         15.93
  Three Years.......................................                       67,626      69.07        19.13         17.40
  One Year..........................................                       57,565      43.91        43.91         36.55
KEMPER TOTAL RETURN SUBACCOUNT(6)...................        13.39
  Life of Subaccount (from 04/06/82)................                      299,487     648.72        12.03         12.02
  Life of Portfolio (from 04/06/82).................                      299,487     648.72        12.03         12.02
  Ten Years.........................................                      123,129     207.82        11.90         11.89
  Five Years........................................                       88,090     120.23        17.10         16.29
  Three Years.......................................                       61,113      52.78        15.17         13.50
  One Year..........................................                       45,357      13.39        13.39          7.59
KEMPER HORIZON 10+ SUBACCOUNT.......................         7.05
  Life of Subaccount (from 05/01/96)................                       59,972      49.93        11.67         10.34
  Life of Portfolio (from 05/01/96).................                       59,972      49.93        11.67         10.34
  Three Years.......................................                       54,298      35.75        10.72          9.12
  One Year..........................................                       42,818       7.05         7.05          1.57
KEMPER HORIZON 5 SUBACCOUNT.........................         3.57
  Life of Subaccount (from 05/01/96)................                       54,323      35.81         8.70          7.41
  Life of Portfolio (from 05/01/96).................                       54,323      35.81         8.70          7.41
  Three Years.......................................                       49,983      24.96         7.71          6.14
  One Year..........................................                       41,426       3.57         3.57         -1.74
KEMPER BLUE CHIP SUBACCOUNT.........................        23.69
  Life of Subaccount (from 05/01/97)................                       61,540      53.85        17.52         15.22
  Life of Portfolio (from 05/01/97).................                       61,540      53.85        17.52         15.22
  One Year..........................................                       49,476      23.69        23.69         17.36


The performance data quoted for the Subaccounts is based on past performance and is not representative of future results. Investments

 return and principal value will fluctuate so that unit values, when redeemed, may be worth more or less than their original cost. See

                     page B-27 for additional information.

                           PERFORMANCE FIGURES--NOTES


  *  N/A Not Applicable

(1) The Nonstandardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.

(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including the applicable Withdrawal Charge that may be imposed at the end of the quoted period. Premium taxes are not reflected.


(3) The Year to Date percentage return figures quoted are based on the change in unit values for the period January 1, 1999 through December 31, 1999.



(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except for the Withdrawal Charge and any charge for applicable premium taxes which may be imposed in certain states.



(5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.



(6) The high yield potential offered by these Subaccounts reflect the substantial risks associated with investments in high-yield bonds.



(7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. Kemper Money Market Subaccount #2 is not shown because it is available only for dollar cost averaging that will deplete your Subaccount Value entirely at least by the end of the third Contract Year.


TAX-DEFERRED ACCUMULATION

                                   NON-QUALIFIED                    CONVENTIONAL
                                      ANNUITY                       SAVINGS PLAN
                              AFTER-TAX CONTRIBUTIONS
                             AND TAX-DEFERRED EARNINGS
                          --------------------------------
                                             TAXABLE LUMP      AFTER-TAX CONTRIBUTIONS
                          NO WITHDRAWALS    SUM WITHDRAWAL      AND TAXABLE EARNINGS
                          --------------    --------------     -----------------------
10 Years..............       $107,946          $ 86,448               $ 81,693
20 Years..............        233,048           165,137                133,476
30 Years..............        503,133           335,021                218,082


This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-Qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Certificates. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the Prospectus. The chart does not reflect the following charges and expenses under Kemper Passport: 1.10% mortality and expense risk; .15% administration charges; 6% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN]


Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

APPENDIX B

STATE PREMIUM TAX CHART


                                                                              RATE OF TAX
                                                                    -------------------------------
                                                                    QUALIFIED         NON-QUALIFIED
                               STATE                                  PLANS               PLANS
                               -----                                ---------         -------------
    California..................................................       .50%               2.35%*
    Kentucky....................................................      2.00%*              2.00%*
    Maine.......................................................        --                2.00%
    Nevada......................................................        --                3.50%*
    South Dakota................................................        --                1.25%
    West Virginia...............................................      1.00%               1.00%
    Wyoming.....................................................        --                1.00%



      * Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses of issuance and distribution of the Contracts and Certificates, other than any underwriting discounts and commissions, are as follows:

                                                               AMOUNT*
                                                              ----------
Securities and Exchange Commission Registration Fees........  $14,729.64**
Printing and Engraving......................................  $50,000
Accounting Fees and Expenses................................  $15,000
Legal Fees and Expenses.....................................  $ 2,500
                                                              ----------
                    Total Expenses..........................  $82,229.64
                                                              ==========

---------------

 * Expenses are estimated and are for period ending May 1, 2001 for continuous offering of interests pursuant to Rule 415 but are not deducted from proceeds.


** $100 paid with initial registration on March 31, 1992. Registration fees of $25,100 were previously paid under File No. 33-33547, No. 33-43462 and No. 33-46881, to which this Registration Statement relates pursuant to Rule 429 under the Securities Act of 1933.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

          SECTION 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


Within the past three years, Registrant has sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Group and Individual Variable Life Insurance Policies ("Policies") to banks and other corporations as a financing or cost recovery vehicle for pre- and post-retirement employee benefits and related liabilities. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting. Certain offerings of the Policies were made directly by the Registrant and not through a principal underwriter. When offered directly by the Registrant, no commissions were paid for the sale of the Policies. Certain offerings of the Policies were made through Zurich Capital Markets Securities Inc. or Life Insurance Solutions, LLC, doing its securities business as LIS Securities, affiliates of Registrant, as principal underwriter for the Policies. In these instances, compensation of up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the Policies.

Registrant has also sold unregistered Private Placement Individual Variable Life Insurance Policies and Group Flexible Premium Variable Deferred Annuity Contracts (collectively "HNW Policies") to certain high net worth "qualified purchasers", as that term is defined under Section 3(c)(7) of the Securities Act of 1933. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting or purchase payments under annuity contracts. Life Insurance Solutions, LLC, or Investors Brokerage Services, Inc., affiliates of Registrant, serves as principal underwriter of these offerings. Compensation up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the HNW Policies.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS


  EXHIBIT NO.                              DESCRIPTION
  -----------                              -----------
       (1)1 (a)    Distribution Agreement
       (2)1 (b)    Specimen Selling Group Agreement of Investors Brokerage
                   Services, Inc.
       (2)1 (c)    General Agent Agreement
       (2)4 (a)    Form of Group Variable and Market Value Adjusted Annuity
                   Contract
       (2)4 (b)    Form of Certificate to Variable and Market Value Adjusted
                     Annuity Contract and Enrollment Application
       (2)4 (c)    Form of Individual Variable and Market Value Adjusted
                     Annuity Contract and Enrollment Application
       (2)4 (d)    Form of Endorsement to Variable and Market Value Adjusted
                     Deferred Annuity Contract
       (2)4 (e)    Form of Endorsement to Certificate to Variable and Market
                     Value Adjusted Deferred Annuity Contract
       (1)5        Opinion and Consent of Counsel regarding legality
         23 (a)    Consents of PricewaterhouseCoopers LLP, Independent Public
                   Accountants
      (1)23 (b)    Consent of Counsel (See Exhibit 5)
      (2)24        Power of Attorney Forms
      (5)99 (a)    Schedule III: Supplementary Insurance Information (years
                   ended December 31, 1999 and 1998)
      (5)99 (b)    Schedule IV: Reinsurance (year ended December 31, 1999)
      (4)99 (c)    Schedule IV: Reinsurance (year ended December 31, 1998)
      (3)99 (d)    Schedule IV: Reinsurance (year ended December 31, 1997)
      (5)99 (e)    Schedule V: Valuation and qualifying accounts (year ended
                   December 31, 1999)
      (4)99 (f)    Schedule V: Valuation and qualifying accounts (year ended
                   December 31, 1998)
      (3)99 (g)    Schedule V: Valuation and qualifying accounts (year ended
                   December 31, 1997)
      (1)99 (h)    Notice Concerning Regulatory Relief


---------------

(1) Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 12, 1996.

(2) Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 23, 1997.

(3) Incorporated herein by reference to Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for KILICO Variable Annuity Separate Account (File No. 33-43501) filed on or about April 16, 1998.


(4) Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 20, 1999.



(5) Incorporated herein by reference to Form 10-K for Kemper Investors Life Insurance Company for fiscal year ended December 31, 1999 filed on or about March 29, 2000.

(b) FINANCIAL STATEMENTS


     Report of Independent Public Accountants



     KILICO and Subsidiaries Consolidated Balance Sheets, as of December 31,
      1999 and 1998



     KILICO and Subsidiaries Consolidated Statements of Operations, years ended
      December 31, 1999, 1998 and 1997



     KILICO and Subsidiaries Consolidated Statements of Comprehensive Income, years ended December 31, 1999, 1998 and 1997



     KILICO and Subsidiaries Consolidated Statements of Stockholder's Equity, years ended December 31, 1999, 1998 and 1997



     KILICO and Subsidiaries Consolidated Statements of Cash Flows, years ended
      December 31, 1999, 1998 and 1997


     Notes to Consolidated Financial Statements

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


As required by the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Grove and State of Illinois on the 13th day of April, 2000.


                                       KEMPER INVESTORS LIFE INSURANCE COMPANY
                                       (Registrant)


                                       BY:        /s/ GALE K. CARUSO

                                         ---------------------------------------

                                         Gale K. Caruso, President and Chief
                                           Executive Officer



As required by the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 13th day of April, 2000.



                   SIGNATURE                                            TITLE
                   ---------                                            -----

              /s/ GALE K. CARUSO                   President, Chief Executive Officer and Director
-----------------------------------------------    (Principal Executive Officer)
                Gale K. Caruso

               /s/ W.H. BOLINDER                   Chairman of the Board and Director
-----------------------------------------------
              William H. Bolinder

           /s/ FREDERICK L. BLACKMON               Senior Vice President and Chief Financial
-----------------------------------------------    Officer (Principal Financial Officer and
             Frederick L. Blackmon                 Principal Accounting Officer)

              /s/ DAVID A. BOWERS                  Director
-----------------------------------------------
                David A. Bowers

              /s/ ELIANE C. FRYE                   Director
-----------------------------------------------
                Eliane C. Frye

               /s/ GUNTHER GOSE                    Director
-----------------------------------------------
                 Gunther Gose

             /s/ JAMES E. HOHMANN                  Director
-----------------------------------------------
               James E. Hohmann

                                  EXHIBIT LIST


                                                                           SEQUENTIALLY
EXHIBIT                                                                      NUMBERED
NUMBER                             DESCRIPTION                                PAGES
-------                            -----------                             ------------

 23(a)     Consents of PricewaterhouseCoopers LLP, Independent Public
           Accountants